Exhibit 99.1

Audited consolidated financial statements of Premcor and its subsidiaries included in Premcor’s annual report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 7, 2005
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Premcor Inc:
Old Greenwich, Connecticut
We have audited the accompanying consolidated balance sheets of Premcor Inc. and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. Our audits also included the financial statement schedules listed in the Index at Item 15. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.
/s/ DELOITTE & TOUCHE LLP
Stamford, Connecticut
March 1, 2005

PREMCOR INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$233.3	$120.7
Short-term investments	520.0	311.9
Cash and cash equivalents restricted for debt service	69.1	66.6
Accounts receivable, net of allowance of $3.3 and $1.9	708.7	623.5
Inventories	772.6	630.3
Prepaid expenses and other	155.8	92.7
Deferred income taxes	74.9	—

Total current assets	2,534.4	1,845.7
PROPERTY, PLANT AND EQUIPMENT, NET	2,908.1	1,739.8
GOODWILL	27.6	14.2
OTHER ASSETS	219.5	115.6

	$5,689.6	$3,715.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$993.4	$779.9
Accrued expenses and other	207.5	125.8
Accrued taxes other than income	70.4	53.8
Current portion of long-term debt	38.8	26.1

Total current liabilities	1,310.1	985.6
LONG-TERM DEBT	1,788.7	1,426.0
DEFERRED INCOME TAXES	275.8	0.6
OTHER LONG-TERM LIABILITIES	180.6	157.9
COMMITMENTS & CONTINGENCIES	—	—
COMMON STOCKHOLDERS’ EQUITY:
Common, $0.01 par value per share, 150,000,000 authorized, 89,213,510 issued and outstanding as of December 31, 2004; 74,119,694 issued and outstanding as of December 31, 2003	0.9	0.7
Additional paid-in capital	1,699.7	1,186.8
Retained earnings (accumulated deficit)	433.8	(42.3)

Total common stockholders’ equity	2,134.4	1,145.2

	$5,689.6	$3,715.3
The accompanying notes are an integral part of these statements.

PREMCOR INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	For the Years Ended December 31,
	2004	2003	2002
NET SALES AND OPERATING REVENUES	$15,334.8	$8,803.9	$5,906.0
EXPENSES:
Cost of sales	13,287.2	7,719.2	5,235.0
Operating expenses	819.4	524.9	432.2
General and administrative expenses	150.6	84.7	65.8
Depreciation	95.6	64.4	48.8
Amortization	58.3	41.8	40.1
Refinery restructuring and other charges	19.5	38.5	172.9

	14,430.6	8,473.5	5,994.8
OPERATING INCOME (LOSS)	904.2	330.4	(88.8)
Interest and finance expense	(135.7)	(121.6)	(110.6)
Loss on extinguishment of debt	(3.6)	(27.5)	(19.5)
Interest income	7.4	6.5	8.8

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	772.3	187.8	(210.1)
Income tax (provision) benefit	(288.8)	(64.0)	81.3
Minority interest in subsidiary	—	—	1.7

INCOME (LOSS) FROM CONTINUING OPERATIONS	483.5	123.8	(127.1)
Loss from discontinued operations, net of income tax benefit of $3.6, $4.4 and nil	(5.6)	(7.2)	—

NET INCOME (LOSS)	477.9	116.6	(127.1)
Preferred stock dividends	—	—	(2.5)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$477.9	$116.6	$(129.6)

NET INCOME (LOSS) PER COMMON SHARE:
Basic:
Income (loss) from continuing operations	$5.73	$1.70	$(2.65)
Discontinued operations	(0.07)	(0.10)	—

Net income (loss)	$5.66	$1.60	$(2.65)

Weighted average common shares outstanding	84.5	72.8	49.0
Diluted:
Income (loss) from continuing operations	$5.58	$1.68	$(2.65)
Discontinued operations	(0.06)	(0.10)	—

Net income (loss)	$5.52	$1.58	$(2.65)

Weighted average common shares outstanding	86.5	73.6	49.0
The accompanying notes are an integral part of these statements.

PREMCOR INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	For the Years Ended December 31,
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$477.9	$116.6	$(127.1)
Adjustments:
Loss from discontinued operations	5.6	7.2	—
Depreciation	95.6	64.4	48.8
Amortization	67.0	51.3	50.6
Deferred income taxes	200.3	62.5	(79.2)
Stock-based compensation	19.7	17.6	14.0
Minority interest	—	—	(1.7)
Refinery restructuring and other charges	(5.2)	14.8	110.3
Write-off of deferred financing costs	3.6	10.3	9.5
Write-off of equity investment	—	—	4.2
Other, net	3.1	14.0	6.8
Cash (reinvested in) provided by working capital, excluding the effects of refinery acquisitions:
Accounts receivable, prepaid expenses and other	(136.1)	(392.2)	(114.4)
Inventories	(26.0)	(178.0)	31.0
Accounts payable, accrued expenses, taxes other than income and other	313.9	399.7	52.2
Cash and cash equivalents restricted for debt service	1.1	0.2	14.3

Net cash provided by operating activities of continuing operations	1,020.5	188.4	19.3
Net cash used in operating activities of discontinued operations	(3.7)	(6.0)	(3.4)

Net cash provided by operating activities	1,016.8	182.4	15.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(516.3)	(229.8)	(114.3)
Expenditures for turnarounds	(142.5)	(31.5)	(34.3)
Expenditures for refinery acquisition, net	(871.2)	(476.0)	—
Earn-out payment associated with refinery acquisition	(13.4)	(14.2)	—
Proceeds from sale of asset	—	40.0	—
Net (purchases) sales of short-term investments	(208.1)	(212.0)	140.8
Cash and cash equivalents restricted for investment in capital additions	—	2.2	7.3

Net cash used in investing activities	(1,751.5)	(921.3)	(0.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	493.4	306.5	488.3
Proceeds from issuance of long-term debt	400.0	1,210.0	—
Long-term debt and capital lease payments	(24.6)	(694.3)	(645.8)
Cash and cash equivalents restricted for debt repayment	(3.6)	(5.1)	(45.2)
Dividends paid on common stock	(1.8)	—	—
Deferred financing costs	(16.1)	(29.9)	(11.4)

Net cash provided by (used in) financing activities	847.3	787.2	(214.1)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	112.6	48.3	(198.7)
CASH AND CASH EQUIVALENTS, beginning of year	120.7	72.4	271.1

CASH AND CASH EQUIVALENTS, end of year	$233.3	$120.7	$72.4

The accompanying notes are an integral part of these statements.

PREMCOR INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(in millions, except share data)

						Retained
	Common Stock		Class F Common		Additional	Earnings
		Par		Par	Paid-In	(Accumulated
	Shares	Value	Shares	Value	Capital	Deficit)	Total
BALANCE, December 31, 2001	25,720,589	$0.2	6,101,010	$0.1	$323.7	$(29.3)	$294.7
Stock issuance	21,550,000	0.3	—	—	481.4	—	481.7
Conversion of Class F to common	6,101,010	0.1	(6,101,010)	(0.1)	—	—	—
Acquisition of minority interest	1,363,636	—	—	—	30.5	—	30.5
Exercise of stock options, including tax benefits	608,700	—	—	—	7.0	—	7.0
Exercise of stock warrants	2,700,000	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	19.7	—	19.7
Net loss	—	—	—	—	—	(129.6)	(129.6)

BALANCE, December 31, 2002	58,043,935	$0.6	—	$—	$862.3	$(158.9)	$704.0
Stock issuance	15,984,100	0.1	—	—	306.0	—	306.1
Exercise of stock options, including tax benefits	91,659	—	—	—	0.9	—	0.9
Stock-based compensation	—	—	—	—	17.6	—	17.6
Net income	—	—	—	—	—	116.6	116.6

BALANCE, December 31, 2003	74,119,694	$0.7	—	$—	$1,186.8	$(42.3)	$1,145.2
Stock issuance	14,950,000	0.2	—	—	492.5	—	492.7
Exercise of stock options, including tax benefits	143,816	—	—	—	0.7	—	0.7
Stock-based compensation	—	—	—	—	19.7	—	19.7
Dividends on common stock	—	—	—	—	—	(1.8)	(1.8)
Net income	—	—	—	—	—	477.9	477.9

BALANCE, December 31, 2004	89,213,510	$0.9	—	$—	$1,699.7	$433.8	$2,134.4

The accompanying notes are an integral part of these statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of The Premcor Refining Group Inc:
Old Greenwich, Connecticut
We have audited the accompanying consolidated balance sheets of The Premcor Refining Group Inc. and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. Our audits also included the financial statement schedules listed in the Index at Item 15. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.
/s/ DELOITTE & TOUCHE LLP
Stamford, Connecticut
March 1, 2005

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$230.5	$118.9
Short-term investments	378.7	259.7
Cash and cash equivalents restricted for debt service	69.1	66.6
Accounts receivable, net of allowance of $3.2 and $1.9	708.3	623.4
Receivables from affiliates	119.7	22.5
Inventories	772.6	630.3
Prepaid expenses and other	155.6	93.1
Deferred income taxes	69.5	—

Total current assets	2,504.0	1,814.5
PROPERTY, PLANT AND EQUIPMENT, NET	2,846.5	1,715.5
GOODWILL	27.6	14.2
OTHER ASSETS	219.5	115.6

	$5,597.6	$3,659.8

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$992.8	$779.9
Payables to affiliates	124.4	49.0
Accrued expenses and other	231.7	127.9
Accrued taxes other than income	70.5	53.8
Current portion of long-term debt	38.5	25.8

Total current liabilities	1,457.9	1,036.4
LONG-TERM DEBT	1,779.1	1,416.0
DEFERRED INCOME TAXES	277.5	22.9
OTHER LONG-TERM LIABILITIES	180.6	157.9
COMMITMENTS AND CONTINGENCIES	—	—
COMMON STOCKHOLDER’S EQUITY:
Common, $0.01 par value per share, 1,000 authorized, 100 issued and outstanding	—	—
Additional paid-in capital	1,237.4	822.7
Retained earnings	665.1	203.9

Total common stockholder’s equity	1,902.5	1,026.6

	$5,597.6	$3,659.8

The accompanying notes are an integral part of these statements.

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions)

	For the Years Ended December 31,
	2004	2003	2002
NET SALES AND OPERATING REVENUES	$15,330.9	$8,802.2	$5,905.8
EXPENSES:
Cost of sales	13,298.1	7,725.7	5,239.2
Operating expenses	808.7	520.2	431.5
General and administrative expenses	150.5	84.9	65.5
Depreciation	93.8	63.4	48.8
Amortization	58.3	41.8	40.1
Refinery restructuring and other charges	19.5	38.5	168.7

	14,428.9	8,474.5	5,993.8

OPERATING INCOME (LOSS)	902.0	327.7	(88.0)
Interest and finance expense	(134.4)	(119.5)	(98.8)
Loss on extinguishment of debt	(3.6)	(25.2)	(9.3)
Interest income	6.4	6.1	6.7

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	770.4	189.1	(189.4)
Income tax (provision) benefit	(289.3)	(64.4)	73.3
Minority interest in subsidiary	—	—	1.7

INCOME (LOSS) FROM CONTINUING OPERATIONS	481.1	124.7	(114.4)
Loss from discontinued operations, net of income tax benefit of $3.6, $4.4 and nil	(5.6)	(7.2)	—

NET INCOME (LOSS)	$475.5	$117.5	$(114.4)

The accompanying notes are an integral part of these statements.

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	For the Years Ended December 31,
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$475.5	$117.5	$(114.4)
Adjustments:
Loss from discontinued operations	5.6	7.2	—
Depreciation	93.8	63.4	48.8
Amortization	67.0	51.3	50.5
Deferred income taxes	187.8	47.0	(71.4)
Stock-based compensation	19.7	17.6	14.0
Minority interest	—	—	(1.7)
Refinery restructuring and other charges	(5.2)	14.8	110.3
Write-off of deferred financing costs	3.6	10.3	7.9
Other, net	2.7	13.8	6.2
Cash (reinvested in) provided by working capital, excluding the effects of refinery acquisitions:
Accounts receivable, prepaid expenses and other	(137.1)	(392.8)	(123.7)
Inventories	(26.0)	(178.0)	31.0
Accounts payable, accrued expenses, taxes other than income and other	338.5	403.4	53.1
Affiliate receivables and payables	(22.7)	(1.3)	14.3
Cash and cash equivalents restricted for debt service	1.1	0.2	9.4

Net cash provided by operating activities of continuing operations	1,004.3	174.4	34.3
Net cash used in operating activities of discontinued operations	(3.7)	(6.0)	(3.4)

Net cash provided by operating activities	1,000.6	168.4	30.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(493.5)	(229.4)	(114.3)
Expenditures for turnarounds	(142.5)	(31.5)	(34.3)
Expenditures for refinery acquisition, net	(871.2)	(462.5)	—
Earn-out payment associated with refinery acquisition	(13.4)	(14.2)	—
Proceeds from sale of asset	—	40.0	—
Net (purchases) sales of short-term investments	(119.0)	(208.0)	165.0
Cash and cash equivalents restricted for investment in capital additions	—	2.2	7.3

Net cash used in investing activities	(1,639.6)	(903.4)	23.7

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	400.0	1,210.0	—
Long-term debt and capital lease payments	(24.2)	(654.1)	(443.9)
Capital contributions, net	394.5	263.3	248.1
Cash and cash equivalents restricted for debt repayment	(3.6)	(5.1)	(45.2)
Deferred financing costs	(16.1)	(29.9)	(11.4)

Net cash provided by (used in) financing activities	750.6	784.2	(252.4)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	111.6	49.2	(197.8)
CASH AND CASH EQUIVALENTS, beginning of year	118.9	69.7	267.5

CASH AND CASH EQUIVALENTS, end of year	$230.5	$118.9	$69.7

The accompanying notes are an integral part of these statements.

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
(in millions, except share data)

	Common Stock		Additional
		Par	Paid-in	Retained
	Shares	Value	Capital	Earnings	Total
BALANCE, December 31, 2001	100	$—	$243.0	$200.8	$443.8
Capital contributions, net	—	—	278.3	—	278.3
Stock-based compensation	—	—	19.7	—	19.7
Exercise of stock options, including tax benefits	—	—	0.4	—	0.4
Net loss	—	—	—	(114.4)	(114.4)

BALANCE, December 31, 2002	100	$—	$541.4	$86.4	$627.8
Capital contributions, net	—	—	263.3	—	263.3
Stock-based compensation	—	—	17.6	—	17.6
Exercise of stock options, including tax benefits	—	—	0.4	—	0.4
Net income	—	—	—	117.5	117.5

BALANCE, December 31, 2003	100	$—	$822.7	$203.9	$1,026.6
Capital contributions, net	—	—	394.3	—	394.3
Stock-based compensation	—	—	19.7	—	19.7
Exercise of stock options, including tax benefits	—	—	0.7	—	0.7
Dividends	—	—	—	(14.3)	(14.3)
Net income	—	—	—	475.5	475.5

BALANCE, December 31, 2004	100	$—	$1,237.4	$665.1	$1,902.5

The accompanying notes are an integral part of these statements.

PREMCOR INC. AND SUBSIDIARIES
THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2004, 2003 and 2002
(Tabular amounts in millions, except per share data)
1. NATURE OF BUSINESS
Premcor Inc., a Delaware corporation, was incorporated in April 1999. Premcor Inc. owns all of the outstanding common stock of Premcor USA Inc. (“Premcor USA”), a Delaware corporation formed in 1988. Premcor USA owns all of the outstanding common stock of The Premcor Refining Group Inc. (together with its consolidated subsidiaries, “PRG”), a Delaware corporation also formed in 1988.
Premcor Inc., together with its consolidated subsidiaries (the “Company”), is an independent petroleum refiner and supplier of unbranded transportation fuels, heating oil, petrochemical feedstocks, petroleum coke and other petroleum products. The Premcor Refining Group Inc. and its indirect subsidiary, Port Arthur Coker Company L.P. (“PACC”), are Premcor Inc.’s principal operating subsidiaries. All of the Company’s employees, with the exception of certain executives, are employed by these two operating subsidiaries. PRG owns and operates four refineries with an aggregate throughput capacity of 800,000 barrels per day (“bpd”). The refineries are located in Port Arthur, Texas; Lima, Ohio; Memphis, Tennessee; and Delaware City, Delaware. PACC owns and operates a heavy oil processing facility, which is operated in conjunction with the Port Arthur refinery. The information reflected in these combined consolidated footnotes for Premcor Inc. and PRG is equally applicable to both companies except where indicated otherwise.
All of the operations of the Company are in the United States. These operations are related to the refining of crude oil and other petroleum feedstocks into petroleum products and are all considered part of one business segment. The Company’s earnings and cash flows from operations are primarily dependent upon processing crude oil and selling quantities of refined petroleum products at margins sufficient to cover operating expenses. Crude oil and refined petroleum products are commodities, and factors largely out of the Company’s control can cause prices to vary, in a wide range, over a short period of time. This potential margin volatility can have a material effect on the financial position, earnings, and cash flows.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The accompanying consolidated financial statements of Premcor Inc. and PRG include the accounts of each parent company and its subsidiaries. Premcor Inc. and PRG consolidate the assets, liabilities and results of operations of the subsidiaries in which each company has a controlling interest. All significant intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments, such as time deposits, money market instruments, commercial paper and United States and foreign government securities, purchased with an original maturity of three months or less, to be cash equivalents. Cash and cash equivalents exclude cash that is contractually restricted for non-operational purposes such as debt service and capital expenditures. Restricted cash and cash equivalents are classified as a current or noncurrent asset based on its designated purpose. Cash and cash equivalents include compensating balances related to future credit availability such as unused lines of credit. Cash restricted under the requirements of long-term debt obligations totaled $69.1 million and $66.6 million as of December 31, 2004 and 2003, respectively.
Short-term Investments
The Company had short-term investments of $520.0 million and $311.9 million at December 31, 2004 and 2003, respectively. The short-term investments consisted primarily of auction rate securities representing cash available for current operations. In accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, the Company classified these short-term investments as available-for-sale. These securities are carried at estimated fair market value, the aggregate unrealized gains and losses net of taxes related to the investments, if material, are recorded as part of other comprehensive income within stockholders’ equity. See Note 8, Financial Instruments for further detail.
For all periods presented herein, investments in auction rate securities have been reclassed from cash and cash equivalents to short-term investments on the consolidated balance sheets. The reclassification was made because the certificates had stated maturities beyond three months. The amount of the investments in auction rate securities as of December 31, 2004 and 2003, was $513 million and $306 million, respectively. The reclassification resulted in changes in the consolidated statement of cash flows within the cash and cash equivalent balances and investing activities. This change had no impact on total assets, current assets or net income of the Company.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables. Credit risk on trade receivables is minimized as a result of the credit quality of the Company’s customer base and industry collateralization practices. The Company conducts ongoing evaluations of its customers and requires letters of credit or other collateral as appropriate. Trade receivable credit losses were $0.1 million, $1.3 million and $0.1 million, for the years ended December 31, 2004, 2003, 2002, respectively.
The Company does not believe that it has a significant credit risk on its derivative instruments, which are transacted through the New York Mercantile Exchange or with counterparties meeting established collateral and credit criteria.
Fair Value Financial Instruments
The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term nature of these items. See Note 13, Long-term Debt for the disclosure of the fair value of long-term debt.
Inventories
Inventories for the Company are stated at the lower of cost or market. Cost is determined under the Last-in First-out (“LIFO”) inventory method for hydrocarbon inventories including crude oil, refined products and blendstocks. The cost of warehouse stock and other inventories for the Company is determined under the First-in First-out (“FIFO”) inventory method. Any reserve for inventory cost in excess of market value is reversed if physical inventories turn and prices recover above cost.

Risk Management Activity
The Company uses several strategies to minimize the impact on profitability of volatility in crude oil and refined product prices. These strategies generally involve the purchase and sale of exchange traded, energy related futures and options with a duration of six months or less. To a lesser extent the Company uses energy swap agreements similar to those traded on the exchanges, such as crack spreads and crude oil options, to better match the specific price movements in the related markets. These strategies are designed to minimize, on a short-term basis, the Company’s exposure to the risk of fluctuations in crude oil prices, refined product prices and refined product margins. The number of barrels of crude oil and refined products covered by such contracts varies from time to time. Such purchases and sales are closely managed and subject to internally established risk policies. These types of transactions are treated as derivatives for accounting purposes. The results of these price risk mitigation activities affect cost of sales.
The Company enters into purchase contracts that fix the price of crude oil from one to several weeks in advance of receiving and processing that crude oil in order to supply refineries with crude oil on a timely basis. In addition, as part of the Company’s marketing activities, it is common to fix the price of a portion of the Company’s product sales in advance of producing and delivering that refined product. We account for these types of transactions as derivatives for accounting purposes.
Derivative Instruments
The Company accounts for derivative instruments in accordance with SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted. The Company periodically enters into fixed commitments as part of its programs to acquire refinery feedstock and crude oil at reasonable costs and to manage margins on certain refined product sales. The Company also enters into futures contracts to help mitigate the price risk on these fixed commitments. The fixed commitments and future contracts are classified as derivatives according to SFAS No. 133 and the Company marks to market these derivatives and recognize the changes in their fair values in earnings. Derivatives are recorded on the balance sheet at their fair value as either other current assets or other current liabilities. As of December 31, 2004 and 2003, the Company had not designated hedge accounting for any of its derivative positions, and accordingly, the derivative positions were recorded at fair value and the unrealized gains and losses on the derivative positions were recognized in cost of sales. The cash flow changes resulting from these transactions were recorded in cash flows from operating activities in the statements of cash flows.
Property, Plant and Equipment
Property, plant and equipment additions are recorded at cost. The Company capitalizes costs associated with the preliminary, pre-acquisition and development/construction stages of a major construction project. The Company also capitalizes significant costs incurred in the acquisition and development of software for internal use, including the costs of software, materials, consultants and payroll related costs for employees incurred in the development stage once final selection of the software is made. The Company capitalizes the interest cost associated with major construction and software development projects based on the effective interest rate on aggregate borrowings.
Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets or group of assets, beginning for all Company-constructed assets in the month following the date in which the asset first achieves its design performance. Upon disposal of assets, any gains or losses are reflected in current operating income.
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the undiscounted future cash flows of an asset to be held and used in operations is less than the carrying value, the Company would recognize a loss for the difference between the carrying value and fair market value.

Asset Retirement Obligations
The Company has asset retirement obligations based on its legal obligations to perform some remedial activity at its refinery sites. The Company is not required to perform these obligations in some circumstances until it permanently ceases operations of the long-lived assets and therefore, considers the settlement date of the obligations to be indeterminable. Accordingly, the Company cannot calculate an associated asset retirement liability at this time. The Company will measure and recognize the fair value of its asset retirement obligations at such time as a settlement date is determinable.
Goodwill and Intangible Assets
Effective January 1, 2002, the Company adopted SFAS 142, Goodwill and Other Intangible Assets, whereby goodwill is no longer amortized but instead is tested for impairment annually or more frequently if an event or circumstance indicates that an impairment loss may have been incurred. Intangible assets with indefinite useful lives are not amortized and intangible assets with finite useful lives are amortized. The intangible assets are amortized either over the useful life of the asset or in a manner over the useful life that reflects the pattern in which the economic benefit of the asset is consumed. The Company has determined as of 2004 and 2003 that there was no impairment of the above mentioned assets.
Deferred Turnaround Costs
A turnaround is a periodically required standard procedure for maintenance of a refinery that involves the shutdown and inspection of major processing units which occurs approximately every three to five years. Turnaround costs include actual direct and contract labor, and material costs incurred for the overhaul, inspection and replacement of major components of refinery processing and support units performed during turnaround. Turnaround costs, which are included in the Company’s balance sheet in other assets, are currently amortized on a straight-line basis over the period until the next scheduled turnaround, beginning the month following completion. The amortization of the turnaround costs is presented as amortization in the statements of operations.
Deferred Financing Costs
The Company capitalizes costs associated with the issuance of new debt securities and credit facilities and amortizes the costs over the period of the maturity of the debt or over the life of the credit facility. The deferred financing costs are included in the Company’s balance sheet in other assets. The amortization of these costs is included in interest and finance expense in the statements of operations.
Environmental Costs
Environmental remediation liabilities and reimbursements for underground storage tank remediation are recorded on an undiscounted basis when environmental assessments and/or remedial efforts are probable and can be reasonably estimated. The Company has used third party engineers and attorneys to assist in the evaluation of several factors, including the extent of contamination, currently enacted laws and regulations, existing technology, the most appropriate remedy, and identification of other potentially responsible parties, among other factors, to estimate its environmental remediation liability. The actual settlement of the Company’s liability for environmental matters could differ from its estimates due to a number of uncertainties, such as the extent of contamination at a particular site, the final remedy, the financial viability of other potentially responsible parties, and the final apportionment of responsibility among the potentially responsible parties. Actual amounts could also differ from the estimates as a result of changes in future litigation costs to pursue the matter to ultimate resolution including both legal and remediation costs. Subsequent adjustments to the liability may be required, as more information becomes available.
Environmental expenditures that relate to current or future operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed.

Litigation Costs
The Company recognizes settlement costs related to litigation when the costs are probable and can be reasonably estimated. The Company recognizes other costs associated with litigation, legal guidance and related items as these costs are incurred.
Revenue Recognition
The Company sells various refined products, including gasoline, distillates, residual fuel, petrochemicals and petroleum coke. Revenues related to the sale of products are recognized when title passes. Title passage generally occurs when products are shipped or delivered in accordance with the terms of the respective sales agreements. In addition, revenues are not recognized until sales prices are fixed or determinable and collectability is reasonably assured.
The Company engages in the buying and selling of refined products to facilitate the marketing of its refined products. The results of this activity are recorded in cost of sales and net sales and operating revenues. The Company’s distribution network is an integral part of its refining business. However, due to ordinary course logistical issues concerning production schedules and product sales commitments, it is common for the Company to purchase refined products from third parties in order to balance the requirements of its product marketing activities. Although third-party purchases are essential to effectively market the Company’s production, the effects from these activities on the Company’s results are not considered significant.
The Emerging Issues Task Force is currently considering this matter under Issue 4-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. EITF 04-13 is considering whether or not these transactions should be recorded at historical cost and has raised the following questions related to these types of transactions; 1) when should these transactions be considered a non-monetary transactions under APB 29, Accounting for Nonmonetary Transactions , and 2) if these are considered non-monetary transactions, are there any circumstances where they should be recorded at fair value. For the years ended December 31, 2004, 2003 and 2002, the Company recorded $1.8 billion, $1.1 billion and $1.0 billion to net sales and operating revenues, respectively, for buy/sell arrangements with the same counterparty. For the years ended December 31, 2004, 2003 and 2002, the Company recorded $1.8 billion, $1.1 billion and $1.1 billion to cost of sales, respectively, for buy/sell arrangements with the same counterparty. Any buy/sell arrangements the Company enters into with the same counterparty are recorded at the contract price which is typically comparable to the current market value of the product and the arrangements are settled in cash on a gross basis. The Company has recorded these transactions on a gross basis according to the guidance provided in EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. The key factors which led to a conclusion that gross reporting was appropriate, were; 1) the Company was the primary obligor in the arrangement, 2) the Company has both general and physical loss of inventory risk , 3) the Company took title to the inventory it received and 4) the Company has credit risk for the amounts it billed to the counterparty.
Refined product exchange transactions that do not involve the payment or receipt of cash are not accounted for as purchases or sales. Any resulting volumetric exchange balances are accounted for as inventory in accordance with the LIFO inventory method. Exchanges that are settled through payment or receipt of cash are accounted for as purchases or sales.
Supply and Marketing Activities
In December 2003, the Financial Accounting Standards Board (“FASB”) published Emerging Issues Task Force (“EITF”) Issue No. 03-11, Reporting Gains and Losses on Derivative Instruments That Are Subject to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and Not Held for Trading Purposes. The task force reached a consensus that determining whether realized gains and losses on physically settled derivative contracts “not held for trading purposes” should be reported in the income statement on a gross or net basis is a matter of judgment that depends on the relevant facts and circumstances. Consideration of the facts and circumstances should be made in the context of the various activities of the entity rather than based solely on the terms of the individual contracts. In accordance with EITF 03-11, cost of sales includes the net effect of the buying and selling of crude oil to supply the Company’s refineries. The current period presentation and prior period reclassifications have no effect on current or previously reported operating income (loss) or net income (loss).
Prior period reclassifications include:

	2002
	Premcor Inc.	PRG
Previously reported net sales and operating revenue	$6,772.8	$6,772.6
Reclassifications to cost of sales	866.8	866.8

Net sales and operating revenue	$5,906.0	$5,905.8

Previous reported cost of sales	$6,101.8	$6,106.0
Reclassifications to cost of sales	866.8	866.8

Cost of sales	$5,235.0	$5,239.2

Excise Taxes
The Company collects excise taxes on sales of gasoline and other petroleum products. Excise taxes of approximately $863.2 million, $710.9 million and $347.4 million were collected from customers and paid to various governmental entities related to activities in 2004, 2003 and 2002, respectively. The increase in the 2004 amount collected and paid is primarily related to the operations of the newly acquired Delaware City refinery. The increase in the 2003 activity is primarily related to the operations of the Memphis refinery. Excise taxes are not included in net sales and operating revenues.
Income Taxes
The Company provides for deferred taxes under the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred taxes are classified as current or noncurrent depending on the classification of the assets and liabilities to which the temporary differences relate. Deferred taxes arising from temporary differences that are not related to a specific asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. The Company records a valuation allowance if it is more likely than not that some portion or all of net deferred tax assets will not be realized by the Company.
All of PRG’s subsidiaries, except for PACC and Port Arthur Finance Corp. (“PAFC”), are included in the consolidated U.S. federal income tax return filed by Premcor Inc. Each subsidiary computes its provision on a separate company basis with adjustments necessary to reflect the effect of consolidated tax return allocations and limitations. PACC is classified as a partnership for U.S. federal income tax purposes and, accordingly, does not pay federal income tax. PACC files a U.S. partnership return of income and its taxable income or loss flows through to its partners who report and are taxed on their distributive shares of such taxable income or loss. Accordingly, no federal income taxes have been provided by PACC. PAFC files a separate U.S. federal income tax return and computes its tax provision on a separate company basis.
Stock-Based Compensation
As of December 31, 2004, the Company has three stock-based employee compensation plans, which are described more fully in Note 19, Stock Option Plans. Prior to 2002, the Company accounted for stock-based compensation under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Effective January 1, 2002, the Company adopted the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, prospectively, for all employee awards granted and modified after January 1, 2002. Awards under the Company’s plans typically vest over periods ranging from one to five years and typically expire in ten years. Therefore, the cost related to stock-based employee compensation included in the determination of net income for 2002 is lower than that which would have been recognized if the fair value based method had been applied to all awards since the original effective date of SFAS No. 123.
The following table, provided in accordance with SFAS No. 148, Accounting for Stock Based Compensation—Transition and Disclosure , illustrates the effect on net income and earnings per share if the fair value based method had been applied to all outstanding awards in each period.

	Year Ended December 31,
	2004	2003	2002
Net income (loss) available to common stockholders, as reported	$477.9	$116.6	$(129.6)
Add: Stock-based compensation expense included in reported net income, net of tax effect	12.3	11.4	11.9
Deduct: Stock-based compensation expense determined under fair value based method for all options, net of tax effect	(12.3)	(11.4)	(12.5)

Pro forma net income (loss) available to common stockholders	$477.9	$116.6	$(130.2)

Earnings (loss) per share:
Basic—as reported	$5.66	$1.60	$(2.65)
Basic—pro forma	$5.66	$1.60	$(2.66)
Diluted—as reported	$5.52	$1.58	$(2.65)
Diluted—pro forma	$5.52	$1.58	$(2.66)
With respect to stock option grants outstanding as of December 31, 2004, the Company expects to record future non-cash stock-based compensation expense and additional paid-in capital of $14.6 million over the applicable vesting periods of the grants. The stock-based compensation expense principally relates to employees whose costs are classified as general and administrative expenses.
Earnings Per Share
Basic earnings per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Fully-diluted earnings per share is calculated by dividing net income available to common stockholders by the sum of weighted average common shares outstanding during the period plus common stock equivalents, such as stock options and warrants.
New Accounting Standards
In November 2004, the FASB issued SFAS No. 151, Inventory Costs , an amendment of ARB No. 43, Chapter 4, Inventory Pricing . SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal” which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe the adoption of this new standard will have a material impact on its results of operations.
In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment , which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation . SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows . Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after June 15, 2005. As the Company already records grants of employee stock options in the income statement based on their fair values, the Company does not believe the adoption of this new standard will have a material impact on its results of operations.
Reclassifications
Certain reclassifications have been made to prior years’ financial statements to conform to classifications used in the current year.
3. ACQUISITIONS
Acquisition of the Delaware City refinery and related financings
Effective May 1, 2004, the Company completed an agreement with Motiva Enterprises LLC (“Motiva”) to purchase its Delaware City refining complex located in Delaware City, Delaware. The Delaware City refinery has a rated crude unit throughput capacity of approximately 190,000 bpd. Also included in the purchase was a 2,400 tons per day petroleum coke gasification unit, a 180 megawatt cogeneration facility, 8.5 million barrels of crude oil, intermediates, blendstock, and product tankage and a 50,000 bpd truck-loading rack. The purchase price was $800 million ($780 million cash less $20 million assumed liabilities), plus additional petroleum inventories valued at $90 million and approximately $2 million in transaction fees. In addition, Motiva will be entitled to receive contingent purchase payments of $25 million per year up to a total of $75 million over a three-year period depending on the amount of crude oil processed at the refinery and the level of refining margins during that period, and a $25 million payment per year up to a total of $50 million over a two-year period depending on the achievement of certain performance criteria at the gasification facility. Any amount the Company pays to Motiva for the contingent consideration will be recorded as goodwill and will be subject to an annual impairment measurement test.
The Delaware City refinery is a high-conversion medium and heavy high-sulfur crude oil refinery. Major process units include a crude unit, a fluid coking unit, a fluid catalytic cracking unit, a hydrocracking unit with a hydrogen plant, a continuous catalytic reformer, an alkylation unit and several hydrotreating units. Primary products include regular and premium conventional and reformulated gasoline, low-sulfur diesel and home heating oil. The refinery’s production is sold in the U.S. Northeast via pipeline, barge and truck distribution. The refinery’s petroleum coke production is sold to third parties or gasified to fuel the cogeneration facility, which is designed to supply electricity and steam to the refinery as well as outside electrical sales to third parties.
The Company financed the acquisition from a portion of the proceeds from its April 2004 public common stock offering of 14.9 million shares which provided net proceeds of $490 million; from PRG’s $400 million senior notes offering completed April 2004 of which $200 million, due in 2011, bear interest at 6 1/8% per annum and $200 million, due in 2014, bear interest at 6 3/4% per annum; and from available cash.
The acquisition of the Delaware City refinery assets was accounted for using the purchase method, and the results of operations of these assets have been included in our results from the date of acquisition. In the fourth quarter of 2004, we adjusted the purchase price allocation based on management’s evaluation of independent appraisals and other information. The adjusted preliminary purchase price allocation, which is subject to finalization, is as follows:

Current assets	$128.3
Property, plant & equipment	755.9
Other assets	4.4
Accrued expenses and other	(1.6)
Other long-term liabilities	(15.8)

Expenditures for refinery acquisition	$871.2

In conjunction with the acquisition of the Delaware City refinery, the Company entered into an agreement, effective May 1, 2004, with the Saudi Arabian Oil Company for the supply of 105,000 bpd of crude oil, however, due to certain quota restrictions the current supply is 85,000 bpd. The agreement has terms extending to April 30, 2005, with automatic one-year extensions thereafter unless terminated at the option of either party. The crude oil is priced by a market-based formula as defined in the agreement. The Company also entered into a product offtake agreement with Motiva that provides for the delivery by Premcor to Motiva of approximately 36,700 bpd of finished light petroleum products, such as gasoline and heating oil. The agreement was effective May 1, 2004, and the main portion of the offtake agreement has terms extending for six months with automatic renewals until canceled by either party.
Acquisition of the Memphis refinery and related financings
Effective March 3, 2003, the Company completed the acquisition of the Memphis, Tennessee refinery and related supply and distribution assets from The Williams Companies, Inc. and certain of its subsidiaries, or Williams. The purchase price of $474 million included $310 million for the refinery, supply and distribution assets, approximately $159 million for crude and product inventories and approximately $5 million in transaction fees. The Memphis refinery has a rated crude oil throughput capacity of 190,000 bpd but typically processes approximately 155,000 bpd. The related assets include two truck-loading racks; three petroleum terminals in the area; supporting pipeline infrastructure that transports both crude oil and refined products; use of crude oil tankage at St. James, Louisiana; and an 80-megawatt power plant adjacent to the refinery.
The acquisition of the Memphis refinery assets was accounted for using the purchase method, and the results of operations of these assets have been included in our results from the date of acquisition. In the third quarter of 2003, the Company adjusted the purchase price allocation based on independent appraisals and other evaluations. The adjusted purchase price allocation is as follows:

	Premcor Inc.	PRG
Current assets	$174.0	$174.0
Property, plant & equipment	317.5	293.5
Accrued expenses and other	(2.7)	(2.7)
Current portion of long-term debt	(0.3)	—
Long-term debt (capital leases)	(10.2)	—
Other long-term liabilities	(2.3)	(2.3)

Expenditures for refinery acquisition	$476.0	$462.5

As part of the purchase agreement, the Company assumed liabilities of $15.5 million that related to capital lease obligations, cancellation fees related to Tier 2 technology that we will not utilize and environmental remediation activity. Williams assigned several leases to the Company including two capitalized leases that relate to the leasing of crude oil and product pipelines that are within the Memphis refinery system connecting the refinery to storage facilities and other third party pipelines. Both capital leases have 15-year terms with approximately 13 years of their terms remaining.
The purchase agreement also provides for contingent participation, or earn-out, payments up to a maximum aggregate of $75 million to Williams, or assignee over the next seven years, depending on the level of refining margins during that period. Any amounts the Company pays for the contingent consideration will be recorded as goodwill. Such goodwill will not be amortized, but will be subject to an annual impairment evaluation. As of December 31, 2004, the Company had paid $27.6 million of contingent consideration.
PRG acquired the refinery and related assets utilizing a portion of the proceeds from the issuance of $525 million in senior notes and utilizing capital contributions from Premcor Inc., which were funded from the proceeds of a public and private offering of common stock. Certain of the Memphis pipeline assets and related liabilities were acquired or assumed by The Premcor Pipeline Co., an indirect subsidiary of Premcor Inc. PRG also amended and restated its previous credit agreement to allow for the acquisition.

4. SABINE RESTRUCTURING
On June 6, 2002, Premcor Inc., PRG and Sabine River Holding Corp. (“Sabine”) completed a series of transactions (“the Sabine restructuring”) that resulted in Sabine and its subsidiaries becoming wholly owned subsidiaries of PRG. Sabine indirectly owns PACC through its 100% ownership of PACC’s general and limited partners. Prior to the Sabine restructuring, Sabine was 90% owned by Premcor Inc. and 10% owned by a subsidiary of Occidental Petroleum Corporation (“Occidental”). The Sabine restructuring was permitted by the successful consent solicitation of the holders of the PAFC 12 1/2% Senior Notes. PACC owns all the outstanding common stock of PAFC.
5. REFINERY RESTRUCTURING AND OTHER CHARGES
In 2004, the Company recorded refinery restructuring and other charges of $19.5 million. The charges included $7.3 million related to the relocation of the Company’s St. Louis general office to its Connecticut headquarters, $3.1 million related to litigation costs associated with non-operating assets and $9.1 million related to environmental charges primarily for additional estimated costs related to cleanup at the Village of Hartford and costs for additional remediation activities at our other sites.
In 2003, the Company recorded refinery restructuring and other charges of $38.5 million, which included a $20.8 million charge related to closure costs and asset write-offs related to the sale of certain Hartford refinery assets and the Blue Island refinery closure, a $10.2 million charge related to environmental remediation and litigation costs associated with closed and previously-owned facilities and a net $7.5 million charge related to the planned closure of the St. Louis administrative office. These activities and transactions are described more fully below.
In 2002, the Company recorded refinery restructuring and other charges of $172.9 million ($168.7 million for PRG), which consisted of a $137.4 million charge related to the ceasing of refinery operations at the Hartford, Illinois refinery, $32.4 million charge related to the 2002 management, refinery operations, and administrative restructuring, a $2.5 million charge related to the termination of certain guarantees at PACC as part of the Sabine restructuring, a $1.4 million charge related to idled assets and a $4.2 million charge related to the write-down of Premcor Inc.’s interest in Clark Retail Enterprises, Inc., (“CRE”), partially offset by a benefit of $5.0 million related to the unanticipated sale of a portion of previously written-off Blue Island refinery assets.
Below are further discussions of the Hartford and Blue Island refinery closures and the management, refinery, and administrative function restructurings.
Refinery Closures and Asset Sales. In late September 2002, the Company ceased refining operations at its Hartford refinery after concluding there was no economically viable method of reconfiguring the refinery to produce fuels meeting new gasoline and diesel fuel specifications mandated by the federal government. The closure resulted in a pretax charge of $137.4 million in 2002, which included a $70.7 million non-cash, write-down of long-lived assets to their estimated fair value of $49.0 million; a $4.8 million non-cash, write-down of current assets; a $60.6 million charge related to employee severance, plant closure/equipment remediation, and site clean-up and environmental matters; and a $1.3 million charge related to postretirement benefits that were extended to certain employees who were nearing the retirement requirements. The Company continues to utilize its storage and distribution facilities at both Blue Island and Hartford refinery sites.
In 2003, the Company sold certain of the processing units and ancillary assets at the Hartford refinery to ConocoPhillips for $40 million. The Company also entered into agreements with ConocoPhillips to integrate certain of its remaining facilities with the ConocoPhillips assets and to receive from and provide to ConocoPhillips certain services on an on-going basis. The $20.8 million charge in 2003 primarily related to the sale transaction and subsequent agreements and included the write-down of the refinery assets held for sale, the write-off of certain storage and distribution assets included in property, plant and equipment, and certain other costs of the sale.

In the future, the Company expects the only significant effect on cash flows related to the closed refinery facilities will result from the environmental site remediation at both sites and equipment dismantling at the Blue Island site. Equipment dismantling at our Blue Island site is expected to be completed by the end of 2005. In 2004 the Company signed a consent order with the State of Illinois for Blue Island environmental investigation. Discussions continue on the Hartford site and the Company has begun voluntary remediation investigations on this site in 2005. The site clean-up and environmental liability takes into account costs that are reasonably foreseeable at this time. As the site remediation plans are finalized and work is performed, further adjustments of the liability may be necessary and such adjustments may be material. In 2003, the Company recorded a charge of $10.2 million related to environmental remediation activity. This charge included estimated survey, design, and clean-up costs in relation to the Village of Hartford, costs related to the default of a third party to provide certain dismantling activity at the Blue Island site and revised estimates for remediation activity at a previously owned terminal that resulted from further analysis of the site in 2003. In 2004, we recorded a charge of $9.1 million related to our environmental remediation activity. This charge was primarily for additional estimated costs related to cleanup at the Village of Hartford and costs for additional remediation activities at our other sites.
In 2002, the Company obtained environmental risk insurance policies covering the Blue Island refinery site. This insurance program allows the Company to quantify and, within the limits of the policy, cap its cost to remediate the site, and provide insurance coverage from future third party claims arising from past or future environmental releases. The remediation cost overrun policy has a term of ten years and, subject to certain exceptions and exclusions, provides $25 million in coverage in excess of a self-insured retention amount of $26 million. The pollution legal liability policy provides for $25 million in aggregate coverage and per incident coverage in excess of a $100,000 deductible.
Management, Refinery Operations and Administrative Restructuring. In 2002, the Company restructured its executive management team resulting in the recognition of severance expense of $5.0 million and non-cash stock-based compensation expense of $5.8 million. In addition, the Company incurred a charge of $5.0 million for the cancellation of a monitoring agreement with one of the owners of Premcor Inc.’s common stock. In the second quarter of 2002, the Company commenced a restructuring of its St. Louis-based general and administrative operations and recorded a charge of $6.5 million for severance, outplacement and other restructuring expenses relating to the elimination of 107 hourly and salaried positions. In the third quarter of 2002, the Company announced plans to reduce its non-represented workforce at the Port Arthur, Texas and Lima, Ohio refineries and make additional staff reductions at the St. Louis administrative office. The Company recorded a charge of $10.1 million for severance, outplacement and other restructuring expenses relating to the elimination of 140 hourly and salaried positions. Included in this charge was $1.3 million related to post-retirement benefits that were extended to certain employees who were nearing the retirement requirements. Reductions at the refineries occurred in October 2002 and those at the St. Louis office occurred in 2003.
As a result of the Memphis refinery acquisition, the number of positions to be eliminated at the St. Louis office was reduced by 25 and the Company recorded a reduction in the restructuring liability of $1.6 million in the first quarter of 2003. In May 2003, the Company announced that it would be closing the St. Louis office and moving the administrative functions to the Connecticut office over the next twelve months. The office move, which was completed in 2004, cost $14.8 million, which included $4.3 million of severance related benefits and $10.5 million of other costs such as training, relocation and the movement of physical assets. The severance related costs were amortized over the future service period of the affected employees and the other costs were expensed as incurred.

The following table summarizes the expected expenses associated with the administrative restructuring and provides a reconciliation of the administrative restructuring liability as of December 31, 2004 and 2003:

	Severance	Other Costs	Total Costs
Summary of Restructuring Expenses:
Cumulative expenses recorded to date	$4.3	$10.5	$14.8
Liability Activity:
Ending balance, December 31, 2002	$4.9	$—	$4.9
Expenses recorded for this year	5.0	4.1	9.1
Adjustments	(1.6)	—	(1.6)
Cash outflows	(3.1)	(4.1)	(7.2)

Balance, December 31, 2003	5.2	—	5.2
Expenses recorded for this year	0.9	6.4	7.3
Cash outflows	(6.1)	(6.4)	(12.5)

Ending balance, December 31, 2004	$—	$—	$—

6. DISCONTINUED OPERATIONS
In connection with the 1999 sale of PRG’s retail assets to Clark Retail Enterprises, Inc. (“CRE”), PRG assigned certain leases and subleases of retail stores to CRE. Subject to certain defenses, PRG remained jointly and severally liable for CRE’s obligations under approximately 150 of these leases, including payment of rent and taxes. PRG may also be contingently liable for environmental obligations at these sites. In 2002, CRE and its parent company, Clark Retail Group, Inc., filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In July 2004, the CRE bankruptcy estate was liquidated and the case dismissed. As of December 31, 2004, PRG was subleasing 34 operating stores, the leases on 29 stores had either been terminated or expired, the leases on 87 operating stores were held by third parties and PRG is in the process of buying out the leases on the two remaining stores. In 2004, PRG recorded an after-tax charge of $5.6 million. These charges represent the estimated net present value of its remaining liability under the current operating stores that were subleased, net of estimated sublease income, and other direct costs. In 2003, PRG recorded an after-tax charge of $7.2 million representing the estimated net present value of its remaining liability under the current operating stores that were subleased, net of estimated sublease income, and other direct costs. Total payments on leases and subleases upon which the Company will likely remain jointly and severally liable are currently estimated as follows: (in millions) 2005—$7, 2006—$7, 2007—$7, 2008—$7, 2009—$7 and in the aggregate thereafter—$30.
The Company recorded a liability for the estimated cost of environmental remediation of its former retail store sites. A portion of this liability was established pursuant to an indemnity agreement with CRE in connection with its 1999 purchase of the Company’s retail assets. This indemnity obligation does not extend to the buyers of CRE’s retail assets and, as a result, the Company may no longer be responsible for certain sites.
The following table reconciles the activity and balance of the liability for the lease obligations as well as the Company’s environmental liability for previously owned and leased retail sites:

		Environmental
		Obligations of	Total
	Lease	Previously Owned	Discontinued
	Obligations	and Leased Sites	Operations
Beginning balance, December 31, 2002	$—	$23.0	$23.0
Net present value of lease obligations	8.6	—	8.6
Accretion and other expenses	3.2	—	3.2
Net cash outlays	(4.4)	(1.8)	(6.2)

Balance, December 31, 2003	$7.4	$21.2	$28.6
Accretion and other expenses	9.1	—	9.1
Net cash outlays	(4.1)	0.4	(3.7)

Ending balance, December 31, 2004	$12.4	$21.6	$34.0

7. EARNINGS PER SHARE
The common shares used to compute the Company’s basic and diluted earnings per share is as follows (in millions):

		For the Year Ended
		December 31,
	2004	2003	2002
Weighted average common shares outstanding	84.5	72.8	49.0
Dilutive effect of stock options	2.0	0.8	—

Weighted average common shares outstanding, assuming dilution	86.5	73.6	49.0

Stock options of 3.8 million, 4.2 million, and 4.4 million common shares for the years ended December 31, 2004, 2003, and 2002, respectively, were excluded from the diluted earnings per share calculation because they were anti-dilutive.
8. FINANCIAL INSTRUMENTS
Short-term Investments
Short-term investments include United States government security funds, maturing between three and twelve months from date of purchase and auction rate securities. The Company invests only in AA-rated or better fixed income marketable securities or the short-term rated equivalent. All of these investments are considered available-for-sale and carried at fair value. Realized gains and losses are presented in “Interest income” and are computed using the specific identification method.
As of December 31, 2004, the Company maintained short-term investments totaling $520 million (2003—$312 million), of which $1.7 million was pledged as collateral for self-insured workers’ compensation programs at PRG. As of December 31, 2004, a wholly owned subsidiary of Premcor Inc. held $5.3 million in investments to provide additional directors and officers liability coverage for claims made against them in their respective capacities as directors and officers of the Company (2003—$4.2 million). The subsidiary’s assets are restricted to payment of directors’ and officers’ liability defense costs and claims. The cost of short-term investments approximates fair value. Accordingly, unrealized gains and losses are not material.
Derivative Financial Instruments
The Company enters into derivative financial instruments, such as fixed purchase/sale commitments and futures contracts, which are treated as derivative financial instruments and are marked-to-market. Fixed purchase commitments are typically entered into in order to supply our refineries with crude oil on a timely basis. These types of commitments generally are entered into at a fixed price one to several weeks in advance of receiving and processing the crude oil. Fixed sale commitments may be entered into several weeks in advance of producing and delivering the product. These commitments are also entered into a fixed price. Futures contracts are then entered into to mitigate the price risk the Company is exposed to on the fixed commitments. All gains and losses are recorded to cost of sales as all derivative activity is related to the purchase and sale of inventory.
During the year ended December 31, 2004, the Company recognized net losses of $33 million related to its price risk management activities. The net loss was comprised of $30 million related to the forward sales of crack spread commitments, unrealized and realized gains on crude fixed commitments of $93 million, unrealized and realized gains on product fixed commitments of $7 million, unrealized and realized losses on crude futures contracts of $100 million and unrealized and realized losses on product futures contracts of $3 million. During the year ended December 31, 2003 and 2002, the Company recognized net losses of $30 million and net gains of $34 million, respectfully, related to its price risk management activities.

At December 31, 2004, the Company had recorded its unrealized gains and losses on outstanding fixed commitments of $33.0 million recorded in other current assets and $51.0 million recorded in accrued expenses and other. All of the outstanding fixed commitments at year end are expected to mature within the next few months. At December 31, 2004, the Company had outstanding futures contracts of $0.9 million recorded in other current assets and $9.7 million recorded in accrued expenses and other. All of the outstanding futures contracts at year end are expected to mature within the next few months. At December 31, 2004, the Company also had $3.4 million and $4.5 million recorded to accounts receivable and accounts payable, respectively. These amounts primarily related to expired energy swap agreements which had expired but the Company had not yet received or made a payment on the agreements.
At December 31, 2003, the Company had recorded $22 million in current assets and $19 million in current liabilities, related to its price risk management activities. The majority of the balance in both current assets and current liabilities related to the unrealized gains and losses on the Company’s fixed commitments.
9. INVENTORIES
The carrying value of inventories consisted of the following:

	December 31,
	2004	2003
Crude oil	$324.1	$268.4
Refined products and blendstocks	411.3	331.8
Warehouse stock and other	37.2	30.1

	$772.6	$630.3

As of December 31, 2004, the market value of crude oil, refined product and blendstock inventories was approximately $379.8 million above carrying value (2003—$171.6 million).
Inventories recorded under LIFO include crude oil, refined products and blendstocks of $735.4 million and $600.2 million for the years ended December 31, 2004 and 2003, respectively. There was no LIFO liquidation in 2004. In 2003, a LIFO liquidation increased the Company’s pretax earnings by $2.2 million. The 2003 liquidation was due to a decrease in crude oil inventory at PACC caused by ordinary timing differences in the delivery of large crude tankers. As of January 1, 2002, PACC changed its method of inventory valuation from FIFO to LIFO for crude oil and blendstock inventories. Management believes this change is preferable in that it achieves a more appropriate matching of revenues and expenses. The adoption of this inventory accounting method on January 1, 2002 did not have a material impact on prior periods and accordingly, prior periods have not been restated. The adoption of the LIFO method resulted in a decrease of approximately $11 million to net income ($0.23 per basic and diluted share) for the year ended December 31, 2002 than if the FIFO method had been used for the same period.
10. PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment consisted of the following:

	Premcor Inc.		PRG
	December 31,		December 31,
	2004	2003	2004	2003
Real property	$50.1	$25.3	$46.5	$24.9
Process units, buildings and oil storage and movement	2,624.6	1,705.8	2,561.6	1,680.9
Office equipment, furniture and autos	65.8	66.3	65.4	66.2
Construction in progress	472.3	166.2	469.9	165.8
Accumulated depreciation	(304.7)	(223.8)	(296.9)	(222.3)

	$2,908.1	$1,739.8	$2,846.5	$1,715.5

The useful lives on depreciable assets used to determine depreciation were as follows:

Process units, buildings, and oil storage and movement	15 to 40 years; average 32 years
Office equipment, furniture and autos	3 to 12 years; average 6 years
As of December 31, 2004 and 2003, process units, buildings and oil storage and movement included capitalized leases of $20.0 million (PRG—$9.4 million). As of December 31, 2004 and 2003, accumulated depreciation included capitalized leases of $4.9 million and $3.8 million, respectively (PRG: 2004—$3.5 million and 2003—$3.1 million). As of December 31, 2004, construction in progress included approximately $208.7 million (2003—$100 million) related to expenditures to conform to new federally mandated fuel specifications as discussed more fully in Note 23, Commitments and Contingencies.
11. OTHER ASSETS
Other assets consisted of the following:

	December 31,
	2004	2003
Deferred turnaround costs	$160.2	$76.0
Deferred financing costs	39.4	35.6
Intangible assets	10.4	1.5
Other	9.5	2.5

	$219.5	$115.6

In 2004, the Company incurred deferred financing costs of $16.1 million, related to the new $1 billion credit facility and the issuance of $400 million of senior notes. As a result of the early extinguishment of the $785 million credit facility, the Company and PRG recorded a loss for the write-off of unamortized deferred financing costs of $3.6 million.
In 2003, the Company incurred deferred financing costs of $29.9 million related to three separate issuances of debt. In 2003, the Company wrote off $9.4 million of unamortized deferred financing costs related to the purchase of a portion of its 12 1/2% Senior Notes due January 15, 2009, the early repayment of certain debt, and the amendment of its credit agreement.
For the year ended December 31, 2004, amortization of deferred financing costs was $8.5 million (2003—$9.1 million, 2002—$10.3 million) for the Company. For PRG, amortization of deferred financing costs for the year ended December 31, 2004 was $8.5 million (2003—$9.1 million 2002—$10.2 million). Amortization of deferred financing costs is included in “Interest and finance expense.”
Intangible assets were comprised of the following as of December 31, 2004:

	Gross
	carrying	Accumulated	Net
	amount	amortization	Amount
Customer contract	$5.4	$(0.3)	$5.1
Environmental credits	3.1	(0.1)	3.0
Environmental permits	2.4	(0.1)	2.3

	$10.9	$(0.5)	$10.4

Amortization expense related to intangible assets was $0.4 million, $0.1 million and nil for the years ended December 31, 2004, 2003 and 2002, respectively. The Company expects amortization expense for intangible to approximate $0.5 million annually through 2009.

12. CREDIT AGREEMENTS
On April 13, 2004, PRG completed a new $1 billion senior secured revolving credit facility, maturing in April 2009, to replace its previous $785 million credit facility. The facility is used primarily to secure crude oil purchase obligations for our refinery operations and to provide for other working capital needs. The revolving credit facility allows for the issuance of letters of credit and direct borrowings, individually or collectively, up to the lesser of $1 billion or the amount available under a defined borrowing base. The borrowing base includes, among other items, eligible cash and cash equivalents, eligible investments, eligible receivables and eligible petroleum inventories. The revolving credit facility also allows for an overall increase in the principal amount of the facility of up to $250 million under certain circumstances. The revolving credit facility is secured by a lien on substantially all of PRG’s cash and cash equivalents, receivables, crude oil and refined product inventories and intellectual property and is guaranteed by Premcor Inc. The collateral also includes the capital stock of Sabine and certain other subsidiaries and certain PACC inventory. PRG’s interest rate for any borrowings under this agreement would bear interest at a rate based on either the U.S. prime lending rate or the Eurodollar rate plus a defined margin, at our option based on certain restrictions.
The covenants and conditions under this new credit agreement are generally less restrictive than the covenants contained in the agreement governing our terminated $785 million facility. The new credit agreement contains covenants and conditions that, among other things, limit dividends, indebtedness, liens, investments, restricted payments as defined and the sale of assets. The covenants also provide that in the event PRG does not maintain certain availability within the facility, additional restrictions and a cumulative cash flow test will apply. PRG was in compliance with these covenants as of December 31, 2004.
As of December 31, 2004, the borrowing base was $1,853.1 million with $484.1 million of the facility utilized for letters of credit. As of December 31, 2004, there were no direct cash borrowings under the credit facility. The portion of the facility utilized for letters of credit was lower as of December 31, 2004 as compared to December 31, 2003 due to the increase of open trade credit and the addition of purchases of domestic crude for Lima through the MSCG supply contract, partially offset by the addition of purchases for the Delaware City refinery.
PRG’s previous credit agreement, which was amended and restated in February 2003, provided for letter of credit issuances of up to the lesser of $785 million or an amount available under a defined borrowing base, less outstanding borrowings. The facility may be increased to $800 million under certain circumstances. PRG utilized this facility primarily for the issuance of letters of credit to secure crude oil purchase obligations. The borrowing base included PRG’s cash and eligible cash equivalents, eligible investments, eligible receivables, eligible petroleum inventories, paid but unexpired letters of credit, net obligations on swap contracts and PACC’s eligible hydrocarbon inventory. The credit agreement was early terminated in April 2004. As of December 31, 2003, the borrowing base was $1,348.9 million, with $602.1 million of the facility utilized for letters of credit. As of December 31, 2003, $208.5 million of the total letters of credit utilized under this facility supported deliveries that PRG and PACC had not taken delivery of but had made a purchase commitment. The remaining $393.6 related to deliveries in which the Company had taken title and accordingly recorded purchases and accounts payable.
The previous credit agreement provided for direct cash borrowings of up to, but not exceeding in the aggregate, $200 million, subject to sublimits of $75 million for working capital and general corporate purposes and a sublimit of $150 million for acquisition-related working capital. Acquisition-related borrowings are subject to a defined repayment provision. Borrowings under the credit agreement were secured by a lien on substantially all of PRG’s cash and cash equivalents, receivables, crude oil and refined product inventories and trademarks and PACC’s hydrocarbon inventory. PRG’s interest rate for any borrowings under this agreement would bear interest at a rate based on either the U.S. prime lending rate or the Eurodollar rate plus a defined margin, at our option based on certain restrictions. As of December 31, 2003 there were no direct cash borrowings under the previous credit agreement.

The $785 million credit agreement contained covenants and conditions that, among other things, limited PRG’s dividends, indebtedness, liens, investments and contingent obligations. PRG was also required to comply with certain financial covenants, including the maintenance of working capital of at least $150 million and the maintenance of tangible net worth of at least $650 million. The covenants also provided for a cumulative cash flow test that from January 1, 2003 to February 10, 2006 could not be less than zero.
PRG also has a $40 million cash-collateralized credit facility which was renewed effective June 1, 2004 for one year. This facility was arranged in support of lower interest rates on the Ohio Water Development Authority Environmental Facilities Revenue Bonds due December 1, 2031 (“Ohio Bonds”). In addition, this facility can be utilized for other non-hydrocarbon purposes. As of December 31, 2004, $39.7 million (December 31, 2003—$18.0 million) of the line of credit was utilized for letters of credit.
13. LONG-TERM DEBT
Long-term debt consisted of the following:

	December 31,
	2004	2003
12 1/2% Senior Notes due January 15, 2009 (“12 1/2% Senior Notes”) (1)	$197.6	$221.8
9 1/4% Senior Notes due February 1, 2010 (“9 1/4% Senior Notes”) (2)	175.0	175.0
6 3/4% Senior Notes due February 1, 2011 (“6 3/4% 2011 Senior Notes”) (2)	210.0	210.0
6 1/8% Senior Notes due February 1, 2011 (“6 1/8% Senior Notes”) (2)(4)	200.0	—
7 3/4% Senior Subordinated Notes due February 1, 2012 (“7 3/4% Senior Subordinated Notes”) (2)	175.0	175.0
9 1/2% Senior Notes due February 1, 2013 (“9 1/2% Senior Notes”) (2)	350.0	350.0
6 3/4% Senior Notes due February 1, 2014 (“6 3/4% 2014 Senior Notes”) (2)(4)	200.0	—
7 1/2% Senior Notes due June 15, 2015 (“7 1/2% Senior Notes”) (2)	300.0	300.0
Ohio Water Development Authority Environmental Facilities Revenue Bonds due December 1, 2031 (“Series 2001 Ohio Bonds”) (2)	10.0	10.0
Obligation under capital leases (3)	9.9	10.3

	1,827.5	1,452.1

Less current portion	(38.8)	(26.1)

Total long-term debt at Premcor Inc.	$1,788.7	$1,426.0

(1)	Issued or borrowed by Port Arthur Finance Corp., a subsidiary of PACC

(2)	Issued or borrowed by stand-alone PRG

(3)	Assumed by The Premcor Pipeline Co., a subsidiary of Premcor USA Inc.

(4)	Guaranteed by Premcor Inc.
On April 23, 2004, PRG completed an offering of $400 million in senior notes, of which $200 million, due in 2011, bear interest at 6 1/8 % per annum and $200 million, due in 2014, bear interest at 6 3/4 % per annum. A portion of the proceeds was used to purchase the Delaware City refining complex. The senior notes are unsecured. Premcor Inc. has fully and unconditionally guaranteed the principal payments on these senior notes and any applicable premiums and interest.
PRG’s long-term debt, including current maturities, as of December 31, 2004 was $1,817.6 million and is the same as the Premcor Inc. long-term debt as noted in the table above except that it excludes the $9.9 million of capital lease obligations. The Premcor Pipeline Co. assumed these lease obligations as part of the Memphis refinery acquisition. PRG’s long-term debt, including current maturities, as of December 31, 2003 was $1,441.8 million and is the same as the Premcor Inc. long-term debt as noted in the table above except that it excludes the $10.3 million of capital lease obligations. The Premcor Pipeline Co. assumed these lease obligations as part of the Memphis refinery acquisition.
The estimated fair value of the Company’s long-term debt, excluding capital leases, at December 31, 2004 was $1,984 million (2003—$1,578 million). The estimated fair value of PRG’s long-term debt, excluding capital leases, at December 31, 2004 was $1,984 million (2003—$1,567 million). Estimated fair value was determined using quoted market prices for each debt issue.
The 12 1/2 % Senior Notes were issued by PAFC in August 1999 on behalf of PACC at par and are secured by substantially all of the assets of PACC. The 12 1/2 % Senior Notes are redeemable at the Company’s option at any time at a redemption price equal to 100% of principal plus accrued and unpaid interest plus a make-whole premium. The make-whole premium would be equal to the excess, if positive, of the present value of all interest and unpaid principal payments discounted at a defined rate over the unpaid principal amount of the notes. PRG has fully and unconditionally guaranteed, on a senior unsecured basis, the payment obligations under the 12 1/2 % Senior Notes. The current portion of the 12 1/2 % Senior Notes was $38.5 million as of December 31, 2004.
The 9 1/4 % Senior Notes and 9 1/2 % Senior Notes were issued at par by PRG in February 2003 and are unsecured. The 9 1/4 % Senior Notes and 9 1/2 % Senior Notes are redeemable at the option of PRG beginning February 2007 and February 2008, respectively, at a redemption price of 104.625% of principal and 104.75% of principal, respectively, which decreases to 100% of principal in 2010 and 2011, respectively. In addition, PRG may utilize proceeds from one or more equity offerings to redeem up to 35% in aggregate principal amount of the 9 1/4 % Senior Notes and 9 1/2 % Senior Notes at any time prior to February 2006 at redemption prices of 109.25% of principal and 109.5% of principal, respectively.
The 7 1/2 % Senior Notes were issued at par by PRG in June 2003 and are unsecured. The 7 1/2 % Senior Notes are redeemable at the option of PRG beginning June 2008, at a redemption price of 103.75% of principal, which decreases to 100% of principal in 2011. In addition, PRG may utilize proceeds from one or more equity offerings to redeem up to 35% in aggregate principal amount of the 7 1/2% Senior Notes at any time prior to June 2006 at a redemption price equal to 107.5% of principal.
The 6 3/4 % Senior Notes and 7 3/4 % Senior Subordinated Notes were issued at par by PRG in November 2003. These notes are unsecured, with the 7 3/4 % Senior Subordinated Notes subordinated in right of payment to all unsubordinated indebtedness of PRG. The 6 3/4 % Senior Notes may not be redeemed prior to their maturity. The 7 3/4 % Senior Subordinated Notes are redeemable at the option of PRG beginning February 2008, at a redemption price of 103.875% of principal, which decreases to 100% of principal in 2010. In addition, PRG may utilize proceeds from one or more equity offerings to redeem up to 35% in aggregate principal amount of the 7 3/4 % Senior Subordinated Notes at any time prior to February 2006 at a redemption price equal to 107.75% of principal.
The 6 1/8 % Senior Notes and 6 3/4 % Senior Notes were issued at par by PRG in April 2004. These notes are fully and unconditionally guaranteed by Premcor Inc. The 6 3/4 % Senior Notes may be redeemed in full or in part at the option of PRG on or after May 2009. PRG may utilize proceeds from one or more equity offerings to redeem up to 35% of the aggregate principal amount of the 6 3/4 % Senior Notes at any time prior to May 2007, at a redemption price of 106.75%. The 6 1/8 % Senior Notes are not redeemable prior to maturity.
In December 2001, PRG borrowed $10 million through the state of Ohio, which had issued Ohio Water Development Authority Environmental Facilities Revenue Bonds. PRG is the sole guarantor on the principal and interest payments of these bonds. PRG’s interest rate on these bonds is determined in a remarketing process that takes place just prior to the end of the interest rate period. For 2004 and 2003, the interest rate was approximately 2%. PRG has the option to redeem the bonds prior to maturity during a window from April 1 to November 30 of any year at a redemption price of 100% of principal plus accrued interest. PRG also has the option of converting from a variable interest rate to a fixed interest rate with a maturity of not later than December 1, 2031. If PRG decides to convert the bonds to a fixed interest rate, PRG has the option to redeem the bonds at a redemption price of 101%, declining to 100% the next year, of the principal plus accrued interest if the length of the fixed rate period is greater than 10 years. The bonds have no call provisions for the first 10 years. In order to provide support of the lower interest rate on the Ohio Bonds, PRG issued a letter of credit for the principal amount outstanding. The supporting credit facility was renewed effective June 1, 2004 for one year and PRG has the option to extend the expiration date of the current facility, replace the facility or transfer the existing letter of credit to the $1 billion credit facility. PRG also has the ability to fix the interest rate on the Ohio Bonds in which case additional security might no longer be required.
In February 2003, the Company redeemed the $40.1 million principal balance of Premcor USA Inc.’s 11 1/2 % Subordinated Debentures at a $2.3 million premium and repaid PRG’s Floating Rate Term Loan at par using a portion of the proceeds from the common stock offerings described in Note 18, Stockholders Equity and the senior notes issued in February 2003. In May 2003, PRG purchased in the open market $14.7 million in face value of the 12 1/2 % Senior Notes at a $2.7 million premium. In 2003, PACC made $14.2 million of scheduled principal payments on its 12 1/2 % Senior Notes. In December 2003, PRG redeemed the aggregate principal balance of the 8 3/8 % Senior Notes, 8 5/8 % Senior Notes, and 8 7/8 % Senior Subordinated Notes with the proceeds of the senior notes and senior subordinated notes issued in November 2003.
The aggregate stated maturities of long-term debt for the Company are (in millions): 2005—$36.6; 2006—$44.1; 2007—$41.3; 2008—$48.5; 2009—$29.6; 2010 and thereafter—$1,627.4.
PRG note indentures contain certain restrictive covenants including limitations on the payment of dividends, limitations on the payment of amounts to related parties, limitations on the incurrence of debt and limitations on the incurrence of liens. In order to make dividend payments, PRG must be permitted to incur at least $1 of additional debt as defined in the indenture, possess a positive balance of cumulative earnings plus capital issued less any dividends and not be in default of any covenants. In the event of a change of control of PRG, as defined in the indenture, that results in a ratings decline, the Company is required to tender an offer to redeem its outstanding notes at 101% of face value, plus accrued interest.
An amended and restated common security agreement contains common covenants, representations, defaults and other terms with respect to the long-term debt obligations of PAFC. Under the amended and restated common security agreement, PACC is required to maintain $45.0 million of cash for annual debt service at all times plus an amount equal to the next scheduled principal and interest payment on its 12 1/2 % Senior Notes, prorated based on the number of months remaining until that payment is due. As of December 31, 2004, cash of $69.1 million (2003—$66.6 million) was restricted for current debt service under these requirements and classified as cash and cash equivalents restricted for debt service on the balance sheet.
Except for the PACC debt service cash restrictions discussed above, there are no restrictions limiting dividends from PACC to PRG and, under the amended and restated credit agreement, PACC is required to dividend to PRG all excess cash over $20 million, excluding the restricted debt service amounts. Also, if an aggregate intercompany payable from PRG to PACC exists at any time, PACC shall forgive PRG for such amount, which would take the form of a non-cash dividend. Non-cash dividends of $516.1 million were made in 2004 (2003—$174.7).
Interest and finance expense
Interest and finance expense included in Premcor Inc.’s statements of operations consisted of the following:

	For the Year Ended December 31,
	2004	2003	2002
Interest expense	$149.4	$127.1	$103.8
Financing costs	8.7	9.5	13.5
Capitalized interest	(22.4)	(15.0)	(6.7)

	$135.7	$121.6	$110.6

Interest and finance expense included in PRG’s statements of operations consisted of the following:

	For the Year Ended December 31,
	2004	2003	2002
Interest expense	$147.9	$125.0	$92.2
Financing costs	8.7	9.5	13.3
Capitalized interest	(22.2)	(15.0)	(6.7)

	$134.4	$119.5	$98.8

Cash paid for interest expense in 2004 for the Company was $138.9 million (2003—$110.4 million, 2002—$114.3 million). Cash paid for interest expense in 2004 for PRG was $137.5 million (2003—$107.4 million, 2002—$103.9 million).
Gain (loss) on extinguishment of long-term debt
In 2004, as a result of the early extinguishment of the $785 million credit facility, the Company and PRG recorded a loss for the write-off of unamortized deferred financing costs of $3.6 million for the year ended December 31, 2004.
As a result of the early extinguishment of debt in 2003 and amendments to the credit agreement in conjunction with the Memphis acquisition, the Company recorded a loss on extinguishment of long-term debt of $27.5 million, which included cash premiums associated with the early repayment of long-term debt of $17.2 million, a write-off of unamortized deferred financing costs of $9.4 million related to this debt and the amended credit agreement and a write-off of unamortized note discounts of $0.9 million. PRG recorded a loss on extinguishment of long-term debt of $25.2 million which excluded the cash premium paid in relation to the redemption of 11 1/2 % subordinated debentures, which were held by Premcor USA.
As a result of the early extinguishment of debt in 2002, the Company recorded a loss on extinguishment of long-term debt of $19.5 million in 2002. The loss included premiums associated with the early repayment of long-term debt of $9.4 million, a write-off of unamortized deferred financing costs of $9.5 million and the write-off of a prepaid premium for an insurance policy guaranteeing PACC’s long-term debt obligations of $0.6 million. PRG recorded a loss of $9.3 million related to the early redemption of long-term debt, of which $0.9 million related to premiums, $7.8 million related to the write-off of unamortized deferred financing costs and $0.6 million related to the write-off of a prepaid premium for an insurance policy guaranteeing PACC’s long-term debt obligations.
14. LEASE COMMITMENTS
The Company leases refinery equipment, crude oil tankers, tank cars, office space, and office equipment from unrelated third parties with lease terms ranging from 1 to 12 years with the option to purchase some of the equipment at the end of the lease term at fair market value. The Company leases some land in relation to its Memphis refinery operations with terms that extend 28 years and 46 years. The leases generally provide that the Company pay taxes, insurance and maintenance expenses related to the leased assets. The Company is also subject to remaining payments on 34 leases that were rejected from the CRE bankruptcy as described above in Note 6, Discontinued Operations. The terms of these leases range from 1 to 20 years. Certain of these properties are being subleased. As of December 31, 2004, net future minimum lease payments under non-cancelable operating leases were as follows (in millions): 2005—$53.6; 2006—$50.0; 2007—$42.8; 2008—$41.2; 2009—$37.9; 2010 and thereafter—$46.6. Total future rental receipts are $29.1 million as of December 31, 2004. Rental expense during 2004 was $58.1 million (2003—$49.0 million, 2002—$31.5 million).

15. OTHER LONG-TERM LIABILITIES
Other long-term liabilities consisted of the following:

	December 31,
	2004	2003
Legal and environmental liabilities	$79.1	$85.6
Postretirement benefit obligations	81.4	57.9
Pension benefit obligations	19.7	10.9
Other	0.4	3.5

	$180.6	$157.9

Legal and environmental liabilities reflected the long-term portion of these liabilities and are more fully discussed in Note 23, Commitments and Contingencies. The postretirement and pension benefit obligations are discussed in Note 16, Employee Benefit Plans.
16. EMPLOYEE BENEFIT PLANS
Pension and Other Postretirement Benefit Plans
The Company has two qualified non-contributory cash balance defined benefit pension plans which were adopted in 2002 and cover most full-time employees. Neither of the two plans provided benefits for years prior to 2002. The Company also has a non-qualified cash balance defined benefit restoration plan, which provides benefits in excess of government limits placed on a qualified defined benefit plan and a non-qualified senior executive retirement plan (“SERP”). The two qualified plans are funded and contributions will meet or exceed the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) minimum funding requirements. The Company uses a December 31 measurement date for its pension plans.
The Company also sponsors postretirement health care and life insurance benefit plans, which are not funded and cover most retired employees. The health care benefits are contributory. The life insurance benefits are non-contributory to a base amount and contributory for coverage over that base. In addition to these health care plans, health care benefits are provided under the SERP. The postretirement portion of the SERP is non-contributory. The Company uses a September 30 measurement date for its other post retirement benefits.

Information concerning the SERP was not included in 2002 because the plan was suspended at the time. The SERP was reinstated in April 2003, effective as of July 1, 2002. The Company has included the SERP in the 2004 and 2003 information reported below. The following table provides a reconciliation of the changes in the plans’ benefit obligations, fair value of assets, funded status of plans, accumulated benefit obligations for pension plans, and the assumptions used to determine the benefit obligation for the year ended December 31:

			Other Postretirement
	Pension Benefits		Benefits
	2004	2003	2004	2003
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year	$16.3	$6.9	$110.4	$76.8
Service cost	12.0	7.4	3.4	2.5
Interest cost	1.0	0.3	6.5	5.6
Participants’ contributions	—	—	0.9	0.9
Plan amendments	8.3	2.8	—	(5.2)
Initial plan recognition	—	—	—	0.3
Actuarial loss (gain)	0.7	0.2	(0.8)	33.5
Acquisition	—	—	15.8	—
Benefits paid	(0.8)	(1.3)	(2.9)	(4.0)

Benefit obligation at end of year	$37.5	$16.3	$133.3	$110.4

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year	$3.7	$0.1	$—	$—
Actual return on plan assets	1.1	—	—	—
Employer contributions	11.5	4.9	2.0	3.1
Participant contributions	—	—	0.9	0.9
Benefits paid	(0.8)	(1.3)	(2.9)	(4.0)

Fair value of plan assets at end of year	$15.5	$3.7	$—	$—

RECONCILIATION OF FUNDED STATUS
Funded status	$(22.1)	$(12.6)	$(133.3)	$(110.4)
Unrecognized actuarial loss	0.7	0.6	53.1	56.5
Unrecognized prior service cost	10.1	2.5	(3.4)	(4.0)
Contributions received after measurement date	—	—	2.2	—

Accrued benefit liability	$(11.3)	$(9.5)	$(81.4)	$(57.9)

AMOUNTS RECOGNIZED IN THE BALANCE SHEET
Accrued benefit liability	$(19.7)	$(10.9)	$(81.4)	$(57.9)
Intangible asset	8.4	1.4	—	—

Net accrued benefit liability	$(11.3)	$(9.5)	$(81.4)	$(57.9)

WEIGHTED AVERAGE ASSUMPTIONS USED TO DETERMINE BENEFIT OBLIGATION
Discount rate	5.75%	6.00%	5.75%	6.00%
Expected rate of return	7.25%	8.50%	—	—

Rate of compensation expense	4.00%	4.00%	4.00%	4.00%

	Pension Benefits
	2004	2003
INFORMATION FOR PENSION PLANS WITH AN ACCUMULATED BENEFIT OBLIGATION IN EXCESS OF PLAN ASSETS
Projected benefit obligation	$37.5	$16.3
Accumulated benefit obligation	$34.3	$14.4
Fair value of plan assets	$15.5	$3.7

The following table provides the components of net periodic benefit cost and the assumptions used to determine the net periodic benefit cost for the year ended December 31:

				Other
	Pension			Postretirement
	Benefits			Benefits
	2004	2003	2002	2004	2003	2002
COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost	$12.0	$7.4	$7.0	$3.4	$2.5	$2.1
Interest cost	1.0	0.3	—	6.5	5.6	4.8
Recognized actuarial (gain) loss	(1.1)	—	—	2.3	1.9	1.0
Expected return on plan assets	0.6	0.3	—	—	(0.4)	—
Amortization of prior service costs	0.6	(0.1)	—	(0.4)	—	—

Defined benefit plan cost	13.1	7.9	7.0	11.8	9.6	7.9
Defined contribution plan cost	10.8	8.0	8.2	—	—	—

Total periodic benefit cost	$23.9	$15.9	$15.2	$11.8	$9.6	$7.9

	2004	2003	2002	2004	2003	2002
WEIGHTED AVERAGE ASSUMPTIONS USED TO DETERMINE NET PERIODIC BENEFIT COST
Discount rate	6.00%	6.75%	7.25%	6.00%	6.75%	7.25%

Expected rate of return	7.25%	8.50%	8.50%	—	—	—

Rate of compensation expense	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
In measuring the expected postretirement benefit obligation and expense, the Company assumed a health care cost rate increase of 11% in 2005, declining by 1% per year to an ultimate rate of 5% in 2011. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one- percentage-point change in assumed health care cost trend rates would have the following effects:

	Increase	Decrease
Effect on total service and interest costs	$2.5	$(2.0)
Effect on accumulated postretirement benefit obligation	$22.4	$18.2
The Company expects to contribute a total of $20 million to its pension plans in 2005; this amount may be revised based on available cash. The Company expects to make payments of $4 million for its obligations under its other post retirement benefit plans in 2005.
The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

		Other
	Pension	Postretirement
	Benefits	Benefits
2005	$7.3	$3.7
2006	$0.5	$3.9
2007	$0.6	$4.3
2008	$2.8	$4.8
2009	$2.6	$2.3
2010-2015	$8.3	$33.8
In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“Act”) was signed into law. The Act will provide prescription drug coverage to retirees beginning in 2006 and will provide subsidies to sponsors of post-retirement medical plans that provide prescription drug coverage. Detailed regulations necessary to implement this act are still pending. The Medicare Act provides Medicare coverage for prescription drugs up to a certain amount above a deductible and then provides no Medicare coverage until expenses reach a higher threshold. The law also provides federal subsidy to sponsors of retiree health care benefit plans. The Company is evaluating potential changes to the postretirement plans in order to take advantage of this new coverage and is evaluating the various options provided by the act and any changes that may be necessary to make to the plans.
In May 2004, the FASB issued FSP 106-2 Accounting and Disclosure Requirements related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“FSP 106-2”). The Company has applied FSP 106-2 retroactively to the date of enactment. The impact of adopting FSP 106-2 resulted in a reduction of the Company’s accumulated projected benefit obligation (“APBO”) of $15.5 million for the full year 2004 and a reduction in net periodic post-retirement cost of $2.2 million for the year ended December 31, 2004. The Company’s actuaries have determined the plan is actuarially equivalent. The Company is currently evaluating the expected gross receipts to be received from the subsidy; no subsidies have been received as of December 31, 2004.
Pension Plan Assets
The guiding principles in implementing the Company’s investment policy with respect to its qualified employee pension plans are to 1) preserve the long-term corpus of the fund, 2) maximize total return within prudent risk parameters and 3) act in the exclusive interest of the participants of the plans. In order to accumulate and maintain the financial reserves to meet its obligations, the goal of the Company’s investment strategy was derived using an asset allocation model with an expected return on the plan assets that takes into account long-term equity and fixed income securities experience. In order to achieve this return, the Company’s pension plan investment policy statement established a long-term asset allocation structure of 60% in equity securities and 40% in fixed income securities. In determining the Company’s philosophy towards risk, the Company’s benefit committee considered its fiduciary obligations; statutory requirements; the pension plans’ purpose and characteristics, financial condition, liquidity needs, sources of contributions and income; and general business conditions.
The Company’s benefit committee recognizes that even though its investments are subject to short-term volatility, it is critical that a long-term investment focus be maintained. This prevents ad-hoc revisions to its philosophy and policies in reaction to short-term market fluctuations. In order to preserve this long-term view, the committee reviews performance of its investment funds quarterly and reviews its asset allocation, including rebalancing, and investment policy statement annually. To assure a rational, systematic, and cost-effective approach to rebalancing, the committee has chosen certain “trigger points” as the maximum upper and lower limits for a specified asset class. If the percentage of the plan’s assets in a particular asset class has deviated from the target beyond a trigger point, the Company will rebalance the portfolio to bring all asset classes in line with the adopted guideline percentages.
The Company established its investment policy in 2002 and the plans were initially funded in September 2003. An amount estimated to cover the cash flow needs of upcoming benefit payments during fourth quarter 2003 and early 2004 was invested in a money market instrument. The balance of the funding was invested on a 60% equity and 40% fixed income basis, consistent with the Company’s long-term investment strategy. In 2004, the funding was invested in accordance with the Company’s long-term investment strategy.
Employee Savings Plan
The Premcor Refining Group Retirement Savings Plan and Separate Trust (the “Plan”), a defined contribution plan, covers substantially all employees of the Company. This Plan, which is subject to the provisions of ERISA, permits employees to make before-tax and after-tax contributions and provides for employer incentive matching contributions. The Company contributions to the Plan during 2004 were $10.3 million (2003—$8.1 million; 2002—$8.3 million).

17. INCOME TAXES
Premcor Inc. and Subsidiaries:
The income tax (provision) benefit is summarized as follows:

	For the Year Ended
	December 31,
	2004	2003	2002
Income (loss) from continuing operations before income taxes and minority interest	$772.3	$187.8	$(210.1)

Income tax (provision) benefit:
Current (provision) benefit—Federal	$(83.5)	$(1.0)	$3.0
—State	(3.4)	—	(0.5)

	(86.9)	(1.0)	2.5

Deferred (provision) benefit—Federal	(173.8)	(62.3)	66.3
—State	(28.1)	(0.7)	12.5

	(201.9)	(63.0)	78.8

Income tax (provision) benefit	$(288.8)	$(64.0)	$81.3

A reconciliation between the income tax (provision) benefit computed on pretax income (loss) at the statutory federal rate and the actual (provision) benefit for income taxes is as follows:

	For the Year Ended
	December 31,
	2004	2003	2002
Federal taxes computed at 35%	$(270.3)	$(65.7)	$73.5
States taxes, net of federal effect	(20.5)	(0.5)	7.8
Valuation allowance	0.6	—	(2.8)
Other items, net	1.4	2.2	2.8

Income tax (provision) benefit	$(288.8)	$(64.0)	$81.3

The following represents the approximate tax effect of each significant temporary difference giving rise to deferred tax liabilities and assets:

	December 31,
	2004	2003
Deferred tax liabilities:
Property, plant and equipment	$369.1	$230.6
Turnaround costs	62.0	21.0
Inventory	10.6	15.6
Other	5.0	2.4

	446.7	269.6

Deferred tax assets:
Alternative minimum tax credit	51.3	25.8
Environmental and other future costs	65.1	46.7
Tax loss carryforwards	70.4	163.7
Federal business tax credits	15.3	14.6
Stock-based compensation expense	20.1	12.3
Unrealized loss on fixed commitments	10.2	2.5
Organizational and working capital costs	0.1	3.4
Other	15.5	2.8

	248.0	271.8

Valuation allowance	(2.2)	(2.8)

Net deferred tax liability	$(200.9)	$(0.6)

PRG and Subsidiaries:
The income tax (provision) benefit is summarized as follows:

	For the Year Ended
	December 31,
	2004	2003	2002
Income (loss) from continuing operations before income taxes and minority interest	$770.4	$189.1	$(189.4)

Income tax (provision) benefit:
Current (provision) benefit—Federal	$(94.6)	$(16.8)	$2.7
—State	(3.4)	—	(0.3)

	(98.0)	(16.8)	2.4

Deferred (provision) benefit—Federal	(162.4)	(46.9)	58.4
—State	(28.9)	(0.7)	12.5

	(191.3)	(47.6)	70.9

Income tax (provision) benefit	$(289.3)	$(64.4)	$73.3

A reconciliation between the income tax (provision) benefit computed on pretax income (loss) at the statutory federal rate and the actual (provision) benefit for income taxes is as follows:

	For the Year Ended
	December 31,
	2004	2003	2002
Federal taxes computed at 35%	$(269.6)	$(66.2)	$66.3
States taxes, net of federal effect	(21.0)	(0.5)	7.9
Valuation allowance	0.6	—	(2.8)
Other items, net	0.7	2.3	1.9

Income tax (provision) benefit	$(289.3)	$(64.4)	$73.3

The following represents the approximate tax effect of each significant temporary difference giving rise to deferred tax liabilities and assets:
PRG:

	December 31,
	2004	2003
Deferred tax liabilities:
Property, plant and equipment	$364.1	$229.9
Turnaround costs	62.0	21.0
Inventory	10.6	15.6
Other	4.3	1.4

	441.0	267.9

Deferred tax assets:
Alternative minimum tax credit	45.7	22.4
Environmental and other future costs	65.1	46.7
Tax loss carryforwards	64.7	143.2
Federal business tax credits	15.3	14.6
Stock-based compensation expense	20.1	12.3
Unrealized loss on fixed commitments	10.2	2.5
Organizational and working capital costs	0.1	3.4
Other	14.0	2.7

	235.2	247.8

Valuation allowance	(2.2)	(2.8)

Net deferred tax liability	$(208.0)	$(22.9)

As of December 31, 2004, the Company has made net cumulative payments of $51.3 million (PRG—$45.7 million) under the federal alternative minimum tax system which are available to reduce future regular income tax payments. As of December 31, 2004, the Company had regular federal tax net operating loss carryforwards of $165.7 million (PRG—$150.3 million). As of December 31, 2004, neither the Company nor PRG had an alternative minimum tax net operating loss carryforward. As of December 31, 2004, the Company had federal business tax credit carryforwards in the amount of $15.3 million (PRG—$15.3 million). Such operating losses and tax credit carryforwards have carryover periods of 15 years (20 years for losses and credits originating in 1998 and years thereafter) and are available to reduce future tax liabilities through the year ending December 31, 2023. The tax credit carryover periods begin to terminate with the year ending December 31, 2005 and the net operating loss carryover periods will begin to terminate during 2022. The regular federal tax net operating carryforwards will expire during 2022 to the extent they have not been used to reduce regular taxable income prior to such time.
For federal income tax purposes, the Company has incurred, as a result of the April 2004 equity offering, a stock ownership change of more than 50%, determined over the preceding three-year period. Under federal tax law, the more than 50% stock ownership change has resulted in an annual limitation being placed on the amount of regular tax net operating losses, and certain other losses and tax credits (collectively “tax attributes”) that may be utilized in any given year. Accordingly, the Company’s ability to utilize tax attributes could be affected in both timing and amount. However, management believes such annual limitation will not restrict the Company’s ability to significantly utilize its tax attributes over the applicable carryforward periods. Therefore, at this time, the Company does not anticipate the need for an additional valuation allowance as a result of this more than 50% stock ownership change.
The valuation allowance of the Company and PRG as of December 31, 2004 was $2.2 million (2003—$2.8 million). The decrease of the deferred tax valuation allowance in 2004 was primarily the result of the Company’s and PRG’s respective analyses of the likelihood of realizing the future benefit of a portion of its federal business credits and a portion of its state tax loss carryforwards.
During 2004, the Company made net federal cash payments of $104.2 million (2003—$3.7 million net federal cash payments; 2002—$12.6 million net federal cash refunds). During 2004, PRG neither made nor received any net federal cash payments or refunds (2003—no net cash payments or refunds; 2002—$12.6 million net federal cash refunds). PRG provides for its portion of consolidated refunds and liability under its tax sharing agreement with Premcor Inc. As of December 31, 2004, PRG had an amount due to affiliates of $116.2 million (2003—$41.2 million) related to income taxes and its tax sharing agreement with Premcor Inc. and its predecessor. During 2004, PRG made net state cash payments of $0.3 million (2003—no net state cash payments or refunds; 2002—$0.3 million net state cash payments).
The Company’s income tax benefit of $81.3 million (PRG—$73.3 million) for 2002 reflected the effect of the increase in the deferred tax valuation allowance of $2.8 million (PRG—$2.8 million).
18. STOCKHOLDERS’ EQUITY
As of December 31, 2004, Premcor Inc. had one class of outstanding common stock. On April 23, 2004, Premcor Inc. completed a public offering of 14.95 million shares of common stock, which included 1.95 million shares related to the over allotment option, which was exercised by the underwriter. The shares were issued at a price of $34.00 per share and the Company received proceeds, net of underwriter’s discount and commissions, of $490 million. A portion of the proceeds was used to purchase the Delaware City refinery complex, which is discussed in Note 3. Stockholders’ equity also reflects the receipt of proceeds from the exercise of stock options.
On January 30, 2003, Premcor Inc. completed a public offering of 12.5 million shares of common stock and a private placement of 2.9 million shares of common stock with Blackstone Capital Partners III Merchant Banking Fund L.P. and its affiliates (“Blackstone”), a subsidiary of Occidental Petroleum Corporation (“Occidental”), and certain Premcor executives. On February 5, 2003, Premcor Inc. sold an additional 0.6 million shares of common stock pursuant to the underwriters’ over-allotment option. Premcor Inc. received net proceeds of approximately $306 million from these transactions.
On May 3, 2002, Premcor Inc. completed an initial public offering of 20.7 million shares of common stock. The initial public offering, plus the concurrent sales of 850,000 shares in the aggregate to Mr. Thomas D. O’Malley and two independent directors of the Company, netted proceeds to Premcor Inc. of approximately $481 million. Also in 2002, Blackstone exercised all of its outstanding warrants purchasing 2,430,000 shares of Premcor Inc. common stock at a price of $0.01 per share. Occidental exercised its warrants purchasing 30,000 shares of Sabine common stock at a price of $0.09 per share. Upon exercise of these warrants, Occidental exercised its option to exchange each warrant share for nine shares of Premcor Inc.’s common stock, totaling 270,000 new shares of Premcor Inc. There were no warrants outstanding as of December 31, 2002. In relation to the Sabine restructuring, Premcor Inc. exchanged 1,363,636 newly issued shares of its common stock with Occidental for the 10% ownership Occidental held in Sabine.
19. STOCK OPTION PLANS
As of December 31, 2004, the Company had three stock-based employee compensation plans. In connection with the employment of Thomas D. O’Malley in 2002, the Company adopted the 2002 Special Stock Incentive Plan, which allows for the issuance of options for the purchase of Premcor Inc. common stock. Under this plan, options on 3,400,000 shares of Premcor Inc. common stock may be awarded. Options granted under this plan vest under either a schedule of 1/3 on each of the first three anniversaries of the date of grant or a schedule of 1/5 on each of the first five anniversaries of the date of grant. Also in 2002, the Company adopted the 2002 Equity Incentive Plan to award key employees, directors, consultants, and affiliates with various stock options, stock appreciation rights, restricted stock, performance-based awards and other common stock based awards of Premcor Inc. common stock. Under this plan, options for 4,500,000 shares of Premcor Inc. common stock may be awarded and these options vest under either a schedule of 1/3 on each of the first three anniversaries of the date of grant or a schedule of 1/5 on each of the first five anniversaries of the date of grant.
In 1999, the Company adopted the Premcor 1999 Stock Incentive Plan. Under this plan, employees are eligible to receive awards of options to purchase shares of the common stock of Premcor Inc. Options in an aggregate amount of 2,215,250 shares of Premcor Inc.’s common stock may be awarded under this plan. Options granted under this plan were either time vesting or performance vesting options. Time vesting options typically vest over three to five years. As of December 31, 2004, all of the outstanding performance vesting options were vested and had been excercised.
Information regarding stock option plans as of December 31, 2004, 2003 and 2002 is as follows:

	2004		2003		2002
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price
Options outstanding, beginning of period	5,114,171	$14.49	4,589,480	$13.66	1,856,555	$10.24
Granted	859,500	26.97	652,500	20.22	4,031,000	14.38
Exercised	(143,816)	16.58	(91,659)	11.30	(608,700)	10.40
Expired	—	—	(7,501)	24.00	—	—
Forfeited	(52,300)	21.55	(28,649)	19.91	(689,375)	11.59

Option outstanding, end of period	5,777,555	16.22	5,114,171	14.49	4,589,480	13.66

Exercisable at end of period	3,130,270	$13.62	1,645,446	$13.41	430,080	$10.81

Information regarding stock options granted during 2004, 2003 and 2002 is as follows:

	2004	2003	2002
Options granted at an exercise price less than market price on grant date	—	547,500	3,625,000
Weighted average exercise price	$—	$19.60	$13.41
Weighted average fair value	$—	$9.95	$12.92
Options granted at an exercise price equal to market price on grant date	859,500	105,000	406,000
Weighted average exercise price	$26.97	$23.45	$22.98
Weighted average fair value	$11.68	$11.13	$9.65
Information regarding stock options outstanding as of December 31, 2004 is as follows:

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average	Remaining		Average
	Options	Exercise	Contractual	Options	Exercise
Exercise Price	Outstanding	Price	Life (in years)	Exercisable	Price
$9.90–$12.99	3,079,255	$9.99	6.6	2,189,672	$9.99
$13.00–$17.08	38,500	14.19	5.1	30,167	14.31
$17.09–$20.17	552,566	19.54	8.0	120,533	19.46
$20.18–$24.35	1,217,734	22.78	7.4	780,898	22.78
$24.36–$29.44	805,500	26.04	9.0	9,000	24.40
$29.45–$33.62	21,000	30.96	9.1	—	—
$33.63–$35.71	43,000	34.75	9.3	—	—
$35.72–$37.79	20,000	37.79	9.6	—	—

	5,777,555	$16.22	7.3	3,130,270	$13.62

The fair value of these options was estimated on the grant date using the Black-Scholes Option-Pricing Model with the following weighted average assumptions:

	2004		2003		2002
Assumed risk-free rate		3.28%		3.94%		5.04%
Expected life	5	years	5	years	3.76	years
Volatility rate		44.65%		49.75%		39%
Expected dividend yields		0%		0%		0%
20. RELATED PARTY TRANSACTIONS
The following related party transactions are not discussed elsewhere in the footnotes. See Note 17, Income Taxes for a discussion of intercompany transactions and balances related to a tax sharing agreement between Premcor Inc. and certain of its subsidiaries.
Premcor Inc. and PRG
As of December 31, 2004, PRG had a receivable from Premcor Inc., excluding amounts due related to income taxes and the tax sharing agreement, which is discussed in Note 17, of $2.2 million. The $2.2 million relates to payments PRG made for Premcor Inc to Opus and cash Premcor Inc. received on the income tax deductions for stock options. As of December 1, 2003, PRG had a payable to Premcor Inc. for management fees paid by Premcor Inc. on PRG’s behalf of $0.1 million. PRG’s loan receivable from Premcor Inc. for $8.9 million in 2003, which included both principal and interest, was paid in full during 2004. PRG’s subsidiary, Premcor Investments Inc., had loaned these proceeds to Premcor Inc. to allow Premcor Inc. to pay certain fees. The loan had bore interest at 12% per annum. These intercompany balances are eliminated in Premcor Inc.’s consolidated financial statements.

Premcor USA and PRG
In 2004, PRG received capital contributions from Premcor USA totaling $403.5 million, primarily for the acquisition of the Delaware City refinery. In 2003, PRG received capital contributions from Premcor USA totaling $263.3 million, which included cash contributions of $248.1 million that were used primarily for the early repayment of long-term debt, and a non-cash contribution of the 10% equity interest in Sabine that Premcor Inc. acquired from Occidental. These intercompany balances are eliminated in Premcor Inc.’s consolidated financial statements.
The Premcor Pipeline Co. and PRG
In 2004, PRG contributed $14.3 million to Premcor USA, the contribution represented 100% ownership in the capital stock of the Port Arthur Pipeline Company, which was previously a subsidiary of PRG.
As of December 31, 2004, PRG had a receivable from The Premcor Pipeline Co. of $20.2 million (2003—$5.9 million) related to amounts that PRG paid on behalf of The Premcor Pipeline Co. As of December 31, 2004, PRG had a payable to The Premcor Pipeline Co. of $16.0 million (December 31, 2003—$2.0 million) for pipeline tariffs and fees due to The Premcor Pipeline Co for use of pipelines and storage for the Memphis operations. These intercompany balances are eliminated in Premcor Inc.’s consolidated financial statements.
Fuel Strategies International, Inc.
The Company entered into an agreement with Fuel Strategies International, Inc. (“FSI”) effective June 2002. Pursuant to this agreement, FSI provides monthly, consulting services related to the Company’s petroleum coke and commercial operations. The agreement automatically renews for additional one-year periods unless terminated by either party upon 90 days notice prior to expiration. The principal of FSI is the brother of the Company’s chairman of the board of directors and senior executive employee. For the years ended December 31, 2004 and 2003, the Company incurred fees of $0.2 million and $0.4 million, respectively, related to this agreement. In June 2004, the Company hired the principal as a full time employee and the contract with FSI expired in May 2004.
Blackstone
The Company had an agreement with an affiliate of one of Premcor Inc.’s major shareholders, Blackstone Capital Partners III Merchant Banking Fund L.P. and its affiliates (“Blackstone”), under which it incurred a monitoring fee equal to $2.0 million per annum subject to increases relating to inflation. The monitoring agreement was terminated effective March 31, 2002. The Company recorded expenses related to the annual monitoring fee and the reimbursement of out-of-pocket costs of $0.3 million for the year ended December 31, 2002.
21. CONSOLIDATING FINANCIAL STATEMENTS OF PRG AS CO-GUARANTOR OF PAFC’S 12 1/2% SENIOR NOTES
As a result of the Sabine restructuring, PRG, PACC, Sabine, and various other subsidiaries of Sabine are full and unconditional guarantors of PAFC’s 12 1/2% Senior Notes. The guarantors have guaranteed the punctual payment of principal and interest on the notes, the performance by PAFC of its obligations under the note indenture and amended and restated common security agreement, and that the guarantor obligation will be as if they were a principal debtor and obligor, not merely a surety. As of December 31, 2004, the maximum potential amounts of future payments under the guarantee were $197.6 million in principal payments and $70 million in future interest payments. See Note 13, Long-term Debt, for additional information on the collateralization of the 12 1/2% Senior Notes and the indenture and amended and restated common security agreement governing the relationships between PAFC and the guarantors.

Presented below are the PRG consolidating balance sheets, statement of operations and cash flows as required by Rule 3-10 of the Securities Exchange Act of 1934, as amended. Under Rule 3-10, the condensed consolidating balance sheets, statement of operations and cash flows presented below meet the requirements for financial statements of the issuer and each guarantor of the notes since the issuer and guarantors are all direct or indirect wholly owned subsidiaries of PRG, and all guarantees are full and unconditional on a joint and several basis.
In addition to the relationships related to the 12 1 /2% Senior Notes, there are several intercompany agreements between PACC (included in Other Guarantor Subsidiaries) and PRG that dictate their operational relationships due to the full integration of their respective Port Arthur facilities. Principally, PACC leases the crude unit and the hydrotreater from PRG and then sells to PRG the refined products and intermediate products produced by its heavy oil processing facility. PRG then sells these products to third parties or processes them further. The net receivables and payables related to these transactions are shown by each company and eliminated in the consolidation of PRG.

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2004

			Other
			Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
	(in millions)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$230.5	$—	$—	$—	$230.5
Short-term investments	378.7	—	—	—	378.7
Cash restricted for debt service	—	—	69.1	—	69.1
Accounts receivable	708.0	—	0.9	(0.6)	708.3
Receivable from affiliates	191.4	50.6	0.3	(122.6)	119.7
Inventories	747.6	—	25.0	—	772.6
Prepaid expenses and other	154.4	—	1.2	—	155.6
Current deferred tax asset	69.5	—	—	—	69.5

Total current assets	2,480.1	50.6	96.5	(123.2)	2,504.0
PROPERTY, PLANT AND EQUIPMENT, NET	2,265.2	—	581.3	—	2,846.5
DEFERRED INCOME TAXES	15.6	—	—	(15.6)	—
INVESTMENT IN AFFILIATES	65.1	—	—	(65.1)	—
GOODWILL	27.6	—	—	—	27.6
OTHER ASSETS	205.0	—	14.5	—	219.5
NOTE RECEIVABLE FROM AFFILIATE	—	171.6	—	(171.6)	—

	$5,058.6	$222.2	$692.3	$(375.5)	$5,597.6

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$873.9	$—	$118.9	$—	$992.8
Payable to affiliates	6.2	—	202.3	(84.1)	124.4
Accrued expenses and other	218.3	12.1	2.0	(0.7)	231.7
Accrued taxes other than income	64.8	—	5.7	—	70.5
Current portion of long-term debt	—	38.5	—	—	38.5
Current portion of notes payable to affiliate	—	—	38.5	(38.5)	—

Total current liabilities	1,163.2	50.6	367.4	(123.3)	1,457.9
LONG-TERM DEBT	1,619.9	171.6	—	(12.4)	1,779.1
DEFERRED INCOME TAXES	193.6	—	99.5	(15.6)	277.5
OTHER LONG-TERM LIABILITIES	179.4	—	1.2	—	180.6
NOTE PAYABLE TO AFFILIATE	—	—	171.6	(171.6)	—
COMMITMENTS AND CONTINGENCIES	—	—	—	—	—
COMMON STOCKHOLDER’S EQUITY:
Common stock	—	—	0.1	(0.1)	—
Additional paid-in capital	1,237.4	—	206.0	(206.0)	1,237.4
Retained earnings	665.1	—	(153.5)	153.5	665.1

Total common stockholder’s equity	1,902.5	—	52.6	(52.6)	1,902.5

	$5,058.6	$222.2	$692.3	$(375.5)	$5,597.6

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

			Other
			Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
	(in millions)
NET SALES AND OPERATING REVENUES	$15,448.6	$—	$3,187.4	$(3,305.1)	$15,330.9
EQUITY IN EARNINGS OF AFFILIATES	282.7	—	—	(282.7)	—
EXPENSES:
Cost of sales	14,079.6	—	2,488.1	(3,269.6)	13,298.1
Operating expenses	636.6	—	207.6	(35.5)	808.7
General and administrative expenses	146.5	—	4.0	—	150.5
Depreciation	71.6	—	22.2	—	93.8
Amortization	57.6	—	0.7	—	58.3
Refinery restructuring and other charges	19.5	—	—	—	19.5

	15,011.4	—	2,722.6	(3,305.1)	14,428.9

OPERATING INCOME	719.9	—	464.8	(282.7)	902.0
Interest and finance expense	(105.7)	(27.4)	(30.3)	29.0	(134.4)
Loss on extinguishment of debt	(3.6)	—	—	—	(3.6)
Interest income	7.4	27.4	0.6	(29.0)	6.4

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	618.0	—	435.1	(282.7)	770.4
Income tax provision	(136.9)	—	(152.4)	—	(289.3)

INCOME FROM CONTINUING OPERATIONS	481.1	—	282.7	(282.7)	481.1
Loss from discontinued operations, net of tax	(5.6)	—	—	—	(5.6)

NET INCOME	$475.5	$—	$282.7	$(282.7)	$475.5

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2004

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
	(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$475.5	$—	$282.7	$(282.7)	$475.5
Adjustments:
Loss from discontinued operations	5.6	—	—	—	5.6
Depreciation	71.6	—	22.2	—	93.8
Amortization	63.3	—	3.7	—	67.0
Deferred income taxes	147.7	—	40.1	—	187.8
Stock-based compensation	19.7	—	—	—	19.7
Refinery restructuring and other charges	(5.2)	—	—	—	(5.2)
Write-off of deferred financing costs	3.6	—	—	—	3.6
Equity in earnings of affiliates	(282.7)	—	—	282.7	—
Other, net	2.1	—	0.6		2.7
Cash (reinvested in) provided by working capital, excluding the effects of refinery acquisitions:
Accounts receivable, prepaid expenses and other	(140.7)	—	3.6	—	(137.1)
Inventories	(25.8)	—	(0.2)	—	(26.0)
Accounts payable, accrued expenses, taxes other than income, and other	292.0	(1.5)	48.0	—	338.5
Affiliate receivables and payables	(172.9)	27.2	123.0	—	(22.7)
Cash and cash equivalents restricted for debt service	—	—	1.1	—	1.1

Net cash provided by operating activities of continuing operations	453.8	25.7	524.8	—	1,004.3
Net cash used in operating activities of discontinued operations	(3.7)	—	—	—	(3.7)

Net cash provided by operating activities	450.1	25.7	524.8	—	1,000.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(492.0)	—	(1.5)	—	(493.5)
Expenditures for turnarounds	(138.9)	—	(3.6)	—	(142.5)
Expenditures for refinery acquisition, net	(871.2)	—	—	—	(871.2)
Earn-out payment associated with refinery acquisition	(13.4)	—	—	—	(13.4)
Net (purchases) sales of short-term investments	(117.5)	—	—	(1.5)	(119.0)

Net cash used in investing activities	(1,633.0)	—	(5.1)	(1.5)	(1,639.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	400.0	—	—	—	400.0
Long-term debt and capital lease payments	—	(25.7)	—	1.5	(24.2)
Capital contributions, net	394.5	—	—	—	394.5
Dividends received	516.1	—	(516.1)	—	—
Cash and cash equivalent restricted for debt repayment	—	—	(3.6)	—	(3.6)
Deferred financing costs	(16.1)	—	—	—	(16.1)

Net cash provided by (used in) financing activities	1,294.5	(25.7)	(519.7)	1.5	750.6

NET INCREASE IN CASH AND CASH EQUIVALENTS	111.6	—	—	—	111.6
CASH AND CASH EQUIVALENTS, beginning of year	118.9	—	—	—	118.9

CASH AND CASH EQUIVALENTS, end of year	$230.5	$—	$—	$—	$230.5

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2003

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
	(in millions)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$118.9	$—	$—	$—	$118.9
Short-term investments	259.7	—	—	—	259.7
Cash restricted for debt service	—	—	66.6	—	66.6
Accounts receivable	623.4	—	0.8	(0.8)	623.4
Receivable from affiliates	77.7	39.3	38.2	(132.7)	22.5
Inventories	605.5	—	24.8	—	630.3
Prepaid expenses and other	88.6	—	4.5	—	93.1

Total current assets	1,773.8	39.3	134.9	(133.5)	1,814.5
PROPERTY, PLANT AND EQUIPMENT, NET	1,113.5	—	602.0	—	1,715.5
DEFERRED INCOME TAXES	36.6	—	—	(36.6)	—
INVESTMENT IN AFFILIATES	300.0	—	—	(300.0)	—
GOODWILL	14.2	—	—	—	14.2
OTHER ASSETS	100.5	—	15.1	—	115.6
NOTE RECEIVABLE FROM AFFILIATE	—	210.1	—	(210.1)	—

	$3,338.6	$249.4	$752.0	$(680.2)	$3,659.8

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$707.1	$—	$72.8	$—	$779.9
Payable to affiliates	64.5	—	91.4	(106.9)	49.0
Accrued expenses and other	114.1	13.5	1.1	(0.8)	127.9
Accrued taxes other than income	49.2	—	4.6	—	53.8
Current portion of long-term debt	—	25.8	—	—	25.8
Current portion of notes payable to affiliate	—	—	25.8	(25.8)	—

Total current liabilities	934.9	39.3	195.7	(133.5)	1,036.4
LONG-TERM DEBT	1,220.0	210.1	—	(14.1)	1,416.0
DEFERRED INCOME TAXES	—	—	59.5	(36.6)	22.9
OTHER LONG-TERM LIABILITIES	157.1	—	0.8	—	157.9
NOTE PAYABLE TO AFFILIATE	—	—	210.1	(210.1)	—
COMMITMENTS AND CONTINGENCIES	—	—	—	—	—
COMMON STOCKHOLDER’S EQUITY:
Common stock	—	—	0.1	(0.1)	—
Additional paid-in capital	822.7	—	206.0	(206.0)	822.7
Retained earnings	203.9	—	79.8	(79.8)	203.9

Total common stockholder’s equity	1,026.6	—	285.9	(285.9)	1,026.6

	$3,338.6	$249.4	$752.0	$(680.2)	$3,659.8

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003

			Other
			Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
	(in millions)
NET SALES AND OPERATING REVENUES	$8,918.7	$—	$2,463.5	$(2,580.0)	$8,802.2
EQUITY IN EARNINGS OF AFFILIATES	129.7	—	—	(129.7)	—
EXPENSES:
Cost of sales	8,237.8	—	2,034.3	(2,546.4)	7,725.7
Operating expenses	383.6	—	170.2	(33.6)	520.2
General and administrative expenses	81.0	—	3.9	—	84.9
Depreciation	41.6	—	21.8	—	63.4
Amortization	41.3	—	0.5	—	41.8
Refinery restructuring and other charges	38.5	—	—	—	38.5

	8,823.8	—	2,230.7	(2,580.0)	8,474.5

OPERATING INCOME	224.6	—	232.8	(129.7)	327.7
Interest and finance expense	(87.7)	(30.2)	(33.0)	31.4	(119.5)
Loss on extinguishment of debt	(24.5)	—	(0.7)	—	(25.2)
Interest income	6.7	30.2	0.6	(31.4)	6.1

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	119.1	—	199.7	(129.7)	189.1
Income tax benefit (provision)	5.6	—	(70.0)	—	(64.4)

INCOME FROM CONTINUING OPERATIONS	124.7	—	129.7	(129.7)	124.7
Loss from discontinued operations, net of tax	(7.2)	—	—	—	(7.2)

NET INCOME	$117.5	$—	$129.7	$(129.7)	$117.5

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2003

			Other
			Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
	(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$117.5	$—	$129.7	$(129.7)	$117.5
Adjustments:
Loss from discontinued operations	7.2	—	—	—	7.2
Depreciation	41.6	—	21.8	—	63.4
Amortization	47.3	—	4.0	—	51.3
Deferred income taxes	34.7	—	12.3	—	47.0
Stock-based compensation	17.6	—	—	—	17.6
Refinery restructuring and other charges	14.8	—	—	—	14.8
Write-off of deferred financing costs	9.6	—	0.7	—	10.3
Equity in earnings of affiliates	(129.7)	—	—	129.7	—
Other, net	13.2	—	0.6	—	13.8
Cash (reinvested in) provided by working capital, excluding the effects of refinery acquisitions:
Accounts receivable, prepaid expenses and other	(390.6)	—	(3.0)	0.8	(392.8)
Inventories	(180.8)	—	2.8	—	(178.0)
Accounts payable, accrued expenses, taxes other than income and other	455.6	(0.9)	(50.5)	(0.8)	403.4
Affiliate receivables and payables	(95.6)	15.7	78.6	—	(1.3)
Cash and cash equivalents restricted for debt service	—	—	0.2	—	0.2

Net cash (used in) provided by operating activities of continuing operations	(37.6)	14.8	197.2	—	174.4
Net cash used in operating activities of discontinued operations	(6.0)	—	—	—	(6.0)

Net cash (used in ) provided by operating activities	(43.6)	14.8	197.2	—	168.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(216.0)	—	(13.4)	—	(229.4)
Expenditures for turnarounds	(27.9)	—	(3.6)	—	(31.5)
Expenditures for refinery acquisition, net	(462.5)	—	—	—	(462.5)
Proceeds from sale of assets	40.0	—	—	—	40.0
Earn-out payment associated with refinery acquisition	(14.2)	—	—	—	(14.2)
Net (purchases) sales of short-term investments	(222.1)	—	—	14.1	(208.0)
Cash equivalents restricted for investment in capital additions	2.6	—	(0.4)	—	2.2

Net cash used in investing activities	(900.1)	—	(17.4)	14.1	(903.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,210.0	—	—	—	1,210.0
Long-term debt and capital lease payments	(625.2)	(14.8)	—	(14.1)	(654.1)
Capital contributions	263.3	—	—	—	263.3
Cash and cash equivalents restricted for debt repayment	—	—	(5.1)	—	(5.1)
Dividends received	174.7	—	(174.7)	—	—
Deferred financing costs	(29.9)	—	—	—	(29.9)

Net cash provided by (used in) financing activities	992.9	(14.8)	(179.8)	(14.1)	784.2

NET INCREASE IN CASH AND CASH EQUIVALENTS	49.2	—	—	—	49.2
CASH AND CASH EQUIVALENTS, beginning of year	69.7	—	—	—	69.7

CASH AND CASH EQUIVALENTS, end of year	$118.9	$—	$—	$—	$118.9

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002

			Other
			Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
	(in millions)
NET SALES AND OPERATING REVENUES	$6,008.8	$—	$1,928.2	$(2,031.2)	$5,905.8
EQUITY IN EARNINGS OF AFFILIATES	6.0	—	—	(6.0)	—
EXPENSES:
Cost of sales	5,524.8	—	1,713.9	(1,999.5)	5,239.2
Operating expenses	334.6	—	128.6	(31.7)	431.5
General and administrative expenses	61.2	—	4.3	—	65.5
Depreciation	27.5	—	21.3	—	48.8
Amortization	40.1	—	—	—	40.1
Refinery restructuring and other charges	166.1	—	2.6	—	168.7

	6,154.3	—	1,870.7	(2,031.2)	5,993.8

OPERATING (LOSS) INCOME	(139.5)	—	57.5	(6.0)	(88.0)
Interest and finance expense	(56.1)	(38.5)	(44.6)	40.4	(98.8)
Loss on extinguishment of debt	(1.0)	—	(8.3)	—	(9.3)
Interest income	6.4	38.5	2.2	(40.4)	6.7

(LOSS) INCOME FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	(190.2)	—	6.8	(6.0)	(189.4)
Income tax benefit (provision)	75.8	—	(2.5)	—	73.3
Minority Interest	—	—	—	1.7	1.7

NET (LOSS) INCOME	$(114.4)	$—	$4.3	$(4.3)	$(114.4)

THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2002

			Other
			Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
	(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(114.4)	$—	$4.3	$(4.3)	$(114.4)
Adjustments:
Depreciation	27.5	—	21.3	—	48.8
Amortization	47.0	—	3.5	—	50.5
Deferred income taxes	(78.0)	—	6.6	—	(71.4)
Stock-based compensation	14.0	—	—	—	14.0
Minority Interest	—	—	—	(1.7)	(1.7)
Refinery restructuring and other charges	110.3	—	—	—	110.3
Write-off of deferred financing costs	1.1	—	6.8	—	7.9
Equity in earnings of affiliates	(6.0)	—	—	6.0	—
Other, net	5.7	—	0.5	—	6.2
Cash (reinvested In) Provided By Working Capital :
Accounts receivable, prepaid expenses and other	(132.9)	—	9.2	—	(123.7)
Inventories	18.5	—	12.5	—	31.0
Accounts payable, accrued expenses, taxes other than income and other	17.4	(5.0)	40.7	—	53.1
Affiliate receivables and payables	84.7	296.9	(372.2)	—	9.4
Cash and cash equivalents restricted for debt service	—	—	14.3	—	14.3

Net cash (used in) provided by operating activities of continuing operations	(5.1)	291.9	(252.5)	—	34.3
Net cash used in operating activities of discontinued operations	(3.4)	—	—	—	(3.4)

Net cash (used in) provided by operating activities	(8.5)	291.9	(252.5)	—	30.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(115.0)	—	0.7	—	(114.3)
Expenditures for turnarounds	(34.1)	—	(0.2)	—	(34.3)
Net (purchases) sales of short-term investments	165.0	—	—	—	165.0
Cash equivalents restricted for investment in capital additions	7.3	—	—	—	7.3

Net cash used in investing activities	23.2	—	0.5	—	23.7

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt and capital lease payments	(152.0)	(291.9)	—	—	(443.9)
Capital contributions	163.9	—	84.2	—	248.1
Cash and cash equivalents restricted for debt repayment	—	—	(45.2)	—	(45.2)
Deferred financing costs	(1.6)	—	(9.8)	—	(11.4)

Net cash provided by (used in) financing activities	10.3	(291.9)	29.2	—	(252.4)

NET DECREASE IN CASH AND CASH EQUIVALENTS	25.0	—	(222.8)	—	(197.8)
CASH AND CASH EQUIVALENTS, beginning of year	44.7	—	222.8	—	267.5

CASH AND CASH EQUIVALENTS, end of year	$69.7	$—	$—	$—	$69.7

22. CONSOLIDATING FINANCIAL STATEMENTS OF PREMCOR INC. AS GUARANTOR OF PRG’S SENIOR NOTES
Presented below are the Premcor Inc. condensed consolidating balance sheets, statements of operations and statements of cash flows as required by Rule 3-10 of the Securities Exchange Act of 1934, as amended. Premcor Inc. is a full and unconditional guarantor of PRG’s 6 1/8% 2011 Senior Notes and 6 3/4% 2014 Senior Notes. Premcor Inc. indirectly owns PRG through its 100% ownership of Premcor USA. PRG is a wholly owned subsidiary of Premcor USA. Under Rule 3-10, the condensed consolidating balance sheets, statements of operations, and statements of cash flows presented below meet the requirements for financial statements of the issuer and the guarantor of the notes, and all guarantees are full and unconditional on a joint and several basis.

PREMCOR INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2004

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Statement
	(in millions)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$0.9	$230.5	$1.9	$—	$233.3
Short-term investments	136.0	378.7	5.3	—	520.0
Cash restricted for debt service	—	69.1	—	—	69.1
Accounts receivable	0.2	708.3	0.2	—	708.7
Receivable from affiliates	268.3	119.7	65.6	(453.6)	—
Inventories	—	772.6	—	—	772.6
Prepaid expenses and other	—	155.6	2.6	(2.4)	155.8
Deferred income taxes	—	69.5	5.4	—	74.9

Total current assets	405.4	2,504.0	81.0	(456.0)	2,534.4
PROPERTY, PLANT AND EQUIPMENT, NET	—	2,846.5	61.6	—	2,908.1
INVESTMENT IN AFFILIATES	1,986.8	—	1,875.5	(3,862.3)	—
GOODWILL	—	27.6	—	—	27.6
OTHER ASSETS	—	219.5	—	—	219.5

	$2,392.2	$5,597.6	$2,018.1	$(4,318.3)	$5,689.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$—	$992.8	$0.6	$—	$993.4
Payable to affiliates	283.9	124.4	45.2	(453.5)	—
Accrued expenses and other	(24.7)	231.7	2.9	(2.4)	207.5
Accrued taxes other than income	—	70.5	(0.1)	—	70.4
Current portion of long-term debt	—	38.5	0.3	—	38.8
Current portion of notes payable to affiliate	—	—	—	—	—

Total current liabilities	259.2	1,457.9	48.9	(455.9)	1,310.1
LONG-TERM DEBT	—	1,779.1	9.6	—	1,788.7
DEFERRED INCOME TAXES	(1.4)	277.5	(0.3)	—	275.8
OTHER LONG-TERM LIABILITIES	—	180.6	—	—	180.6
COMMITMENTS AND CONTINGENCIES	—	—	—	—	—
COMMON STOCKHOLDERS’ EQUITY:
Common stock	0.9	—	0.1	(0.1)	0.9
Additional paid-in capital	1,699.7	1,237.4	1,516.8	(2,754.2)	1,699.7
Retained earnings	433.8	665.1	443.0	(1,108.1)	433.8

Total common stockholders’ equity	2,134.4	1,902.5	1,959.9	(3,862.4)	2,134.4

	$2,392.2	$5,597.6	$2,018.1	$(4,318.3)	$5,689.6

PREMCOR INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Statement
	(in millions)
NET SALES AND OPERATING REVENUES	$—	$15,330.9	$28.8	$(24.9)	$15,334.8
EQUITY IN EARNINGS OF AFFILIATES	477.2	—	476.5	(953.7)	—
EXPENSES:
Cost of sales	—	13,298.1	2.0	(12.9)	13,287.2
Operating expenses	—	808.7	24.3	(13.6)	819.4
General and administrative expenses	0.2	150.5	(0.1)	—	150.6
Depreciation	—	93.8	2.3	(0.5)	95.6
Amortization	—	58.3	—	—	58.3
Refinery restructuring and other charges	—	19.5	—	—	19.5

	0.2	14,428.9	28.5	(27.0)	14,430.6

OPERATING INCOME	477.0	902.0	476.8	(951.6)	904.2
Interest and finance expense	(0.3)	(134.4)	(2.9)	1.9	(135.7)
Loss on extinguishment of debt	—	(3.6)	—	—	(3.6)
Interest income	1.6	6.4	0.1	(0.7)	7.4

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	478.3	770.4	474.0	(950.4)	772.3
Income tax (provision) benefit	(0.4)	(289.3)	2.1	(1.2)	(288.8)

INCOME FROM CONTINUING OPERATIONS	477.9	481.1	476.1	(951.6)	483.5
Loss from discontinued operations, net of tax	—	(5.6)	—	—	(5.6)

NET INCOME	$477.9	$475.5	$476.1	$(951.6)	$477.9

PREMCOR INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2004

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Statement
	(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$477.9	$475.5	$476.1	$(951.6)	$477.9
Adjustments:
Loss from discontinued operations	—	5.6	—	—	5.6
Depreciation	—	93.8	1.8	—	95.6
Amortization	—	67.0	—	—	67.0
Deferred income taxes	(1.3)	187.8	13.8	—	200.3
Stock-based compensation	—	19.7	—	—	19.7
Refinery restructuring and other charges	—	(5.2)	—	—	(5.2)
Write-off of deferred financing costs	—	3.6	—	—	3.6
Equity in earnings of affiliates	(477.2)	—	(476.5)	953.7	—
Other, net	—	2.7	—	0.4	3.1
Cash (reinvested in) provided by working capital, excluding the effects of refinery acquisitions:
Accounts receivable, prepaid expenses and other	(0.2)	(137.1)	1.2	—	(136.1)
Inventories	—	(26.0)	—	—	(26.0)
Accounts payable, accrued expenses, taxes other than income and other	(22.4)	338.5	(2.2)	—	313.9
Affiliate receivables and payables	13.6	(22.7)	11.6	(2.5)	—
Cash and cash equivalents restricted for debt service	—	1.1	—	—	1.1

Net cash (used in) provided by operating activities of continuing operations	(9.6)	1,004.3	25.8	—	1,020.5
Net cash used in operating activities of discontinued operations	—	(3.7)	—	—	(3.7)

Net cash (used in) provided by operating activities	(9.6)	1,000.6	25.8	—	1,016.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	—	(493.5)	(22.8)	—	(516.3)
Expenditures for turnaround	—	(142.5)	—	—	(142.5)
Expenditures for refinery acquisition, net	—	(871.2)	—	—	(871.2)
Earn-out payment associated with refinery acquisition	—	(13.4)	—	—	(13.4)
Net (purchases) sales of short-term investments	(88.0)	(119.0)	(1.1)	—	(208.1)
Cash equivalents restricted for investment in capital additions	—	—	—	—	—

Net cash used in investing activities	(88.0)	(1,639.6)	(23.9)	—	(1,751.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	493.4	—	—	—	493.4
Proceeds from issuance of long-term debt	—	400.0	—	—	400.0
Long-term debt and capital lease payments	—	(24.2)	(0.4)	—	(24.6)
Cash and cash equivalent restricted for debt repayment	—	(3.6)	—	—	(3.6)
Dividends paid on common stock	(1.8)	—	—	—	(1.8)
Capital contributions, net	(393.1)	394.5	(1.4)	—	—
Deferred financing costs	—	(16.1)	—	—	(16.1)

Net cash provided by (used in) financing activities	98.5	750.6	(1.8)	—	847.3

NET INCREASE IN CASH AND CASH EQUIVALENTS	0.9	111.6	0.1	—	112.6
CASH AND CASH EQUIVALENTS, beginning of year	—	118.9	1.8	—	120.7

CASH AND CASH EQUIVALENTS, end of year	$0.9	$230.5	$1.9	$—	$233.3

PREMCOR INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2003

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Statement
	(in millions)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$118.9	$1.8	$—	$120.7
Short-term investments	48.0	259.7	4.2	—	311.9
Cash restricted for debt service	—	66.6	—	—	66.6
Accounts receivable	—	623.4	0.1	—	623.5
Receivable from affiliates	99.0	22.5	43.8	(165.3)	—
Inventories	—	630.3	—	—	630.3
Prepaid expenses and other	—	93.1	3.5	(3.9)	92.7
Income tax receivable	2.3	—	—	(2.3)	—

Total current assets	149.3	1,814.5	53.4	(171.5)	1,845.7
PROPERTY, PLANT AND EQUIPMENT, NET	—	1,715.5	24.3	—	1,739.8
INVESTMENT IN AFFILIATES	1,096.8	—	994.6	(2,091.4)	—
GOODWILL	—	14.2	—	—	14.2
OTHER ASSETS	—	115.6	—	—	115.6

	$1,246.1	$3,659.8	$1,072.3	$(2,262.9)	$3,715.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$—	$779.9	$—	$—	$779.9
Payable to affiliates	92.1	49.0	15.3	(156.4)	—
Accrued expenses and other	—	127.9	4.1	(6.2)	125.8
Accrued taxes other than income	—	53.8	—	—	53.8
Current portion of long-term debt	—	25.8	0.3	—	26.1
Current portion of notes payable to affiliate	8.9	—	—	(8.9)	—

Total current liabilities	101.0	1,036.4	19.7	(171.5)	985.6
LONG-TERM DEBT	—	1,416.0	10.0	—	1,426.0
DEFERRED INCOME TAXES	(0.1)	22.9	(22.2)	—	0.6
OTHER LONG-TERM LIABILITIES	—	157.9	—	—	157.9
COMMITMENTS AND CONTINGENCIES
COMMON STOCKHOLDERS’ EQUITY:
Common stock	0.7	—	0.1	(0.1)	0.7
Additional paid-in capital	1,186.8	822.7	1,093.1	(1,915.8)	1,186.8
(Accumulated deficit) retained earnings	(42.3)	203.9	(28.4)	(175.5)	(42.3)

Total common stockholders’ equity	1,145.2	1,026.6	1,064.8	(2,091.4)	1,145.2

	$1,246.1	$3,659.8	$1,072.3	$(2,262.9)	$3,715.3

PREMCOR INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Statement
	(in millions)
NET SALES AND OPERATING REVENUES	$—	$8,802.2	$8.2	$(6.5)	$8,803.9
EQUITY IN EARNINGS OF AFFILIATES	116.6	—	122.2	(238.8)	—
EXPENSES:
Cost of sales	—	7,725.7	—	(6.5)	7,719.2
Operating expenses	—	520.2	8.9	(4.2)	524.9
General and administrative expenses	0.2	84.9	(0.4)	—	84.7
Depreciation	—	63.4	1.0	—	64.4
Amortization	—	41.8	—	—	41.8
Refinery restructuring and other charges	—	38.5	—	—	38.5

	0.2	8,474.5	9.5	(10.7)	8,473.5

OPERATING INCOME	116.4	327.7	120.9	(234.6)	330.4
Interest and finance expense	(0.8)	(119.5)	(2.0)	0.7	(121.6)
Loss on extinguishment of debt	—	(25.2)	(2.3)	—	(27.5)
Interest income	0.9	6.1	0.2	(0.7)	6.5

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	116.5	189.1	116.8	(234.6)	187.8
Income tax benefit (provision)	0.1	(64.4)	0.3	—	(64.0)

INCOME FROM CONTINUING OPERATIONS	116.6	124.7	117.1	(234.6)	123.8
Loss from discontinued operations, net of tax	—	(7.2)	—	—	(7.2)

NET INCOME	$116.6	$117.5	$117.1	$(234.6)	$116.6

PREMCOR INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2003

			Other
		Consolidated	Non-Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Statement
	(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$116.6	$117.5	$117.1	$(234.6)	$116.6
Adjustments:
Loss from discontinued operations	—	7.2	—	—	7.2
Depreciation	—	63.4	1.0	—	64.4
Amortization	—	51.3	—	—	51.3
Deferred income taxes	1.2	47.0	14.2	0.1	62.5
Stock-based compensation	—	17.6	—	—	17.6
Refinery restructuring and other charges	—	14.8	—	—	14.8
Write-off of deferred financing costs	—	10.3	—	—	10.3
Equity in earnings of affiliates	(116.7)	—	(118.0)	234.7	—
Other, net	0.4	13.8	(0.2)	—	14.0
Cash (reinvested in) provided by working capital, excluding the effects of refinery acquisitions:
Accounts receivable, prepaid expenses and other	0.1	(392.8)	(1.1)	1.6	(392.2)
Inventories	—	(178.0)	—	—	(178.0)
Accounts payable, accrued expenses, taxes other than income and other	(1.6)	403.4	(0.6)	(1.5)	399.7
Affiliate receivables and payables	1.7	(1.3)	(0.1)	(0.3)	—
Cash and cash equivalents restricted for debt service	—	0.2	—	—	0.2

Net cash provided by operating activities of continuing operations	1.7	174.4	12.3	—	188.4
Net cash used in operating activities of discontinued operations	—	(6.0)	—	—	(6.0)

Net cash provided by operating activities	1.7	168.4	12.3	—	182.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	—	(229.4)	(0.4)	—	(229.8)
Expenditures for turnarounds	—	(31.5)	—	—	(31.5)
Expenditures for refinery acquisition, net	—	(462.5)	(13.5)	—	(476.0)
Earn-out payment associated with refinery acquisition	—	(14.2)	—	—	(14.2)
Proceeds from sale of assets	—	40.0	—	—	40.0
Net (purchases) sales of short-term investments	(13.0)	(208.0)	9.0	—	(212.0)
Cash equivalents restricted for investment in capital additions	—	2.2	—	—	2.2

Net cash used in investing activities	(13.0)	(903.4)	(4.9)	—	(921.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	306.5	—	—	—	306.5
Proceeds from issuance of common stock	—	1,210.0	—	—	1,210.0
Long-term debt and capital lease payments	—	(654.1)	(40.2)	—	(694.3)
Cash and cash equivalents restricted for debt repayment	—	(5.1)	—	—	(5.1)
Capital contributions, net	(297.5)	263.3	34.2	—	—
Deferred financing costs	—	(29.9)	—	—	(29.9)

Net cash provided by (used in) financing activities	9.0	784.2	(6.0)	—	787.2

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2.3)	49.2	1.4	—	48.3
CASH AND CASH EQUIVALENTS, beginning of year	2.3	69.7	0.4	—	72.4

CASH AND CASH EQUIVALENTS, end of year	$—	$118.9	$1.8	$—	$120.7

PREMCOR INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Statement
	(in millions)
NET SALES AND OPERATING REVENUES	$—	$5,905.8	$4.4	$(4.2)	$5,906.0
EQUITY IN EARNINGS OF AFFILIATES	(124.6)	—	(110.3)	234.9	—
EXPENSES:
Cost of sales	—	5,239.2	—	(4.2)	5,235.0
Operating expenses	—	431.5	1.5	(0.8)	432.2
General and administrative expenses	0.2	65.5	0.1	—	65.8
Depreciation	—	48.8	—	—	48.8
Amortization	—	40.1	—	—	40.1
Refinery restructuring and other charges	4.2	168.7	—	—	172.9

	4.4	5,993.8	1.6	(5.0)	5,994.8

OPERATING (LOSS) INCOME	(129.0)	(88.0)	(107.5)	235.7	(88.8)
Interest and finance expense	(0.8)	(98.8)	(12.0)	1.0	(110.6)
Gain (loss) on extinguishment of long term debt	—	(9.3)	(9.3)	(0.9)	(19.5)
Interest income	1.3	6.7	(0.2)	1.0	8.8

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	(128.5)	(189.4)	(129.0)	236.8	(210.1)
Income tax provision	1.4	73.3	6.2	0.4	81.3
Minority interest	—	1.7	—	—	1.7

INCOME FROM CONTINUING OPERATIONS	(127.1)	(114.4)	(122.8)	237.2	(127.1)
Loss from discontinued operations, net of tax	—	—	—	—	—

NET (LOSS) INCOME	$(127.1)	$(114.4)	$(122.8)	$237.2	$(127.1)

PREMCOR INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2002

			Other
		Consolidated	Non-Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Statement
	(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(127.1)	$(114.4)	$(122.8)	$237.2	$(127.1)
Adjustments:
Depreciation	—	48.8	—	—	48.8
Amortization	—	50.5	0.1	—	50.6
Deferred income taxes	(1.3)	(71.4)	(6.2)	(0.3)	(79.2)
Stock-based compensation	—	14.0	—	—	14.0
Minority interest	—	(1.7)	—	—	(1.7)
Refinery restructuring and other charges	—	110.3	—	—	110.3
Write-off of deferred financing costs	—	7.9	1.6	—	9.5
Write-off of investment	4.2	—	—	—	4.2
Equity in earnings of affiliates	113.9	—	111.1	(225.0)	—
Other, net	(0.3)	6.2	0.3	0.6	6.8
CASH PROVIDED BY (REINVESTED IN) WORKING CAPITAL :
Accounts receivable, prepaid expenses and other	(0.1)	(123.7)	(2.5)	11.9	(114.4)
Inventories	—	31.0	—	—	31.0
Accounts payable, accrued expenses, taxes other than income and other	12.9	53.1	(1.8)	(12.0)	52.2
Affiliate receivables and payables	(11.1)	9.4	1.7	—	—
Cash and cash equivalents restricted for debt service	—	14.3	—	—	14.3

Net cash provided by (used in) operating activities of continuing operations	(8.9)	34.3	(18.5)	12.4	19.3
Net cash used in operating activities of discontinued operations	—	(3.4)	—	—	(3.4)

Net cash provided by (used in) operating activities	(8.9)	30.9	(18.5)	12.4	15.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	—	(114.3)	—	—	(114.3)
Expenditures for turnaround	—	(34.3)	—	—	(34.3)
Net (purchases) sales of short-term investments	(35.0)	165.0	10.8	—	140.8
Cash equivalents restricted for investment in capital additions	—	7.3	—	—	7.3

Net cash used in investing activities	(35.0)	23.7	10.8	—	(0.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	488.3	—	—	—	488.3
Long-term debt and capital lease payments	—	(443.9)	(206.2)	4.3	(645.8)
Cash and cash equivalent restricted for debt repayment	—	(45.2)	—	—	(45.2)
Capital contributions, net	(444.2)	248.1	209.3	(13.2)	—
Deferred financing costs	—	(11.4)	—	—	(11.4)

Net cash provided by (used in) financing activities	44.1	(252.4)	3.1	(8.9)	(214.1)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	0.2	(197.8)	(4.6)	3.5	(198.7)
CASH AND CASH EQUIVALENTS, beginning of year	2.1	267.5	5.0	(3.5)	271.1

CASH AND CASH EQUIVALENTS, end of year	$2.3	$69.7	$0.4	$—	$72.4

23. COMMITMENTS AND CONTINGENCIES
Legal and Environmental
The following is a summary of potentially material pending legal proceedings to which the Company or any of the Company’s subsidiaries are a party or to which any of the Company or their subsidiaries property is subject, and environmental proceedings that involve potential monetary sanctions of $100,000 or more and to which a governmental authority is a party.
In addition to the specific matters discussed below, the Company also has been named in various other suits and claims. The Company believes that the ultimate resolution of these claims, to the extent not previously provided for, will not have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows. However, an adverse outcome of any one or more of these matters could have a material adverse effect on quarterly or annual operating results or cash flows.
Village of Hartford, Illinois Litigation . In May 2003, the Attorney General’s office for the State of Illinois filed a lawsuit against the Company and a former owner of the Hartford refinery for injunctive relief, cost recovery and penalties related to subsurface contamination in the area of the refinery and facilities owned by other companies. The case, entitled People of the State of Illinois, ex rel. v. The Premcor Refining Group, Inc. et al., is filed in the Circuit Court for the Third Judicial Circuit, Madison County, Illinois. The Attorney General’s office also sent notices to other companies with current or former operations in the area of the state’s intent to sue those companies as well. The lawsuit has been stayed while the Company discusses with the State implementing an assessment and remediation plan for the Hartford refinery site. Also, in the first quarter of 2004, an Administrative Order on Consent was signed by Premcor, two other potentially responsible parties, and the U.S. Environmental Protection Agency. This order requires the investigation of groundwater contamination and the development of a remedial solution for a portion of the Village of Hartford.
In July 2003, approximately 12 residents of the Village of Hartford, Illinois filed a lawsuit against the Company and a prior owner of the Hartford refinery alleging personal injury and property damage due to releases from the refinery and related pipelines. The plaintiffs are seeking class certification and unspecified damages. The case, entitled Sparks, et al. v. The Premcor Refining Group, Inc., et al. was removed to the United States District Court for the Southern District of Illinois. In the second quarter of 2004, plaintiffs filed an amended complaint in the United States District Court Southern District of Illinois. The amended complaint added new, non-diverse defendants, eliminated a cause of action for strict liability and added a new cause of action based on a negligence theory. The Company filed an answer to the amended complaint setting forth its defenses. The United States District Court also remanded the case to state court. The case is currently in the Circuit Court Third Judicial Circuit Madison County, Illinois, Case No. 03-L-1053 captioned Sparks, et al. v. The Premcor Refining Group, Inc. et al.
Also in the second quarter of 2004, two new lawsuits were served by residents in the Village of Hartford. The original complaints have since been amended. The two lawsuits are Bedwell, et al. v. The Premcor Refining Group, Inc., et al. in the Circuit Court Third Judicial Circuit Madison County, Illinois, Case No. 04-L-342 and Abert, et al. v. Alberta Energy Company, Ltd., et al. in the Circuit Court Third Judicial Circuit Madison County, Illinois, Case No. 04-L-354. Bedwell contains allegations substantially similar to Sparks . Bedwell includes a request for class certification similar to Sparks . No class certification has been granted in either case. Abert also raises allegations substantially similar to Sparks but on behalf of approximately 114 individually named plaintiffs against approximately 24 different defendants. The Company has filed responsive pleadings in both cases including defenses to plaintiffs’ claims.
Lawsuits by Residents of Port Arthur, Texas . In June 2003, approximately 700 residents of Port Arthur, Texas filed a lawsuit against the Company and five other companies alleging personal injuries and property damage from emissions from refining and chemical facilities in the area. The plaintiffs sought class certification, unspecified damages and the establishment of a trust fund for health concerns. The case is entitled Marion L. Aaron, et al. v. Premcor Refining Group Inc. et al. and is filed in Judicial District Court of Jefferson County, Texas. The plaintiffs recently filed a Motion to Non-Suit all their claims in this case. The Motion was unopposed and dismisses the case in its entirety.
During the fourth quarter of 2004, the Company received service of 13 lawsuits also brought by residents in the area of Port Arthur, Texas alleging personal and pecuniary injuries caused by emissions from industrial facilities in the area. The Company was non-suited without prejudice in three of the lawsuits prior to filing an appearance. The cases have been consolidated into one lead case entitled Crystal Faulk, et al. v. Premcor Refining, et al. in the District Court of Jefferson County, Texas, Case No. B-173,357. Consolidated petitions have been filed in the case which assert the claims of 142 plaintiffs, 85 of whom are alleging claims against the Company and others. The cases generally involve allegations of negligence per se , negligence, fraud, permanent nuisance, trespass and gross negligence.
Methyl-Tertiary Butyl Ether Products Liability Litigation. During the fourth quarter of 2003 and continuing, the Company has been named in approximately 51 cases, along with dozens of other companies, filed in approximately 15 states concerning the use of methyl-tertiary butyl ether, or MTBE. The cases contain allegations that MTBE is defective. The cases have been removed to federal court and consolidated in the Southern District of New York under the rules for Multi-District Litigation, or MDL. The cases are before the Judicial Panel on MDL Docket No. 1358, In Re: Methyl-Tertiary Butyl Ether Products Liability Litigation. The Company has filed or joined in responsive pleadings and has raised additional defenses to plaintiffs’ claims including those defenses based on the Company’s limited use of MTBE and its narrow geographical use.
Port Arthur: Enforcement. The Texas Commission on Environmental Quality, or TCEQ, conducted a site inspection of our Port Arthur refinery in the spring of 1998. In August 1998, the Company received a notice of enforcement alleging 47 air-related violations and 13 hazardous waste-related violations. The number of allegations was significantly reduced in an enforcement determination response from the TCEQ in April 1999. A follow-up inspection of the refinery in June 1999 concluded that only two alleged items remained outstanding, namely that the refinery failed to maintain the temperature required by our air permit at one of its incinerators and that five process wastewater sump vents did not meet applicable air emission control requirements. The alleged conditions that existed at the time have since changed. In May 2001, the TCEQ proposed an order covering some of the 1998 air and hazardous waste allegations and proposed the payment of a fine of $562,675 and the implementation of a series of technical provisions requiring corrective actions. The Company disputes the allegations and the proposed penalty, and negotiations with the TCEQ are ongoing.
The TCEQ conducted another inspection at our Port Arthur refinery on April 4, 2003. In August 2003, the Company received a notice of enforcement regarding that inspection alleging 46 air-related violations. The Company disputes the allegations and negotiations with the TCEQ are ongoing.
Blue Island: Class Action Matters. In October 1994, our Blue Island refinery experienced an accidental release of used catalyst into the air. In October 1995, a class action, Rosolowski v. Clark Refining & Marketing, Inc., et al., was filed against the Company seeking to recover damages in an unspecified amount for alleged property damage and non-permanent personal injury resulting from that catalyst release. The complaint underlying this action was later amended to add allegations of subsequent events that allegedly interfered with the use and enjoyment of neighboring property. In June 2000, our Blue Island refinery experienced an electrical malfunction that resulted in another accidental release of used catalyst into the air. Following the 2000 catalyst release, two cases were filed purporting to be class actions, Madrigal et al. v. The Premcor Refining Group Inc. and Mason et al. v. The Premcor Refining Group Inc. Both cases sought damages in an unspecified amount for alleged property damage and personal injury resulting from that catalyst release. Mason was voluntarily dismissed in 2004. Rosolowski and Madrigal have been consolidated for the purpose of conducting discovery, which is currently proceeding. Other single plaintiff cases regarding the same incidents are also pending. The cases are pending in Circuit Court of Cook County, Illinois.

Blue Island Reformulated Gasoline Notice of Violation. In the second quarter of 2004, the Company received a Notice of Violation from the U.S. EPA under the Clean Air Act for allegedly not meeting the minimum annual average emissions performance for reformulated gasoline from the Blue Island Refinery in 2001. The Blue Island Refinery only operated for approximately one month in 2001. The Company reached a settlement agreement with U.S. EPA on this matter in the fourth quarter of 2004 and the Notice of Violation has now been resolved.
People of the State of Illinois v. The Premcor Refining Group Inc.; Circuit Court of Cook County, Illinois. In this case the Illinois Attorney General’s office filed suit alleging violations of environmental standards and other causes of action arising from operations at the former Blue Island refinery. The Company entered into a Consent Order with the State of Illinois to resolve this case. The Consent Order involves performing an assessment and remediation feasibility study of the Blue Island property.
People of the State of Illinois v. Clark Retail Enterprises, Inc. et al.; Circuit Court of Tazewell, Illinois . In this case the Illinois Attorney General’s office filed suit alleging violations of environmental standards and other common law actions arising from operations of a retail site in Morton, Illinois. The Company has filed a motion to dismiss the lawsuit and is in discussions with the Attorney General’s office and the Illinois EPA on disposition of the site.
Former Retail Sites Violation Notices. In the first quarter of 2004, the Company received 39 Violation Notices from the Illinois EPA as a result of remediation activities at 35 former retail sites in the State of Illinois. The notices do not contain any proposed penalties but penalties may be sought under the applicable law. The Company has responded to the Violation Notices and the Company is continuing the remediation work being performed at these sites.
Alleged Asbestos and Benzene Exposure . The Company, along with numerous other defendants, have been named in certain individual lawsuits alleging personal injury resulting from exposure to asbestos or benzene. A majority of the claims have been filed by employees of third party independent contractors who purportedly were exposed while performing services at our Hartford and Port Arthur refineries. Some of the cases are in the early stages of litigation. Substantive discovery has not yet been concluded. Therefore it is not possible at this time for us to quantify our exposure from these claims, but, based on currently available information, the Company does not believe that any liability resulting from the resolution of these matters will have a material adverse effect on our financial condition, results of operations and cash flows.
New Source Review Permit Issues. New Source Review requirements under the Clean Air Act apply to newly constructed facilities, significant expansions of existing facilities, and significant process modifications and require new major stationary sources and major modifications at existing major stationary sources to obtain permits, perform air quality analysis and install stringent air pollution control equipment at affected facilities. The EPA previously commenced an industry-wide enforcement initiative regarding New Source Review and other laws. The EPA initiative, which includes sending numerous refineries information requests pursuant to Section 114 of the Clean Air Act, appears to target many items that the industry has historically considered routine repair, replacement, maintenance or other activity exempted from the New Source Review requirements.
The Company has responded to information requests from the EPA regarding New Source Review compliance at our Port Arthur and Lima refineries, both of which were purchased within the last ten years. The Company believes that any costs to respond to New Source Review issues at those refineries prior to our purchase are the responsibility of the prior owners and operators of those facilities.
At the Memphis refinery, under the purchase agreement, Williams is not responsible for any costs we incur arising out of EPA Section 114 proceedings. The Memphis refinery has installed advanced pollution controls that reduced the amount of additional control equipment that may be required. Williams has retained responsibility for any penalties that may arise due to non-compliance of capital improvements completed under their ownership.

Environmental matters are as follows:
Port Arthur, Lima, Memphis and Delaware City Refineries. The original refineries on the sites of the Port Arthur and Lima refineries began operating in the late 1800s and early 1900s, prior to modern environmental laws and methods of operation. There is contamination at these sites, which the Company believes will be required to be remediated. Under the terms of the 1995 purchase of the Port Arthur refinery, Chevron Products Company, the former owner, generally retained liability for all required investigation and remediation relating to pre-purchase contamination discovered by June 1997, except with respect to certain areas on or around active processing units, which are the Company’s responsibility. Less than 200 acres of the 3,600-acre refinery site are occupied by active processing units. Extensive due diligence efforts prior to the Company’s acquisition and additional investigation after the acquisition documented contamination for which Chevron is responsible. In June 1997, the Company entered into an agreed order with Chevron and the Texas Commission on Environmental Quality, or TCEQ, that incorporates the contractual division of the remediation responsibilities for certain assets into an agreed order. The Company has recorded a liability for its portion of the Port Arthur remediation.
Under the terms of the purchase of the Lima refinery, BP, the former owner, indemnified the Company, subject to certain time and dollar limits, for all pre-existing environmental liabilities, except for contamination resulting from releases of hazardous substances in or on sewers, process units, storage tanks and other equipment at the refinery as of the closing date, but only to the extent the presence of these hazardous substances was a result of normal operations of the refinery and does not constitute a violation of any environmental law.
Although the Company is not primarily responsible for the majority of the currently required remediation of these sites, the Company may become jointly and severally liable for the cost of investigating and remediating a portion of these sites in the event that Chevron or BP fails to perform the remediation. In such an event, however, the Company believes it would have a contractual right of recovery from these entities. The cost of any such remediation could be substantial and could have a material adverse effect on the Company’s financial position.
The Memphis refinery was constructed in 1941 and also has contamination on the property. An order was originally issued in 1998 by the Tennessee Department of Environment and Conservation (TDEC) Division of Solid Waste Management to MAPCO Petroleum, Inc. (the owner of the refinery prior to Williams). This order addresses groundwater remediation of light non-aqueous phase liquids and dissolved phase hydrocarbons underlying the refinery. Williams has agreed, subject to the limitations described below, to indemnify the Company against all environmental liabilities incurred as a result of a breach of their environmental representations and as a result of environmental related matters (1) known by them prior to the closing but not disclosed to the Company and (2) not known by them prior to the closing. The Company is responsible for all other environmental liabilities, including various pending clean-up and compliance matters. The Company recorded a liability for various on-going remediation matters as part of the acquisition accounting. Any claims made by the Company against Williams for environmental liabilities must be made within seven years. Williams obtained, at their expense, a ten-year fully pre-paid $50 million environmental insurance policy in support of this obligation covering unknown and undisclosed liabilities for the period of time prior to the acquisition. The insurance policy provides for a $25 million (with a $5 million limit for third party claims for offsite non-owned locations) limit per incident, with a $25 million aggregate limit and a self-insured retention of $250,000 per incident. The maximum amount the Company can recover for environmental liabilities is limited to $50 million from Williams plus any amounts provided under the insurance policy. Williams has also agreed to indemnify the Company against breaches of their representations and from liabilities arising from the ownership and operation of the assets (other than environmental liabilities) prior to the closing, but the liability of the sellers will be subject to a $5 million deductible and a maximum liability of $50 million. In addition, Williams has agreed to indemnify the Company for any fines and penalties that result from William’s operations or ownership prior to the closing.
The Delaware City purchase agreement provides that, subject to certain limitations, the seller shall indemnify the Company against certain environmental liabilities and costs to the extent related to, arising out of, resulting from, or occurring during the ownership, operation or use of the refinery assets prior to the closing. Conversely, the Company has agreed to indemnify the seller against environmental liabilities and costs to the extent related to, arising out of, resulting from, or occurring during the period of time after the closing. These indemnities are generally subject to a cap of $50 million, with the exception of certain matters, including outstanding consent orders involving, and ongoing cleanup projects at, the refinery, which are subject to an aggregate cap of $800 million. In addition, the Company has agreed to assume responsibility under an existing consent order which requires the installation of air pollution control technology to the refinery’s coker and fluid catalytic cracker by 2006. Our current estimate for the scrubbers and modifications to the refinery associated with the installations will be $263 million. There can be no assurances that the seller will satisfy its obligations under this agreement, or that significant liabilities will not arise with respect to the matters the Company has assumed or for which the Company is indemnifying the seller.
There can be no assurances that these environmental liabilities and/or costs or expenditures to comply with environmental laws will not have a material adverse effect on our current or future financial condition, results of operations, and cash flow.
Blue Island Refinery Decommissioning and Closure. In January 2001, the Company ceased refining operations at its Blue Island refinery. The decommissioning of the facility is complete. The Company has been in discussions with state and local governmental agencies concerning remediation of the site and entered into a consent order setting forth the agreement for investigation of the site. The Company has recorded a liability for the environmental remediation of the refinery site based on costs that are reasonably foreseeable at this time, taking into consideration studies performed in conjunction with the insurance policies discussed below. In 2002, the Company obtained environmental risk insurance policies covering the Blue Island refinery site. This insurance program allows the Company to quantify and, within the limits of the policies, cap its cost to remediate the site, and provide insurance coverage from future third party claims arising from past or future environmental releases. The remediation cost overrun policy has a term of ten years and, subject to certain exceptions and exclusions, provides $25 million in coverage in excess of a self-insured retention amount of $26 million. The pollution legal liability policy provides for $25 million in aggregate coverage and per incident coverage in excess of a $100,000 deductible per incident. The responsibility for the dismantling and environmental remediation of the refinery’s above ground assets had been assumed by a third party in connection with its purchase of the assets for resale. The third party has defaulted on its obligation and the Company recorded a liability of $4.1 million in the fourth quarter of 2003 to provide for its estimated cost to dismantle and remediate the remaining above ground refinery equipment. The project is currently underway and is expected to be completed in 2005.
Hartford Refinery Closure. In September 2002, the Company ceased refining operations at its Hartford refinery. In the fourth quarter of 2002, the Company completed the removal of hydrocarbons, catalyst and chemicals from the refinery processing units. The Company has recorded a liability for the environmental remediation of the refinery site based on costs that are reasonably foreseeable at this time, and the Company is also currently in discussions with state governmental agencies concerning environmental remediation of the site.
Former Retail Sites. In 1999, the Company sold its former retail marketing business, which it operated over a number of years at a total of 1,150 sites. During the course of operations of these sites, releases of petroleum products from underground storage tanks occurred. Federal and state laws require that contamination caused by such releases be assessed and remediated to meet applicable standards. The enforcement of the underground storage tank regulations under the Resource Conservation and Recovery Act has been delegated to the states that administer their own underground storage tank programs. The Company’s obligation to remediate such contamination varies, depending upon the extent of the releases and the stringency of the laws and regulations of the states in which the releases were made. A portion of these remediation costs may be recoverable from the appropriate state underground storage tank reimbursement fund once the applicable deductible has been satisfied. The 1999 sale included approximately 670 sites, 225 of which had no known preclosure contamination, 365 of which had known preclosure contamination of varying extent, and 80 of which had been previously remediated. The Company and the purchaser of the retail division assumed certain preclosure environmental obligations. The bankruptcy discussed below may have an affect on these obligations.

In connection with the 1999 sale, the Company assigned approximately 170 leases and subleases of retail stores to the purchaser of its retail division, Clark Retail Enterprises, Inc., or CRE. The Company, subject to certain defenses, remained jointly and severally liable for CRE’s obligations under approximately 150 of these leases, including payment of rent and taxes. The Company may also be contingently liable for environmental obligations at these sites. In October 2002, CRE and its parent company, Clark Retail Group, Inc., filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In bankruptcy hearings throughout 2003, CRE rejected, and subject to certain defenses, the Company became primarily obligated for, approximately 36 of these leases. During the third quarter of 2003, CRE conducted an orderly sale of its remaining retail assets, including most of the leases and subleases previously assigned by the Company to CRE except those that were rejected by CRE. The primary obligation under the non-rejected leases and subleases was transferred in the CRE sale process to various unrelated third parties; however, the Company, subject to certain defenses, will likely remain jointly and severally liable on the assigned leases.
Of the remaining 478 former retail sites not sold in the 1999 transaction described above, the Company has sold all but 4 stores. The Company is actively seeking to sell these remaining properties. The Company generally retained the remediation obligations for sites that were sold with presale contamination. Typically, the Company agreed to retain liability for all of these sites until an appropriate state regulatory agency issued a letter indicating that no further remedial action is necessary. However, these letters are subject to revocation if it is later determined that contamination exists at the properties, and the Company would remain liable for the remediation of any property for which a letter was received and subsequently revoked. The Company is currently involved in the active remediation of approximately 108 of the former retail sites that were not sold in the 1999 transaction.
During the period from the beginning of 1999 through December 31, 2004, the Company expended approximately $25 million to satisfy all the environmental cleanup obligations of the former retail marketing business and, as of December 31, 2004, had $21.6 million accrued to satisfy those obligations in the future.
A portion of the $21.6 million liability discussed above was established pursuant to an environmental indemnity agreement with CRE in connection with the 1999 sale of retail assets. The environmental indemnity obligation as it relates to the CRE retail properties was not extended to the buyers of CRE’s retail assets in the recent bankruptcy proceedings.
Former Terminals. In December 1999, the Company sold 15 refined product terminals to a third party, but retained liability for environmental matters at four terminals and, with respect to the remaining eleven terminals, the first $250,000 per year of environmental liabilities until December 2005 up to a maximum of $1.5 million. In 2004 these terminals were sold to another third party except for the Hammond, Indiana terminal which we repurchased and continue to retain responsibility for environmental matters.
Other Memphis Related Assets. On February 18, 1998, TDEC Division of Solid Waste Management issued an order to Truman Arnold Company Memphis Terminal (prior owner) to address increasing levels of petroleum in groundwater underlying the Riverside Terminal facility. The Company has been working with TDEC to continue remediation of the groundwater. A non-hazardous land farm was operated at the Memphis refinery up until February 2002, most recently for disposal of catalyst from the Poly Unit. The cost to foreclose the land farm in accordance with the permit’s closure procedures is not material.
Legal and Environmental Liabilities . As a result of its normal course of business, the Company is a party to certain legal and environmental proceedings. As of December 31, 2004, the Company had accrued a total of approximately $96 million (December 31, 2003—$98 million), including both the long-term and current portion of this liability, on primarily an undiscounted basis, for legal and environmental-related obligations that may result from the matters noted above and other legal and environmental matters. An adverse outcome of any one or more of these matters could have a material adverse effect on the Company’s operating results and cash flows when resolved in a future period.

Environmental Product Standards
The Company expects to incur costs in the aggregate of approximately $780 million, of which $412 million has been incurred as of December 31, 2004, in order to comply with environmental regulations related to the new stringent sulfur content specifications as discussed below.
Tier 2 Motor Vehicle Emission Standards. In February 2000, the EPA promulgated the Tier 2 Motor Vehicle Emission Standards Final Rule for all passenger vehicles, establishing standards for sulfur content in gasoline. These regulations mandate that the average sulfur content of gasoline for highway use produced at any refinery not exceed 30 ppm during any calendar year by January 1, 2006, with the phasing beginning on January 1, 2004. The Company currently has the capability to produce gasoline under the new sulfur standards at all of our refineries, except Lima. We expect to have the capability to produce gasoline under the new sulfur standards at the Lima refinery in the third quarter of 2005. The Company believes, based on current estimates, that compliance with the new Tier 2 gasoline specifications will require it to make capital expenditures in the aggregate through 2005 of approximately $345 million, of which $314 million had been incurred as of December 31, 2004. Future revisions to this cost estimate, and the estimated time during which costs are incurred, may be necessary.
Low-sulfur Diesel Standards . In January 2001, the EPA promulgated its on-road diesel regulations, which will require a 97% reduction in the sulfur content of diesel fuel sold for highway use by June 1, 2006, with full compliance by January 1, 2010. In May 2004, the EPA promulgated its non-road diesel regulations, which will require a reduction in the sulfur content of non-road diesel fuel. The final ruling limits the sulfur levels in non-road diesel to 500 ppm by 2007 and 15 ppm by 2010. Our Port Arthur, Memphis and Delaware City refinery’s produce diesel fuel which complies with the current low-sulfur specifications of 500 ppm. The Lima refinery does not currently produce diesel fuel to low-sulfur specifications, the Company expects the refinery to produce diesel with low-sulfur standards in the second quarter of 2006. The Company estimates that capital expenditures required to comply with the diesel standards at all four refineries in the aggregate through 2006 is approximately $435 million, of which $98 million had been incurred as of December 31, 2004. Future revisions to the cost estimate, and the estimated time during which costs are incurred, may be necessary. The projected investment will be incurred during 2004 through 2006 with the greatest concentration of spending occurring in 2005.
As of December 31, 2004, the Company had outstanding contract commitments of $183 million related to the design and construction activity at the refineries for the Tier 2 gasoline and low-sulfur diesel compliance.
Other Commitments
Crude Oil Purchase Commitment. On October 1, 2002, the Company entered into a crude oil linefill agreement with Morgan Stanley Capital Group Inc., or MSCG, which obligated it to purchase 2.7 million barrels of crude oil in the pipeline system supplying the Lima refinery from MSCG. The agreement with MSCG was terminated in June 2003, and the Company purchased the 2.7 million barrels of crude oil from MSCG at a net cost of approximately $80 million.
The Company currently has a crude oil supply agreement with MSCG through which the Company can arrange to purchase foreign or domestic crude oils in quantities sufficient to fulfill the crude oil requirements of the refinery. Under terms of this supply agreement, the Company must either cash fund crude oil purchases one week in advance of delivery or provide security to MSCG in the form of a letter of credit. Availability of crude supply is not guaranteed under this arrangement. The Company relies solely on the spot crude oil market for supply and have the ability to arrange purchases through MSCG. The benefit of the MSCG arrangement is that it provides payment and credit terms that are generally more favorable to us than standard industry terms. This supply agreement with MSCG expires in May 2006.
Long-Term Crude Oil Contract . The Company is party to a long-term crude oil supply agreement with an affiliate of PEMEX, which currently supplies approximately 186,000 barrels per day of Maya crude oil. Under the terms of this agreement, PACC is obligated to buy Maya crude oil from the affiliate of PEMEX, and the affiliate of PEMEX is obligated to sell Maya crude oil to PACC. The pricing of the crude oil is based on then current market prices. The volume of crude oil is adjusted semiannually based on a formula specified in the contract. Future obligations can be further affected by a price adjustment mechanism designed to provide us with a minimum average coker margin over the first eight years of the contract as described in “—Factors Affecting our Operating Results”. The price adjustment mechanism expires in 2009 and the agreement expires in 2011.
In conjunction with the acquisition of the Delaware City refinery, the Company entered into an agreement, effective May 1, 2004, with the Saudi Arabian Oil Company for the supply of 105,000 bpd of crude oil, however, due to certain quota restrictions the current supply is 85,000 bpd. The agreement has terms extending to April 30, 2005, with automatic one-year extensions thereafter unless terminated at the option of either party. The crude oil is priced by a market-based formula as defined in the agreement.
Other Purchase Obligation s. The Company enters into contracts for the purchase of goods and services on a regular basis in relation to the purchase of crude oil, natural gas, and other production and utility related items. With the exception of the long-term crude oil contract discussed below, our crude oil purchase contracts have terms ranging from one to three months and are based on market prices or a formula reflecting a differential to a market index. The Company also enters into contracts related to the supply of other feedstocks and blendstocks used in our refining processes and the terms of these contracts are usually under one year or can be cancelled within one year.
The Company also has certain contracts related to the fuel supply for our refineries. These natural gas contracts provide firm delivery amounts but also provide flexibility in volumes at certain pricing formula levels. These contracts are based on market prices or a formula reflecting a differential to a market index. These contracts are also short term in nature or can be canceled with notice. The Company purchases hydrogen at our Port Arthur refinery under a 20-year contract that provides minimum volumes and the flexibility to purchase additional volumes if necessary. Under this contract the Company is required to purchase minimum volumes on a quarterly basis or make payments equal to what would be due for these minimum volumes. The Company made payments totaling $83 million in 2004 in relation to this hydrogen supply contract and the Company would need to make minimum payments of approximately $36 million on an annual basis under the minimum requirements of the contract. Minimum requirements would be waived in the case of certain events occurring beyond our control.
The Company also contracts for certain services under long-term contracts, some of which have minimum contract volumes or dollar amounts. The Company has a contract with Millennium Pipeline Company, L.P. for the transportation of crude oil over its Millennium pipeline system as a source for transporting foreign crude oil to our Lima refinery. The contract expires in June 2007. The Company is obligated to transport certain minimum amounts of crude oil on the Millennium pipeline or pay an amount equal to the transportation rate for each barrel of crude oil below the commitment amount. The minimum amounts are determined on an annual basis. Under this contract the Company made payments totaling $9 million in 2004, and would need to make minimum payments of approximately $6 million on an annual basis if they did not meet any of our committed volumes. The Company also has a ten-year contract expiring in 2011 for the operation and maintenance of a petroleum coke handling system at our Port Arthur refinery. The Company is obligated to meet certain minimum dollar amounts related to petroleum coke handling fees on an annual basis. Under this contract minimum payments would equate to approximately $7 million on an annual basis.
Service and Product Contracts. The Company has certain long-term contracts for services and products that have minimum contract volumes or dollar amounts, based on quarterly or annual activity. These contracts are based on market prices, and the minimum requirements are waived in certain instances defined in the contracts. The service contracts have terms extending into 2011 and a hydrogen supply contract expires in June 2021.
Sales Obligations. The Company enters into various contracts to provide certain refined products in the normal course of business. Typically these contracts are short term, one to several months. The Company expects to be able to fulfill all of these sales obligations.

24. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)
The Company’s results of operations by quarter for the years ended December 31, 2004 and 2003 were as follows (in millions, except per share amounts):

	2004 Quarter Ended
	March 31	June 30	September 30	December 31	Total
Net sales and operating revenues	$2,551.7	$3,573.7	$4,407.7	$4,801.7	$15,334.8
Operating income (a)	$109.0	$256.8	$260.4	$278.0	$904.2
Income from continuing operations	$50.0	$135.0	$144.1	$154.4	$483.5
Net income available to common stockholders (a)	$49.7	$133.5	$141.3	$153.4	$477.9
Earnings per share:
Basic	$0.67	$1.56	$1.58	$1.72	$5.66
Diluted	$0.66	$1.53	$1.55	$1.67	$5.52

a)	Operating income included refinery restructuring and other charges of $4.6 million, $4.7 million, $1.1 million and $9.1 million in the quarters ended March 31, June 30, September 30 and December 31, respectively. Net income also included a loss on extinguishment of debt of $3.6 million in the quarter ended June 30.

	2003 Quarter Ended
	March 31	June 30	September 30	December 31	Total
Net sales and operating revenues (a)	$1,968.9	$2,147.4	$2,431.5	$2,256.1	$8,803.9
Operating income (b)	$95.1	$85.0	$120.4	$29.9	$330.4
Income (loss) from continuing operations	$41.8	$34.5	$57.6	$(10.1)	$123.8
Net income (loss) available to common stockholders (b)	$37.5	$32.3	$57.2	$(10.4)	$116.6
Earnings (loss) per share:
Basic	$0.54	$0.44	$0.77	$(0.14)	$1.60
Diluted	$0.54	$0.43	$0.76	$(0.14)	$1.58

a)	Net sales and operating revenue for all quarters except the quarter ended December 31, 2003 have been restated to reflect the fourth quarter 2003 application of EITF 03-11 Reporting Gains and Losses on Derivative Instruments That Are Subject to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and Not Held for Trading Purposes . The reclassification had no effect on previously reported operating income or net income (loss). Net sales and operating revenues were originally reported as $2,376.3 million, $2,619.9 million and $2,878.2 million in the quarters ended March 31, June 30 and September 30, respectively.

b)	Operating income included refinery restructuring and other charges of $15.0 million, $0.7 million, $2.9 million and $19.9 million in the quarters ended March 31, June 30, September 30 and December 31, respectively. Net income (loss) also included a loss on extinguishment of debt of $7.0 million, $3.4 million and $17.1 million in the quarters ended March 31, June 30 and December 31, respectively.
25. SUBSEQUENT EVENTS
The Company announced on January 27, 2005 that its Board of Directors has declared a dividend of $.02 per share payable on March 15, 2005 to shareholders of record on March 1, 2005.

PREMCOR INC.
SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT
PARENT COMPANY ONLY BALANCE SHEETS
(in millions)

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS:
Cash	$0.9	$—
Short-term investments	136.0	48.0
Accounts receivable	0.2	—
Receivables from affiliates	268.3	99.0
Income taxes receivable	—	2.3

Total current assets	405.4	149.3
INVESTMENTS IN AFFILIATED COMPANIES	1,986.8	1,096.8

	$2,392.2	$1,246.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Payable to affiliate	$283.9	$101.0
Accrued expenses and other	(24.7)	—

Total current liabilities	259.2	101.0
DEFERRED INCOME TAXES	(1.4)	(0.1)
COMMON STOCKHOLDERS’ EQUITY:
Common, $0.01 par value per share, 150,000,000 authorized, 89,213,510 issued and outstanding as of December 31, 2004, 150,000,000 authorized, 74,119,694 issued and outstanding as of December 31, 2003	0.9	0.7
Additional paid-in capital	1,699.7	1,186.8
Retained earnings (accumulated deficit)	433.8	(42.3)

Total common stockholders’ equity	2,134.4	1,145.2

	$2,392.2	$1,246.1
See accompanying note to non-consolidated financial statements.

PREMCOR INC.
SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT
PARENT COMPANY ONLY STATEMENTS OF OPERATIONS
(in millions)

	For the Year Ended
	December 31,
	2004	2003	2002
REVENUES:
Equity in earnings of affiliates	$477.2	$116.6	$(124.6)
EXPENSES:
General and administrative expenses	0.2	0.2	0.2
Loss on write-off of equity investment	—	—	4.2

OPERATING INCOME (LOSS)	477.0	116.4	(129.0)
Interest expense	(0.3)	(0.8)	(0.8)
Interest income	1.6	0.9	1.3

INCOME (LOSS) BEFORE INCOME TAXES	478.3	116.5	(128.5)
Income tax (provision) benefit	(0.4)	0.1	1.4

NET INCOME (LOSS)	$477.9	$116.6	$(127.1)
See accompanying note to non-consolidated financial statements.

PREMCOR INC.
SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT
PARENT COMPANY ONLY STATEMENTS OF CASH FLOWS
(in millions)

	For the Year Ended
	December 31,
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$477.9	$116.6	$(127.1)
Adjustments:
Equity in earnings of affiliates	(477.2)	(116.7)	113.9
Deferred income taxes	(1.3)	1.2	(1.3)
Write-off of equity investment	—	—	4.2
Other	—	0.4	(0.3)
Cash provided by (reinvested in) working capital:
Accounts receivable, prepaid expenses and other	(0.2)	0.1	(0.1)
Accounts payable, accrued expenses, tax other than income and other	(22.4)	(1.6)	12.9
Affiliate receivables and payables	13.6	1.7	(11.1)
Net cash (used in) provided by operating activities	(9.6)	1.7	(8.9)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net (purchases) sales of short-term investments	(88.0)	(13.0)	(35.0)
Net cash used in investing activities	(88.0)	(13.0)	(35.0)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	493.4	306.5	488.3
Capital contributions, net	(393.1)	(297.5)	(444.2)
Dividends paid on common stock	(1.8)	—	—
Net cash provided by financing activities	98.5	9.0	44.1
NET INCREASE IN CASH AND CASH EQUIVALENTS	0.9	(2.3)	0.2
CASH AND CASH EQUIVALENTS, beginning of year	—	2.3	2.1
CASH AND CASH EQUIVALENTS, end of year	$0.9	$—	$2.3
See accompanying note to non-consolidated financial statements.

PREMCOR INC.
SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT
NOTE TO NON–CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2004, 2003 and 2002
1. BASIS OF PRESENTATION
These non-consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, except that they are prepared on a non-consolidated basis for the purpose of complying with Article 12 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. As of December 31, 2004, 2003 and 2002, Premcor Inc.’s non-consolidated operations include 100% equity interest in Premcor USA Inc. and a 100% equity interest in Opus Energy Risk Limited.
In 2004, Premcor Inc. paid a $0.02 per share dividend to all stockholders of record on December 1, 2004. Premcor Inc. did not pay any dividends to stockholders in 2003 and 2002.
For further information, refer to the consolidated financial statements, including the notes thereto, included in this Annual Report on
Form 10-K.

PREMCOR INC. AND SUBSIDIARIES
THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
(in millions)

			Liability Reserves
	Accounts	Income Tax	Blue Island	Hartford	Refinery and
	Receivable	Valuation	Refinery	Refinery	Administrative
	Reserve	Allowance	Closure	Closure	Restructuring
BALANCE, December 31, 2001	$1.3	$—	$36.5	$—	$—
Charged to expense	2.0	2.8	(2.0)	60.6	15.3
Write-off of uncollectible receivables	(0.1)	—	—	—	—
Net cash outflows	—	—	(14.8)	(30.0)	(10.4)

BALANCE, December 31, 2002	3.2	2.8	19.7	30.6	4.9
Charged to expense	—	—	—	—	7.5
Write-off of uncollectible receivables	(1.3)	—	—	—	—
Reclassification of environmental liabilities (a)	—	—	(19.7)	(29.6)	—
Net cash outflows	—	—	—	(1.0)	(7.2)

BALANCE, December 31, 2003	1.9	2.8	—	—	5.2
Charged to expense	1.5	(0.6)	—	—	7.3
Write-off of uncollectible receivables	(0.1)	—	—	—	—
Reclassification of receivables	—	—	—	—	—
Net cash outflows	—	—	—	—	(12.5)

BALANCE, December 31, 2004	$3.3	$2.2	$—	$—	$—

(a)	This transferred balance in 2003 is related to the on-going environmental remediation of the closed refinery sites.

Unaudited condensed consolidated financial statements of Premcor and its subsidiaries included in Premcor’s quarterly report on Form 10-Q for the six months ended June 30, 2005, filed on July 29, 2005
ITEM 1. FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Premcor Inc.
We have reviewed the accompanying condensed consolidated balance sheet of Premcor Inc. and subsidiaries (the “Company”) as of June 30, 2005, and the related condensed consolidated statements of operations for the three-month and six-month periods ended June 30, 2005 and 2004, and of cash flows for the six-month periods ended June 30, 2005 and 2004. These interim financial statements are the responsibility of the Company’s management.
We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.
We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Premcor Inc. and subsidiaries (the “Company”) as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 1, 2005, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2004 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.
/s/ Deloitte & Touche LLP
Stamford, Connecticut
July 28, 2005

Premcor Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share data)

	June 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$664.0	$233.3
Short-term investments	678.9	520.0
Restricted cash and cash equivalents	75.4	69.1
Accounts receivable, net of allowance of $3.3 and $3.3	732.9	708.7
Inventories	805.4	772.6
Prepaid expenses and other	151.4	155.8
Deferred income taxes	20.8	74.9

Total current assets	3,128.8	2,534.4
Property, plant and equipment, net	3,138.7	2,908.1
Goodwill	100.0	27.6
Other assets	288.6	219.5

	$6,656.1	$5,689.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,294.8	$993.4
Accrued expenses and other	417.0	207.5
Accrued taxes other than income	63.0	70.4
Current portion of long-term debt	46.7	38.8

Total current liabilities	1,821.5	1,310.1
Long-term debt	1,766.2	1,788.7
Deferred income taxes	297.4	275.8
Other long-term liabilities	174.2	180.6
Commitments and contingencies
COMMON STOCKHOLDERS’ EQUITY:
Common, $0.01 par value per share, 300,000,000 authorized, 89,302,759 issued and outstanding as of June 30, 2005; 89,213,510 issued and outstanding as of December 31, 2004	0.9	0.9
Additional paid-in capital	1,711.1	1,699.7
Retained earnings	884.8	433.8

Total common stockholders’ equity	2,596.8	2,134.4

	$6,656.1	$5,689.6
The accompanying notes are an integral part of these financial statements.

Premcor Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
NET SALES AND OPERATING REVENUES	$5,308.5	$3,573.7	$9,472.8	$6,125.4
EXPENSES:
Cost of sales	4,402.2	3,034.7	8,018.0	5,269.2
Operating expenses	265.4	197.5	502.7	344.5
General and administrative expenses	65.2	43.2	107.0	65.7
Depreciation	22.7	23.9	49.1	41.8
Amortization	20.3	12.9	40.2	29.1
Refinery restructuring and other charges	0.6	4.7	4.7	9.3

	4,776.4	3,316.9	8,721.7	5,759.6
OPERATING INCOME	532.1	256.8	751.1	365.8
Interest and finance expense	(28.4)	(35.3)	(58.7)	(66.6)
Loss on extinguishment of debt	—	(3.6)	—	(3.6)
Interest income	6.9	1.6	10.3	3.3

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	510.6	219.5	702.7	298.9
Income tax provision	(178.1)	(84.5)	(243.5)	(113.9)

INCOME FROM CONTINUING OPERATIONS	332.5	135.0	459.2	185.0
Loss from discontinued operations, net of income tax benefit of $1.9 and $2.8 for 2005; $1.0 and $1.1 for 2004	(3.1)	(1.5)	(4.6)	(1.8)

NET INCOME	$329.4	$133.5	$454.6	$183.2

NET INCOME PER COMMON SHARE:
Basic:
Income from continuing operations	$3.72	$1.58	$5.15	$2.32
Discontinued operations	(0.03)	(0.02)	(0.05)	(0.02)

Net income	$3.69	$1.56	$5.10	$2.30

Weighted average common shares outstanding	89.2	85.4	89.2	79.8
Diluted:
Income from continuing operations	$3.60	$1.55	$4.99	$2.27
Discontinued operations	(0.03)	(0.02)	(0.05)	(0.02)

Net income	$3.57	$1.53	$4.94	$2.25

Weighted average common shares outstanding	92.3	87.3	92.1	81.5
The accompanying notes are an integral part of these financial statements.

Premcor Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	For the Six Months
	Ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$454.6	$183.2
Adjustments:
Loss from discontinued operations	4.6	1.8
Depreciation	49.1	41.8
Amortization	44.4	33.4
Deferred income taxes	75.7	101.7
Stock-based compensation	8.3	9.8
Refinery restructuring and other charges	—	(3.8)
Write-off of deferred financing costs	—	3.6
Other, net	(3.9)	6.5
Cash provided by (reinvested in):
Accounts receivable, prepaid expenses and other	(19.8)	102.5
Inventories	(32.8)	(54.4)
Accounts payable, accrued expenses, taxes other than income, and other	461.9	(125.6)
Restricted cash and cash equivalents	—	0.7

Net cash provided by operating activities of continuing operations	1,042.1	301.2
Net cash used in operating activities of discontinued operations	(3.2)	(2.4)

Net cash provided by operating activities	1,038.9	298.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(313.3)	(133.9)
Expenditures for turnaround	(114.6)	(73.9)
Expenditures for refinery acquisition, net	—	(874.8)
Net (purchases) sales of short-term investments	(159.4)	45.4
Restricted cash and cash equivalents	(5.8)	—

Net cash used in investing activities	(593.1)	(1,037.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	3.1	493.0
Proceeds from issuance of long-term debt	—	400.0
Long-term debt and capital lease payments	(14.6)	(10.0)
Dividends paid to shareholders	(3.6)	—
Cash and cash equivalents restricted for debt repayment	—	(3.9)
Deferred financing costs	—	(16.1)

Net cash (used in) provided by financing activities	(15.1)	863.0

NET INCREASE IN CASH AND CASH EQUIVALENTS	430.7	124.6
CASH AND CASH EQUIVALENTS, beginning of period	233.3	120.7

CASH AND CASH EQUIVALENTS, end of period	$664.0	$245.3

The accompanying notes are an integral part of these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of The Premcor Refining Group Inc.
We have reviewed the accompanying condensed consolidated balance sheet of The Premcor Refining Group Inc. and subsidiaries (the “Company”) as of June 30, 2005, and the related condensed consolidated statements of operations for the three-month and six-month periods ended June 30, 2005 and 2004, and of cash flows for the six-month periods ended June 30, 2005 and 2004. These interim financial statements are the responsibility of the Company’s management.
We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.
We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of The Premcor Refining Group Inc. and subsidiaries (the “Company”) as of December 31, 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 1, 2005, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2004 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.
/s/ Deloitte & Touche LLP
Stamford, Connecticut
July 28, 2005

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share data)

	June 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$630.5	$230.5
Short-term investments	364.3	378.7
Restricted cash and cash equivalents	75.4	69.1
Accounts receivable, net of allowance of $3.3 and $3.3	732.7	708.3
Receivables from affiliates	189.0	119.7
Inventories	805.4	772.6
Prepaid expenses and other	150.9	155.6
Deferred income taxes	20.9	69.5

Total current assets	2,969.1	2,504.0
Property, plant and equipment, net	3,079.3	2,846.5
Goodwill	100.0	27.6
Other assets	288.6	219.5

	$6,437.0	$5,597.6

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,294.5	$992.8
Payables to affiliates	62.3	124.4
Accrued expenses and other	363.2	231.7
Accrued taxes other than income	62.5	70.5
Current portion of long-term debt	46.4	38.5

Total current liabilities	1,828.9	1,457.9
Long-term debt	1,756.8	1,779.1
Deferred income taxes	298.6	277.5
Other long-term liabilities	174.0	180.6
Commitments and contingencies
COMMON STOCKHOLDER’S EQUITY:
Common, $0.01 par value per share, 1,000 authorized, 100 issued and outstanding	—	—
Additional paid-in capital	1,247.1	1,237.4
Retained earnings	1,131.6	665.1

Total common stockholder’s equity	2,378.7	1,902.5

	$6,437.0	$5,597.6

The accompanying notes are an integral part of these financial statements.

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited, in millions)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
NET SALES AND OPERATING REVENUES	$5,310.5	$3,573.0	$9,471.8	$6,124.1
EXPENSES:
Cost of sales	4,413.0	3,036.5	8,034.5	5,272.9
Operating expenses	257.4	196.4	489.3	342.6
General and administrative expenses	64.7	43.3	106.1	65.4
Depreciation	22.2	23.7	48.0	41.2
Amortization	20.3	12.9	40.2	29.1
Refinery restructuring and other charges	0.6	4.7	4.7	9.3

	4,778.2	3,317.5	8,722.8	5,760.5
OPERATING INCOME	532.3	255.5	749.0	363.6
Interest and finance expense	(27.4)	(34.8)	(57.4)	(65.9)
Loss on extinguishment of debt	—	(3.6)	—	(3.6)
Interest income	5.3	1.3	8.1	3.0

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	510.2	218.4	699.7	297.1
Income tax provision	(176.6)	(84.1)	(241.6)	(113.2)

INCOME FROM CONTINUING OPERATIONS	333.6	134.3	458.1	183.9
Loss from discontinued operations, net of income tax benefit of $1.9 and $2.8 for 2005; $1.0 and $1.1 for 2004	(3.1)	(1.5)	(4.6)	(1.8)

NET INCOME	$330.5	$132.8	$453.5	$182.1
The accompanying notes are an integral part of these financial statements.

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	For the Six Months
	Ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$453.5	$182.1
Adjustments:
Loss from discontinued operations	4.6	1.8
Depreciation	48.0	41.2
Amortization	44.4	33.1
Deferred income taxes	69.8	93.4
Stock-based compensation	8.3	9.8
Refinery restructuring and other charges	—	(3.8)
Write-off of deferred financing costs	—	3.6
Other, net	(3.7)	5.5
Cash provided by (reinvested in):
Accounts receivable, prepaid expenses and other	(19.7)	103.0
Inventories	(32.8)	(54.4)
Accounts payable, accrued expenses, taxes other than income, and other	383.3	(131.1)
Affiliate receivables and payables	(118.3)	22.9
Restricted cash and cash equivalents	—	0.7

Net cash provided by operating activities of continuing operations	837.4	307.8
Net cash used in operating activities of discontinued operations	(3.2)	(2.4)

Net cash provided by operating activities	834.2	305.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(313.3)	(133.8)
Expenditures for turnaround	(114.6)	(73.9)
Expenditures for refinery acquisition, net	—	(874.8)
Net sales of short-term investments	13.9	121.5
Restricted cash and cash equivalents	(5.8)	—

Net cash used in investing activities	(419.8)	(961.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions, net	—	394.8
Proceeds from issuance of long-term debt	—	400.0
Long-term debt and capital lease payments	(14.4)	(10.0)
Cash and cash equivalents restricted for debt repayment	—	(3.9)
Deferred financing costs	—	(16.1)

Net cash (used in) provided by financing activities	(14.4)	764.8

NET INCREASE IN CASH AND CASH EQUIVALENTS	400.0	109.2
CASH AND CASH EQUIVALENTS, beginning of period	230.5	118.9

CASH AND CASH EQUIVALENTS, end of period	$630.5	$228.1

The accompanying notes are an integral part of these financial statements.

FORM 10-Q – PART I
ITEM 1. FINANCIAL STATEMENTS (continued)
Premcor Inc. and Subsidiaries
The Premcor Refining Group Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2005
(Tabular amounts in millions, except per share data)
1. Nature of Business and Basis of Preparation
Premcor Inc., together with its consolidated subsidiaries (the “Company”), is an independent petroleum refiner and supplier of unbranded transportation fuels, heating oil, petrochemical feedstocks, petroleum coke and other petroleum products. Premcor Inc. owns all of the outstanding common stock of Premcor USA Inc. (“Premcor USA”), and Premcor USA owns all of the outstanding common stock of The Premcor Refining Group Inc. (together with its consolidated subsidiaries, “PRG”). The Premcor Refining Group Inc. and its indirect subsidiary, Port Arthur Coker Company L.P. (“PACC”), are Premcor Inc.’s principal operating subsidiaries. PRG owns and operates four refineries with a combined total throughput capacity of approximately 800,000 barrels per day (“bpd”). The refineries are located in Port Arthur, Texas; Lima, Ohio; Memphis, Tennessee; and Delaware City, Delaware.
All of the operations of the Company are in the United States. These operations are related to the refining of crude oil and other petroleum feedstocks into petroleum products and are all considered part of one business segment. The Company’s earnings and cash flows from operations are primarily dependent upon processing crude oil and selling quantities of refined petroleum products at margins sufficient to cover operating expenses. Crude oil and refined petroleum products are commodities, and factors out of the Company’s control can cause these commodity prices to vary, in a wide range, over a short period of time. This potential margin volatility can have a material effect on the Company’s financial position, earnings, and cash flows.
The accompanying unaudited condensed consolidated financial statements of Premcor Inc., The Premcor Refining Group Inc., and their respective subsidiaries, are presented pursuant to the rules and regulations of the United States Securities and Exchange Commission in accordance with the disclosure requirements for the quarterly report on Form 10-Q. In the opinion of the management of the Company, the unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary to fairly state the results for the interim periods presented. Operating results for the three and six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. These unaudited condensed consolidated notes apply equally to the Company and PRG unless otherwise noted. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes included in Premcor Inc.’s and PRG’s Annual Report on Form 10-K for the year ended December 31, 2004.
The statement of cash flows for the six months ended June 30, 2004 has been reclassified to conform to current period presentation for auction rate securities. This reclassification has no effect on the current or previously reported statements of operations or balance sheets. Refer to Footnote 13 for further information.
On April 25, 2005, Valero Energy Corporation (“Valero”) and Premcor announced that the companies had entered into an Agreement and Plan of Merger, whereby Premcor will be merged with and into Valero, with Valero as the surviving corporation. The boards of directors of both companies unanimously approved Valero’s acquisition of Premcor, which is subject to the approval of Premcor’s shareholders and customary regulatory approvals. On June 27, 2005, the Federal Trade Commission issued a request for additional information and documentary material pursuant to the Hart-Scott-Rodino Antitrust Improvement Act (“Hart-Scott-Rodino”). Premcor expects to comply with the request. A special meeting will be held on August 30, 2005 for Premcor stockholders of record as of July 8, 2005, to vote to adopt the Agreement and Plan of Merger.
Under the terms of the merger agreement, Premcor shareholders will have the right to receive either 0.99 shares of Valero common stock, or $72.76 in cash for each share of Premcor stock they own, or a combination of the two, subject to pro-ration so that 50 percent of the total Premcor shares are acquired for cash.

Valero and Premcor have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) that both Valero and Premcor will conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time and (ii) not to engage in certain kinds of transactions during such period. In addition, Premcor has agreed to cause a meeting of holders of Premcor common stock to be held by Premcor to consider adoption of the Merger Agreement. Premcor has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.
Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of Premcor Common Stock, (ii) absence of any law or order prohibiting the consummation of the Merger, and (iii) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants, and (iii) the delivery of customary opinions from counsel to Valero and counsel to Premcor that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code.
The Merger Agreement contains certain termination rights for both Valero and Premcor, and further provides that, upon termination of the Merger Agreement under specified circumstances, Premcor may be required to pay Valero a termination fee of $150 million.
2. Acquisitions
Effective May 1, 2004, the Company completed an agreement with Motiva Enterprises LLC (“Motiva”) to purchase its Delaware City refining complex located in Delaware City, Delaware. The Delaware City refinery has a rated crude unit throughput capacity of approximately 190,000 bpd. Also included in the purchase was a 2,400 tons per day petroleum coke gasification unit, a 180 megawatt cogeneration facility, 8.5 million barrels of crude oil, intermediates, blendstock, and product tankage and a 50,000 bpd truck-loading rack. The purchase price was $800 million ($780 million cash and $20 million assumed liabilities), plus additional petroleum inventories valued at $90 million and approximately $3 million in transaction fees. In addition, Motiva will be entitled to receive contingent purchase payments of $25 million per year up to a total of $75 million over a three-year period depending on the amount of crude oil processed at the refinery and the level of refining margins during that period, and a $25 million payment per year up to a total of $50 million over a two-year period depending on the achievement of certain performance criteria at the gasification facility. Any amount the Company pays to Motiva for the contingent consideration will be recorded as goodwill and will be subject to an annual impairment measurement test. In July 2005, the Company made a payment of $25 million to Motiva that was recorded as goodwill.
The Delaware City refinery is a high-conversion medium and heavy high-sulfur crude oil refinery. Major process units include a crude unit, a reformer unit, a fluid catalytic cracking unit, a fluid coking unit, a high pressure hydrocracking unit and a coke gasification unit. Primary products include regular and premium conventional and reformulated gasoline, low-sulfur diesel and home heating oil. The refinery’s production is sold in the U.S. Northeast via pipeline, barge and truck distribution. The refinery’s petroleum coke production is sold to third parties or gasified to fuel the cogeneration facility, which is designed to supply electricity and steam to the refinery as well as outside electrical sales to third parties.
The Company financed the acquisition from a portion of the proceeds from its April 2004 public common stock offering of 14.9 million shares which provided net proceeds of $490 million; from PRG’s $400 million senior notes offering completed April 2004 of which $200 million, due in 2011, bear interest at 6 1/ 8 % per annum and $200 million, due in 2014, bear interest at 6 3/ 4 % per annum; and from available cash.
The acquisition of the Delaware City refinery assets was accounted for using the purchase method, and the results of operations of these assets have been included in our results from the date of acquisition. The final adjusted purchase price allocation is as follows:

Current assets	$128.0
Property, plant & equipment	756.9
Other assets	5.3
Accrued expenses and other	(1.6)
Other long-term liabilities	(15.8)

Total purchase price allocation	$872.8

In conjunction with the acquisition of the Delaware City refinery, the Company entered into an agreement, effective May 1, 2004, with the Saudi Arabian Oil Company for the supply of 105,000 bpd of crude oil; however, due to certain quota restrictions the current supply is 85,000 bpd. The agreement had a one year term with automatic one-year extensions thereafter unless terminated at the option of either party. The contract had been renewed effective May 1, 2005. The crude oil is priced by a market-based formula as defined in the agreement. The Company also entered into a product offtake agreement with Motiva that provides for the delivery by Premcor to Motiva of approximately 36,700 bpd of finished light petroleum products, such as gasoline and heating oil. The agreement was effective May 1, 2004, and the main portion of the offtake agreement had terms extending for six months with automatic renewals until canceled by either party. Both Premcor and Motiva have decided not to renew the contract and as of April 30, 2005, the contract had expired.
3. Inventories
The carrying value of inventories consisted of the following:

	June 30,	December 31,
	2005	2004

Crude oil	$392.9	$324.1
Refined products and blendstocks	374.0	411.3
Warehouse stock and other	38.5	37.2

	$805.4	$772.6

The market value of crude oil, refined products and blendstock inventories as of June 30, 2005 was approximately $705.0 million (December 31, 2004 — $379.8 million) above carrying value.
4. Other Assets
Other assets consisted of the following:

	June 30,	December 31,
	2005	2004

Deferred turnaround costs	$230.6	$160.2
Deferred financing costs	35.3	39.4
Intangible assets	7.1	10.4
Pension assets and other	15.6	9.5

	$288.6	$219.5

Amortization of deferred financing costs for the three months ended June 30, 2005 and 2004 was $2.0 million and $2.2 million, respectively, for both the Company and PRG, and is included in “Interest and finance expense.” Amortization of deferred financing costs for the six months ended June 30, 2005 and 2004 was $4.1 million and $4.3 million, respectively, for both the Company and PRG.
For the three and six months ended June 30, 2004, the Company incurred deferred financing costs of $16.1 million related to the $1 billion credit facility and the issuance of $400 million of senior notes. As a result of the early extinguishment of the $785 million credit facility, the Company recorded a loss of $3.6 million for both the three and six months ended June 30, 2004. The loss represented a write-off of unamortized deferred financing costs.

5. Goodwill and Intangible Assets
During the six months ended June 30, 2005, the Company recorded $72.4 million to goodwill, of which $47.4 million was related to the earn-out agreement entered into with The Williams Companies, Inc. in conjunction with the Memphis acquisition and $25.0 million was related to the earn-out agreement entered into with Motiva Enterprises LLC in conjunction with the Delaware City acquisition. Such goodwill will not be amortized, but will be subject to an annual impairment evaluation.
Goodwill and intangible assets were comprised of the following as of June 30, 2005:

	Gross
	carrying	Accumulated	Net
	amount	amortization	amount
Goodwill	$100.0	$—	$100.0

Customer contract	$5.4	$(0.6)	$4.8
Environmental credits	3.1	(3.1)	—
Environmental permits	2.4	(0.1)	2.3

Total intangible assets	$10.9	$(3.8)	$7.1

Amortization expense for the three months ended June 30, 2005 and 2004 was $0.8 million and $0.1 million, respectively. Amortization expense for the six months ended June 30, 2005 and 2004 was $3.3 million and $0.2 million, respectively.
6. Employee Benefit Plans
The following table provides the components of net periodic benefit cost for the three and six months ended June 30:

					Other Postretirement
	Pension Benefits				Benefits
	For the Three Months		For the Six Months		For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,		Ended June 30,		Ended June 30,
	2005	2004	2005	2004	2005	2004	2005	2004
Components of Net Periodic Benefit Costs:
Service cost	$4.8	$3.2	$9.6	$5.1	$1.2	$0.8	$2.4	$1.6
Interest cost	0.5	0.2	1.0	0.4	1.9	1.6	3.8	3.3
Recognized actuarial loss	0.2	—	0.4	—	0.7	0.5	1.4	1.1
Expected return on plan assets	(0.4)	(0.1)	(0.8)	(0.2)	—	—	—	—
Amortization of prior service costs	—	0.1	—	0.2	(0.1)	(0.1)	(0.2)	(0.2)

Net periodic benefit cost	$5.1	$3.4	$10.2	$5.5	$3.7	$2.8	$7.4	$5.8
Special termination benefits	—	—	1.8	—	—	—	—	—

Total net periodic benefit cost	$5.1	$3.4	$12.0	$5.5	$3.7	$2.8	$7.4	$5.8

As of December 31, 2004, the Company expected to contribute a total of $20 million to its pension plans in 2005 and this estimate has not changed as of June 30, 2005. The Company has made contributions of $16.0 million to its pension plans in the quarter ended June 30, 2005.
In May 2004, the FASB issued FSP 106-2 Accounting and Disclosure Requirements related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“FSP 106-2”). The Company has applied FSP 106-2 retroactively to the date of enactment. The impact of adopting FSP 106-2 resulted in a reduction in the Company’s accumulated projected benefit obligation (“APBO”) of $15.5 million for 2004 and a reduction of $0.7 million net periodic pension cost for both the three and six months ended June 30, 2004. The

Company’s actuaries have determined the plan is actuarially equivalent. The Company is currently evaluating the expected gross receipts to be received from the subsidy; no subsidies have been received as of June 30, 2005.
7. Refinery Restructuring and Other Charges
During the three and six months ended June 30, 2005, the Company recorded refinery restructuring and other charges of $0.6 million and $4.7 million, respectively. The charges relate to litigation and environmental matters at closed refineries.
During the three months ended June 30, 2004, the Company recorded refinery restructuring and other charges of $4.7 million, which included a $3.3 million charge related to the St. Louis administrative office closure and $1.4 million related to litigation and environmental matters at closed refineries. During the six months ended June 30, 2004, the Company recorded refinery restructuring and other charges of $9.3 million. The charges include $7.3 million related to the St. Louis administrative office closure and $2.0 million related to expenses associated with safety and environmental matters at closed refineries. Below is further discussion of the administrative function restructuring.
Administrative Restructuring . In 2002, the Company began a restructuring of its administrative functions. In May 2003, the Company announced that it would be closing the St. Louis office and moving the administrative functions to the Connecticut office over the next twelve months. The office move, which was completed in 2004, cost $14.8 million, which included $4.3 million of severance related benefits and $10.5 million of other costs such as training, relocation and the movement of physical assets. The severance related costs were amortized over the future service period of the affected employees and the other costs were expensed as incurred.
8. Interest and Finance Expense
Interest and finance expense included in the Company statements of operations consisted of the following:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Interest expense	$38.9	$38.3	$77.2	$71.2
Financing costs	2.0	2.2	4.1	4.3
Capitalized interest	(12.5)	(5.2)	(22.6)	(8.9)

	$28.4	$35.3	$58.7	$66.6

The Company paid cash for interest for the three months ended June 30, 2005 and 2004 of $25.1 million and $13.2 million, respectively. The Company paid cash for interest for the six months ended June 30, 2005 and 2004 of $77.2 million and $59.2 million, respectively. PRG paid cash for interest for the three months ended June 30, 2005 and 2004 of $24.8 million and $12.8 million, respectively. PRG paid cash for interest for the six months ended June 30, 2005 and 2004 of $76.5 million and $58.6 million, respectively.

9. Long-term Debt and Credit Facilities
Long-term debt consisted of the following:

	June 30,	December 31,
	2005	2004
12 1 / 2 % Senior Notes due January 15, 2009 (“12 1 / 2 % Senior Notes”) (1)	$183.2	$197.6
9 1 / 4 % Senior Notes due February 1, 2010 (“9 1 / 4 % Senior Notes”) (2)	175.0	175.0
6 3 / 4 % Senior Notes due February 1, 2011 (“6 3 / 4% 2011 Senior Notes”) (2)	210.0	210.0
6 1 / 8 % Senior Notes due February 1, 2011 (“6 1 / 8 % Senior Notes”) (2)	200.0	200.0
7 3 / 4 % Senior Subordinated Notes due February 1, 2012 (“7 3 / 4 % Senior Subordinated Notes”) (2)	175.0	175.0
9 1 / 2 % Senior Notes due February 1, 2013 (“9 1 / 2 % Senior Notes”) (2)	350.0	350.0
6 3 / 4 % Senior Notes due February 1, 2014 (“6 3 / 4% 2014 Senior Notes”) (2)	200.0	200.0
7 1 / 2 % Senior Notes due June 15, 2015 (“7 1 / 2 % Senior Notes”) (2)	300.0	300.0
Ohio Water Development Authority Environmental Facilities Revenue Bonds due December 1, 2031 (“Series 2001 Ohio Bonds”) (2)	10.0	10.0
Obligation under capital leases (3)	9.7	9.9

	1,812.9	1,827.5
Less current portion	(46.7)	(38.8)

Total long-term debt	$1,766.2	$1,788.7

(1)	Issued or borrowed by Port Arthur Finance Corp., a subsidiary of PACC

(2)	Issued or borrowed by stand-alone PRG

(3)	Assumed by The Premcor Pipeline Co., a subsidiary of Premcor USA Inc.
PRG’s long-term debt, including current maturities, as of June 30, 2005 was $1,803.2 million and is the same as Premcor Inc.’s long-term debt as noted in the table above except that it excludes the $9.7 million of capital lea se obligations. PRG’s long-term debt, including current maturities, as of December 31, 2004 was $1,817.6 million and is the same as Premcor Inc.’s long-term debt as noted in the table above except that it excludes the $9.9 million of capital lease obligations. The Premcor Pipeline Co. assumed these lease obligations as part of the Memphis acquisition.
As of June 30, 2005, the borrowing base for the $1 billion credit facility was $2,396.5 million, with $479.9 million of the facility utilized for letters of credit. As of December 31, 2004, the borrowing base for the $1 billion credit facility was $1,853.1 million with $484.1 million of the facility utilized for letters of credit. There were no direct borrowings under the $1 billion credit facility as of June 30, 2005 or December 31, 2004.
The Company entered into a $260 million cash-collateralized credit facility in June 2005. The $260 million credit facility has a one year term and was arranged primarily to enable the Company to secure the purchase of crude oil under an existing crude purchasing agreement with the Morgan Stanley Capital Group Inc. (“MSCG”) with letters of credit rather than paying for crude purchases one week in advance of delivery. As of June 30, 2005, $260 million of the facility was utilized for letters of credit.
PRG entered into a $100 million cash-collateralized credit facility in February 2005. The $100 million credit facility has a three year term and was arranged primarily for the issuance of letters of credit for crude oil purchases. As of June 30, 2005, $87.9 million of the facility was utilized for letters of credit.
PRG also has a $40 million cash-collateralized credit facility which was renewed effective June 1, 2005 for an additional year. This facility was initially arranged in support of lower interest rates on the Series 2001 Ohio Bonds. In addition, this facility can be utilized for other non-hydrocarbon purposes. As of June 30, 2005 and December 31, 2004, $39.7 million of the facility was utilized for letters of credit.

10. Income Taxes
The Company’s effective tax rate was 34.7% for the six months ended June 30, 2005 as compared to 38.1% in the corresponding period in 2004. The Company’s subsidiaries are subject to different statutory tax rates. These differing tax rates and the differing amount of taxable income or loss recognized by each subsidiary impact the Company’s consolidated effective tax rate. The decrease in the Company’s 2005 consolidated effective tax rate as compared to 2004 resulted from a higher percentage of the Company’s 2005 consolidated income being recognized by Sabine River Holding Corp. (“Sabine”), which has a lower effective tax rate than other subsidiaries and the change in the Ohio tax law as discussed further below.
The Company made net cash income tax payments of $82.9 million and $84.8 million for the three and six months ended June 30, 2005, respectively. The Company made net cash income tax payments of $2.3 million for both the three and six months ended June 30, 2004. PRG made net cash income tax payments of $1.2 million and $3.1 million for the three and six months ended June 30, 2005, respectively. PRG made net cash income tax payments of $0.1 million for both the three and six months ended June 30, 2004.
On June 30, 2005, the State of Ohio passed a law to phase-out its income-based tax over a period of five years beginning in 2006 and replaced it with a new gross receipts tax. The impact of reducing previously recorded deferred tax assets and liabilities due to the change in Ohio tax law is reflected in the income tax provision for the three and six months ended June 30, 2005. The Company also expects a lower state effective tax rate due to this change.
11. Discontinued Operations
In connection with the 1999 sale of PRG’s retail assets to Clark Retail Enterprises, Inc. (“CRE”), PRG assigned certain leases and subleases of retail stores to CRE. Subject to certain defenses, PRG remains jointly and severally liable for CRE’s obligations under approximately 150 of these leases, including payment of rent and taxes. PRG may also be contingently liable for environmental obligations at these sites. In 2002, CRE and its parent company, Clark Retail Group, Inc., filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In July 2004, the CRE bankruptcy estate was liquidated and the case dismissed. As of June 30, 2005, PRG was subleasing 36 operating stores, the leases on 30 stores had either been terminated or expired, the leases on 82 operating stores were held by third parties, PRG had completed the buy out of one lease and is in the process of buying out the leases on the remaining two stores. For the three and six months ended June 30, 2005, PRG recorded an after-tax charge of $3.1 million and $4.6 million, respectively. These charges represent the estimated net present value of its remaining liability under the current operating stores that were subleased, net of estimated sublease income, and other direct costs. For the three and six months ended June 30, 2004, PRG recorded an after-tax charge of $1.5 million and $1.8 million, respectively, representing the estimated net present value of its remaining liability under the leases that had been rejected as of June 30, 2004, net of estimated sublease income, and other direct costs. The following table reconciles the activity and balance of the liability for the lease obligations as well as the Company’s environmental liability for previously owned and leased retail sites:

		Environmental
		Obligations of	Total
	Lease	Previously Owned	Discontinued
	Obligations	and Leased Sites	Operations
Balance, December 31, 2003	$7.4	$21.2	$28.6
Accretion and other expenses	9.1	—	9.1
Net cash outlays	(4.1)	0.4	(3.7)

Ending balance, December 31, 2004	$12.4	$21.6	$34.0
Accretion and other expenses	7.4	—	7.4
Net cash outlays	(2.6)	(0.6)	(3.2)

Ending balance, June 30, 2005	$17.2	$21.0	$38.2

12. Earnings per Share
The common stock shares used to compute the Company’s basic and diluted earnings per share is as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Weighted average common shares outstanding	89.2	85.4	89.2	79.8
Dilutive effect of stock options	3.1	1.9	2.9	1.7

Weighted average common shares outstanding, assuming dilution	92.3	87.3	92.1	81.5

Outstanding stock options totaling 4.0 million (2004 – 3.8 million) and 3.9 million (2004 – 3.8 million) common shares for the three and six months ended June 30, 2005, respectively, were excluded from the diluted earnings per share calculation because they did not have a dilutive effect under the treasury stock method.
13. Financial Instruments
Short-term Investments
As of June 30, 2005, the Company maintained short-term investments totaling $678.9 million (December 31, 2004—$520 million), of which $1.7 million was pledged as collateral for self-insured workers’ compensation programs at PRG and $421.4 million was used as collateral for the Company’s $260 million, and PRG’s $100 million and $40 million credit facilities. As of June 30, 2005, a wholly owned subsidiary of Premcor Inc. held $6.0 million in investments to provide additional directors and officers liability coverage for claims made against them in their respective capacities as directors and officers of the Company. The subsidiary’s assets are restricted to payment of directors’ and officers’ liability defense costs and claims. The cost of short-term investments approximates fair value. Accordingly, unrealized gains and losses are not material.
In December 2004, the Company began to classify its investments in auction rate securities as short-term investments. For all periods presented herein, investments in auction rate securities have been reclassed from cash and cash equivalents to short-term investments on the condensed consolidated balance sheets. The amount of the investments in auction rate securities as of June 30, 2005 and December 31, 2004, was $672 million and $513 million, respectively. The reclassification was made because the certificates had stated maturities beyond three months. The reclassification resulted in changes in the condensed consolidated statements of cash flows within the cash and cash equivalent balances and investing activities. This change had no impact on total assets, current assets, cash flow from operations or net income of the Company.
Derivative Financial Instruments
The Company enters into derivative financial instruments, such as fixed purchase and sale commitments and futures contracts, which are treated as derivative financial instruments and are marked-to-market. The fixed purchase and sale commitments generally are entered into at a fixed price one to several weeks in advance of receiving and processing the crude oil or producing and delivering the product. The Company uses futures contracts to manage the price risk on its fixed commitments and to manage the price risk on a portion of refinery feedstock and refined product inventories. All gains and losses from fixed commitments and futures contracts are recorded to cost of sales.
During the three and six months ended June 30, 2005, the Company recognized a net gain of $38 million and $40 million, respectively, related to its price risk management activities. During the three and six months ended June 30, 2004, the Company recognized a net loss of $20 million and $26 million, respectively, related to its price risk management activities. The net gains in 2005 are comprised of the following:

	Unrealized and realized (gains) / losses
	Three Months Ended	Six Months Ended
	June 30, 2005	June 30, 2005
Net Fixed Commitments:
Crude	$(40)	$(119)
Product	(7)	(9)
Net Futures Contracts:
Crude	2	77
Product	7	11

	$(38)	$(40)

At June 30, 2005, the Company had recorded its unrealized gains and losses on outstanding fixed commitments and futures contracts of $63.8 million in prepaid expenses and other and $88.4 million in accrued expenses and other. All of the outstanding fixed commitments and futures contracts at quarter end are expected to mature within the next few months. At June 30, 2005, the Company had outstanding fixed commitments of $61.8 million recorded in prepaid and other and $54.2 million recorded in accrued expenses and other. At June 30, 2005, the Company also had $0.4 million recorded to accounts receivable related to swap agreements which had expired but settlement had not yet occurred.
As of June 30, 2005, the Company had the following derivative positions outstanding:

Purchases
/(sales)
in barrels
Net Fixed Commitments:
Crude	11.5
Product	(1.7)
Net Futures Contracts:
Crude	(12.7)
Product	2.5

(0.4)

At December 31, 2004, the Company recorded $33 million in current assets and $51 million in current liabilities, related to its price risk management activities. The majority of the balance in both current assets and current liabilities related to the unrealized gains and losses on the Company’s fixed commitments.
14. Condensed Consolidating Financial Statements of PRG as Co-guarantor of PAFC’s Senior Notes
Presented below are the PRG condensed consolidating balance sheets, statements of operations, and statements of cash flows as required by Rule 3-10 of the Securities Exchange Act of 1934, as amended. PRG along with PACC, Sabine, and various other subsidiaries of Sabine are full and unconditional guarantors of Port Arthur Finance Corp’s (“PAFC”) 12 1 / 2 % Senior Notes. Sabine indirectly owns PACC through its 100% ownership of PACC’s general and limited partners. PAFC is a wholly owned subsidiary of PACC. Under Rule 3-10, the condensed consolidating balance sheets, statements of operations, and statements of cash flows presented below meet the requirements for financial statements of the issuer and each guarantor of the notes since the issuer and guarantors are all direct or indirect wholly owned subsidiaries of PRG, and all guarantees are full and unconditional on a joint and several basis.

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidating Balance Sheet
As of June 30, 2005
(unaudited, in millions)

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$630.5	$—	$—	$—	$630.5
Short-term investments	364.3	—	—	—	364.3
Restricted cash and cash equivalents	0.5	—	74.9	—	75.4
Accounts receivable, net	732.7	—	0.7	(0.7)	732.7
Receivable from affiliates	187.8	57.6	—	(56.4)	189.0
Inventories	770.5	—	34.9	—	805.4
Prepaid expenses and other	143.5	—	7.4	—	150.9
Deferred income taxes	20.9	—	—	—	20.9

Total current assets	2,850.7	57.6	117.9	(57.1)	2,969.1
Property, plant and equipment, net	2,481.7	—	597.6	—	3,079.3
Deferred income taxes	15.6	—	—	(15.6)	—
Investments in affiliates	173.9	—	—	(173.9)	—
Goodwill	100.0	—	—	—	100.0
Other assets	263.5	—	25.1	—	288.6
Notes receivable from affiliate	—	148.4	—	(148.4)	—

	$5,885.4	$206.0	$740.6	$(395.0)	$6,437.0

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,140.8	$—	$153.7	$—	$1,294.5
Payables to affiliates	(27.7)	—	100.0	(10.0)	62.3
Accrued expenses and other	350.3	11.2	2.5	(0.8)	363.2
Accrued taxes other than income	59.1	—	3.4	—	62.5
Current portion of long-term debt	—	46.4	—	—	46.4
Current portion of notes payable to affiliate	—	—	46.4	(46.4)	—

Total current liabilities	1,522.5	57.6	306.0	(57.2)	1,828.9
Long-term debt	1,620.0	148.4	—	(11.6)	1,756.8
Deferred income taxes	191.5	—	122.7	(15.6)	298.6
Other long-term liabilities	172.7	—	1.3	—	174.0
Notes payable to affiliate	—	—	148.4	(148.4)	—
Commitments and contingencies
COMMON STOCKHOLDER’S EQUITY:
Common stock	—	—	0.1	(0.1)	—
Additional paid-in capital	1,247.1	—	395.9	(395.9)	1,247.1
Retained earnings	1,131.6	—	(233.8)	233.8	1,131.6

Total common stockholder’s equity	2,378.7	—	162.2	(162.2)	2,378.7

	$5,885.4	$206.0	$740.6	$(395.0)	$6,437.0

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2005
(unaudited, in millions)

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
Net sales and operating revenues	$5,346.4	$—	$1,343.2	$(1,379.1)	$5,310.5
Equity in earnings of affiliates	188.0	—	—	(188.0)	—
Expenses:
Cost of sales	4,802.4	—	980.4	(1,369.8)	4,413.0
Operating expenses	203.9	—	62.9	(9.4)	257.4
General and administrative expenses	63.6	—	1.1	—	64.7
Depreciation	16.4	—	5.8	—	22.2
Amortization	18.8	—	1.5	—	20.3
Refinery restructuring and other charges	0.6	—	—	—	0.6

	5,105.7	—	1,051.7	(1,379.2)	4,778.2
Operating income	428.7	—	291.5	(187.9)	532.3
Interest and finance expense	(21.0)	(6.1)	(6.7)	6.4	(27.4)
Interest income	5.4	6.1	0.3	(6.5)	5.3

Income from continuing operations before income taxes	413.1	—	285.1	(188.0)	510.2
Income tax provision	(79.5)	—	(97.1)	—	(176.6)

Income from continuing operations	333.6	—	188.0	(188.0)	333.6
Loss from discontinued operations, net of tax	(3.1)	—	—	—	(3.1)

Net income	$330.5	$—	$188.0	$(188.0)	$330.5

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2005
(unaudited, in millions)

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
Net sales and operating revenues	$9,529.9	$—	$2,066.4	$(2,124.5)	$9,471.8
Equity in earnings of affiliates	308.2	—	—	(308.2)	—
Expenses:
Cost of sales	8,682.8	—	1,457.6	(2,105.9)	8,034.5
Operating expenses	394.8	—	113.1	(18.6)	489.3
General and administrative expenses	104.2	—	1.9	—	106.1
Depreciation	36.7	—	11.3	—	48.0
Amortization	38.1	—	2.1	—	40.2
Refinery restructuring and other charges	4.7	—	—	—	4.7

	9,261.3	—	1,586.0	(2,124.5)	8,722.8
Operating income	576.8	—	480.4	(308.2)	749.0
Interest and finance expense	(44.5)	(12.3)	(13.6)	13.0	(57.4)
Interest income	8.3	12.3	0.5	(13.0)	8.1

Income from continuing operations before income taxes	540.6	—	467.3	(308.2)	699.7
Income tax provision	(82.5)	—	(159.1)	—	(241.6)

Income from continuing operations	458.1	—	308.2	(308.2)	458.1
Loss from discontinued operations, net of tax	(4.6)	—	—	—	(4.6)

Net income	$453.5	$—	$308.2	$(308.2)	$453.5

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2005
(unaudited, in millions)

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$453.5	$—	$308.2	$(308.2)	$453.5
Adjustments:
Loss from discontinued operations	4.6	—	—	—	4.6
Depreciation	36.7	—	11.3	—	48.0
Amortization	40.9	—	3.5	—	44.4
Deferred income taxes	46.7	—	23.1	—	69.8
Stock-based compensation	8.3	—	—	—	8.3
Refinery restructuring and other charges	—	—	—	—	—
Equity in earnings of affiliates	(308.2)	—	—	308.2	—
Other, net	(3.9)	—	0.2	—	(3.7)
CASH PROVIDED BY (REINVESTED IN):
Accounts receivable, prepaid expenses and other	(13.7)	—	(6.0)	—	(19.7)
Inventories	(22.9)	—	(9.9)	—	(32.8)
Accounts payable, accrued expenses, taxes other than income, and other	351.5	(0.9)	32.7	—	383.3
Affiliate receivables and payables	182.0	16.2	(315.6)	(0.9)	(118.3)

Net cash used in operating activities of continuing operations	775.5	15.3	47.5	(0.9)	837.4
Net cash used in operating activities of discontinued operations	(3.2)	—	—	—	(3.2)

Net cash used in operating activities	772.3	15.3	47.5	(0.9)	834.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(285.7)	—	(27.6)	—	(313.3)
Expenditures for turnaround	(100.5)	—	(14.1)	—	(114.6)
Restricted cash and cash equivalents	—	—	(5.8)	—	(5.8)
Net sales of short-term investments	13.9	—	—	—	13.9

Net cash used in investing activities	(372.3)	—	(47.5)	—	(419.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt and capital lease payments	—	(15.3)	—	0.9	(14.4)

Net cash used in financing activities	—	(15.3)	—	0.9	(14.4)

NET INCREASE IN CASH AND CASH EQUIVALENTS	400.0	—	—	—	400.0
CASH AND CASH EQUIVALENTS, beginning of period	230.5	—	—	—	230.5

CASH AND CASH EQUIVALENTS, end of period	$630.5	$—	$—	$—	$630.5

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidating Balance Sheet
As of December 31, 2004
(in millions)

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$230.5	$—	$—	$—	$230.5
Short-term investments	378.7	—	—	—	378.7
Restricted cash and cash equivalents	—	—	69.1	—	69.1
Accounts receivable, net	708.0	—	0.9	(0.6)	708.3
Receivable from affiliates	191.4	50.6	0.3	(122.6)	119.7
Inventories	747.6	—	25.0	—	772.6
Prepaid expenses and other	154.4	—	1.2	—	155.6
Deferred income taxes	69.5	—	—	—	69.5

Total current assets	2,480.1	50.6	96.5	(123.2)	2,504.0
Property, plant and equipment, net	2,265.2	—	581.3	—	2,846.5
Deferred income taxes	15.6	—	—	(15.6)	—
Investments in affiliates	65.1	—	—	(65.1)	—
Goodwill	27.6	—	—	—	27.6
Other assets	205.0	—	14.5	—	219.5
Note receivable from affiliate	—	171.6	—	(171.6)	—

	$5,058.6	$222.2	$692.3	$(375.5)	$5,597.6

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$873.9	$—	$118.9	$—	$992.8
Payable to affiliates	6.2	—	202.3	(84.1)	124.4
Accrued expenses and other	218.3	12.1	2.0	(0.7)	231.7
Accrued taxes other than income	64.8	—	5.7	—	70.5
Current portion of long-term debt	—	38.5	—	—	38.5
Current portion of notes payable to affiliate	—	—	38.5	(38.5)	—

Total current liabilities	1,163.2	50.6	367.4	(123.3)	1,457.9
Long-term debt	1,619.9	171.6	—	(12.4)	1,779.1
Deferred income taxes	193.6	—	99.5	(15.6)	277.5
Other long-term liabilities	179.4	—	1.2	—	180.6
Note payable to affiliate	—	—	171.6	(171.6)	—
Commitments and contingencies
COMMON STOCKHOLDER’S EQUITY:
Common stock	—	—	0.1	(0.1)	—
Additional paid-in capital	1,237.4	—	206.0	(206.0)	1,237.4
Retained earnings	665.1	—	(153.5)	153.5	665.1

Total common stockholder’s equity	1,902.5	—	52.6	(52.6)	1,902.5

	$5,058.6	$222.2	$692.3	$(375.5)	$5,597.6

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2004
(unaudited, in millions)

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
Net sales and operating revenues	$3,599.8	$—	$639.9	$(666.7)	$3,573.0
Equity in earnings of affiliates	23.1	—	—	(23.1)	—
Expenses
Cost of sales	3,163.2	—	531.1	(657.8)	3,036.5
Operating expenses	146.3	—	59.0	(8.9)	196.4
General and administrative expenses	42.4	—	0.9	—	43.3
Depreciation	18.2	—	5.5	—	23.7
Amortization	12.7	—	0.2	—	12.9
Refinery restructuring and other charges	4.7	—	—	—	4.7

	3,387.5	—	596.7	(666.7)	3,317.5
Operating income	235.4	—	43.2	(23.1)	255.5
Interest and finance expense	(27.4)	(7.0)	(7.8)	7.4	(34.8)
Loss on extinguishment of debt	(3.6)	—	—	—	(3.6)
Interest income	1.6	7.0	0.1	(7.4)	1.3

Income from continuing operations before income taxes	206.0	—	35.5	(23.1)	218.4
Income tax provision	(71.7)	—	(12.4)	—	(84.1)

Income from continuing operations	134.3	—	23.1	(23.1)	134.3
Discontinued operations	(1.5)	—	—	—	(1.5)

Net income	$132.8	$—	$23.1	$(23.1)	$132.8

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2004
(unaudited, in millions)

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
Net sales and operating revenues	$6,172.2	$—	$1,273.3	$(1,321.4)	$6,124.1
Equity in earnings of affiliates	49.4	—	—	(49.4)	—
Expenses
Cost of sales	5,506.8	—	1,070.3	(1,304.2)	5,272.9
Operating expenses	261.5	—	98.3	(17.2)	342.6
General and administrative expenses	63.5	—	1.9	—	65.4
Depreciation	30.2	—	11.0	—	41.2
Amortization	28.7	—	0.4	—	29.1
Refinery restructuring and other charges	9.3	—	—	—	9.3

	5,900.0	—	1,181.9	(1,321.4)	5,760.5
Operating income	321.6	—	91.4	(49.4)	363.6
Interest and finance expense	(51.1)	(14.1)	(15.6)	14.9	(65.9)
Loss on extinguishment of debt	(3.6)	—	—	—	(3.6)
Interest income	3.6	14.1	0.2	(14.9)	3.0

Income from continuing operations before income taxes	270.5	—	76.0	(49.4)	297.1
Income tax provision	(86.6)	—	(26.6)	—	(113.2)

Income from continuing operations	183.9	—	49.4	(49.4)	183.9
Discontinued operations	(1.8)	—	—	—	(1.8)

Net income	$182.1	$—	$49.4	$(49.4)	$182.1

The Premcor Refining Group Inc. and Subsidiaries
Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2004
(unaudited, in millions)

			Other Guarantor		Consolidated
	PRG	PAFC	Subsidiaries	Eliminations	PRG
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$182.1	$—	$49.4	$(49.4)	$182.1
Adjustments:
Loss from discontinued operations	1.8	—	—		1.8
Depreciation	30.2	—	11.0	—	41.2
Amortization	31.6	—	1.5	—	33.1
Deferred income taxes	84.9	—	8.6	(0.1)	93.4
Stock-based compensation	9.8	—	—	—	9.8
Refinery restructuring and other charges	(3.8)	—	—	—	(3.8)
Write-off of deferred financing costs	3.6	—	—	—	3.6
Equity earnings in affiliates	(49.4)	—	—	49.4	—
Other, net	5.1	—	0.2	0.2	5.5
CASH PROVIDED BY (REINVESTED IN):
Accounts receivable, prepaid expenses and other	102.2	—	0.8	—	103.0
Inventories	(51.1)	—	(3.3)	—	(54.4)
Accounts payable, accrued expenses, taxes other than income, and other	(101.9)	(0.5)	(28.8)	0.1	(131.1)
Affiliate receivables and payables	(60.5)	11.0	72.5	(0.1)	22.9
Cash and cash equivalents restricted for debt service	—	—	0.7	—	0.7

Net cash provided by operating activities of continuing operations	184.6	10.5	112.6	0.1	307.8
Net cash used in operating activities of discontinued operations	(2.4)	—	—	—	(2.4)

Net cash provided by operating activities	182.2	10.5	112.6	0.1	305.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(132.2)	—	(1.6)	—	(133.8)
Expenditures for turnaround	(73.6)	—	(0.3)	—	(73.9)
Refinery acquisition expenditures	(874.8)	—	—	—	(874.8)
Net sales of short-term investments	122.1	—	—	(0.6)	121.5

Net cash used in investing activities	(958.5)	—	(1.9)	(0.6)	(961.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	400.0	—	—	—	400.0
Long-term debt and capital lease payments	—	(10.5)	—	0.5	(10.0)
Cash and cash equivalent restricted for debt repayment	—	—	(3.9)	—	(3.9)
Capital contributions, net	501.6	—	(106.8)	—	394.8
Deferred financing costs	(16.1)	—	—	—	(16.1)

Net cash provided by (used in) financing activities	885.5	(10.5)	(110.7)	0.5	764.8

NET INCREASE IN CASH AND CASH EQUIVALENTS	109.2	—	—	—	109.2
CASH AND CASH EQUIVALENTS, beginning of period	118.9	—	—	—	118.9

CASH AND CASH EQUIVALENTS, end of period	$228.1	$—	$—	$—	$228.1

15. Condensed Consolidating Financial Statements of Premcor Inc. as Guarantor of PRG’s Senior Notes
Presented below are the Premcor Inc. condensed consolidating balance sheets, statements of operations, and statements of cash flows as required by Rule 3-10 of the Securities Exchange Act of 1934, as amended. Premcor Inc. is a full and unconditional guarantor of PRG’s 6 ⅛% 2011 Senior Notes and 6 ¾% 2014 Senior Notes. Premcor Inc. indirectly owns PRG through its 100% ownership of Premcor USA. PRG is a wholly owned subsidiary of Premcor USA. Under Rule 3-10, the condensed consolidating balance sheets, statements of operations, and statements of cash flows presented below meet the requirements for financial statements of the issuer and the guarantor of the notes, and all guarantees are full and unconditional on a joint and several basis.

Premcor Inc. and Subsidiaries
Condensed Consolidating Balance Sheet
As of June 30, 2005
(unaudited, in millions)

		Consolidated	Other Non-Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Premcor
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31.0	$630.5	$2.5	$—	$664.0
Short-term investments	309.1	364.3	5.5	—	678.9
Restricted cash and cash equivalents	—	75.4	—	—	75.4
Accounts receivable, net	0.4	732.7	(0.2)	—	732.9
Receivable from affiliates	105.0	189.0	42.2	(336.2)	—
Inventories	—	805.4	—	—	805.4
Prepaid expenses and other	—	150.9	6.4	(5.9)	151.4
Deferred income taxes	—	20.9	—	(0.1)	20.8

Total current assets	445.5	2,969.1	56.4	(342.2)	3,128.8
Property, plant and equipment, net	—	3,079.3	59.4	—	3,138.7
Investments in affiliates	2,423.8	—	2,495.5	(4,919.3)	—
Goodwill	—	100.0	—	—	100.0
Other assets	—	288.6	—	—	288.6

	$2,869.3	$6,437.0	$2,611.3	$(5,261.5)	$6,656.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$—	$1,294.5	$0.3	$—	$1,294.8
Payable to affiliates	216.4	62.3	57.5	(336.2)	—
Accrued expenses and other	54.1	363.2	5.6	(5.9)	417.0
Accrued taxes other than income	—	62.5	0.5	—	63.0
Current portion of long-term debt	—	46.4	0.3	—	46.7

Total current liabilities	270.5	1,828.9	64.2	(342.1)	1,821.5
Long-term debt	—	1,756.8	9.4	—	1,766.2
Deferred income taxes	2.0	298.6	(3.2)	—	297.4
Other long-term liabilities	—	174.0	0.2	—	174.2
Commitments and contingencies
COMMON STOCKHOLDERS’ EQUITY:
Common stock	0.9	—	0.1	(0.1)	0.9
Additional paid-in capital	1,711.1	1,247.1	1,639.1	(2,886.2)	1,711.1
Retained earnings	884.8	1,131.6	901.5	(2,033.1)	884.8

Total common stockholders’ equity	2,596.8	2,378.7	2,540.7	(4,919.4)	2,596.8

	$2,869.3	$6,437.0	$2,611.3	$(5,261.5)	$6,656.1

Premcor Inc. and Subsidiaries
Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2005
(unaudited, in millions)

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Premcor
Net sales and operating revenues	$—	$5,310.5	$10.6	$(12.6)	$5,308.5
Equity in earnings of affiliates	330.5	—	330.3	(660.8)	—
Expenses:
Cost of sales	—	4,413.0	—	(10.8)	4,402.2
Operating expenses	—	257.4	9.8	(1.8)	265.4
General and administrative expenses	0.1	64.7	0.4	—	65.2
Depreciation	—	22.2	0.5	—	22.7
Amortization	—	20.3	—	—	20.3
Refinery restructuring and other charges	—	0.6	—	—	0.6

	0.1	4,778.2	10.7	(12.6)	4,776.4
Operating income	330.4	532.3	330.2	(660.8)	532.1
Interest and finance expense	(0.7)	(27.4)	(0.3)	—	(28.4)
Interest income	1.3	5.3	0.3	—	6.9

Income from continuing operations before income taxes	331.0	510.2	330.2	(660.8)	510.6
Income tax provision	(1.6)	(176.6)	0.1	—	(178.1)

Income from continuing operations	329.4	333.6	330.3	(660.8)	332.5
Loss from discontinued operations, net of tax	—	(3.1)	—	—	(3.1)

Net income	$329.4	$330.5	$330.3	$(660.8)	$329.4

Premcor Inc. and Subsidiaries
Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2005
(unaudited, in millions)

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Premcor
Net sales and operating revenues	$—	$9,471.8	$21.1	$(20.1)	$9,472.8
Equity in earnings of affiliates	455.3	—	454.5	(909.8)	—
Expenses:
Cost of sales	—	8,034.5	—	(16.5)	8,018.0
Operating expenses	—	489.3	17.0	(3.6)	502.7
General and administrative expenses	0.1	106.1	0.8	—	107.0
Depreciation	—	48.0	1.1	—	49.1
Amortization	—	40.2	—	—	40.2
Refinery restructuring and other charges	—	4.7	—	—	4.7

	0.1	8,722.8	18.9	(20.1)	8,721.7
Operating income	455.2	749.0	456.7	(909.8)	751.1
Interest and finance expense	(0.7)	(57.4)	(0.6)	—	(58.7)
Interest income	1.9	8.1	0.3	—	10.3

Income from continuing operations before income taxes	456.4	699.7	456.4	(909.8)	702.7
Income tax provision	(1.8)	(241.6)	(0.1)	—	(243.5)

Income from continuing operations	454.6	458.1	456.3	(909.8)	459.2
Loss from discontinued operations, net of tax	—	(4.6)	—	—	(4.6)

Net income	$454.6	$453.5	$456.3	$(909.8)	$454.6

Premcor Inc. and Subsidiaries
Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2005
(unaudited, in millions)

		Consolidated	Other Non-Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Premcor
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$454.6	$453.5	$456.3	$(909.8)	$454.6
Adjustments:
Loss from discontinued operations	—	4.6	—	—	4.6
Depreciation	—	48.0	1.1	—	49.1
Amortization	—	44.4	—	—	44.4
Deferred income taxes	3.4	69.8	2.5	—	75.7
Stock-based compensation	—	8.3	—	—	8.3
Refinery restructuring and other charges	—	—	—	—	—
Equity in earnings of affiliates	(455.3)	—	(454.5)	909.8	—
Other, net	(1.4)	(3.7)	1.2	—	(3.9)
Cash provided by (reinvested in):
Accounts receivable, prepaid expenses and other	(0.2)	(19.7)	(3.4)	3.5	(19.8)
Inventories	—	(32.8)	—	—	(32.8)
Accounts payable, accrued expenses, taxes other than income and other	78.8	383.3	3.3	(3.5)	461.9
Affiliate receivables and payables	123.8	(118.3)	(5.5)	—	—

Net cash provided by operating activities of continuing operations	203.7	837.4	1.0	—	1,042.1
Net cash used in operating activities of discontinued operations	—	(3.2)	—	—	(3.2)

Net cash provided by operating activities	203.7	834.2	1.0	—	1,038.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	—	(313.3)	—	—	(313.3)
Expenditures for turnaround	—	(114.6)	—	—	(114.6)
Restricted cash and cash equivalents	—	(5.8)	—	—	(5.8)
Net (purchases) sales of short-term investments	(173.1)	13.9	(0.2)	—	(159.4)

Net cash used in investing activities	(173.1)	(419.8)	(0.2)	—	(593.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	3.1	—	—	—	3.1
Long-term debt and capital lease payments	—	(14.4)	(0.2)	—	(14.6)
Dividends paid to shareholders	(3.6)	—	—	—	(3.6)

Net cash used in financing activities	(0.5)	(14.4)	(0.2)	—	(15.1)

NET INCREASE IN CASH AND CASH EQUIVALENTS	30.1	400.0	0.6	—	430.7
CASH AND CASH EQUIVALENTS, beginning of year	0.9	230.5	1.9	—	233.3

CASH AND CASH EQUIVALENTS, end of year	$31.0	$630.5	$2.5	$—	$664.0

Premcor Inc. and Subsidiaries
Condensed Consolidating Balance Sheet
As of December 31, 2004
(in millions)

		Consolidated	Other Non-Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Premcor
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$0.9	$230.5	$1.9	$—	$233.3
Short-term investments	136.0	378.7	5.3	—	520.0
Restricted cash and cash equivalents	—	69.1	—	—	69.1
Accounts receivable	0.2	708.3	0.2	—	708.7
Receivable from affiliates	268.3	119.7	65.6	(453.6)	—
Inventories	—	772.6	—	—	772.6
Prepaid expenses and other	—	155.6	2.6	(2.4)	155.8
Deferred income taxes	—	69.5	5.4	—	74.9

Total current assets	405.4	2,504.0	81.0	(456.0)	2,534.4
Property, plant and equipment, net	—	2,846.5	61.6	—	2,908.1
Investments in affiliates	1,986.8	—	1,875.5	(3,862.3)	—
Goodwill	—	27.6	—	—	27.6
Other assets	—	219.5	—	—	219.5

	$2,392.2	$5,597.6	$2,018.1	$(4,318.3)	$5,689.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$—	$992.8	$0.6	$—	$993.4
Payable to affiliates	283.9	124.4	45.2	(453.5)	—
Accrued expenses and other	(24.7)	231.7	2.9	(2.4)	207.5
Accrued taxes other than income	—	70.5	(0.1)	—	70.4
Current portion of long-term debt	—	38.5	0.3	—	38.8

Total current liabilities	259.2	1,457.9	48.9	(455.9)	1,310.1
Long-term debt	—	1,779.1	9.6	—	1,788.7
Deferred income taxes	(1.4)	277.5	(0.3)	—	275.8
Other long-term liabilities	—	180.6	—	—	180.6
Commitments and contingencies	—	—	—	—	—
COMMON STOCKHOLDERS’ EQUITY:
Common stock	0.9	—	0.1	(0.1)	0.9
Additional paid-in capital	1,699.7	1,237.4	1,516.8	(2,754.2)	1,699.7
Retained earnings	433.8	665.1	443.0	(1,108.1)	433.8

Total common stockholders’ equity	2,134.4	1,902.5	1,959.9	(3,862.4)	2,134.4

	$2,392.2	$5,597.6	$2,018.1	$(4,318.3)	$5,689.6

Premcor Inc. and Subsidiaries
Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2004
(unaudited, in millions)

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Premcor
Net sales and operating revenues	$—	$3,573.0	$3.9	$(3.2)	$3,573.7
Equity in earnings of affiliates	133.2	—	133.2	(266.4)	—
Expenses
Cost of sales	—	3,036.5	—	(1.8)	3,034.7
Operating expenses	—	196.4	2.4	(1.3)	197.5
General and administrative expenses	—	43.3	0.2	(0.3)	43.2
Depreciation	—	23.7	0.2	—	23.9
Amortization	—	12.9	—	—	12.9
Refinery restructuring and other charges	—	4.7	—	—	4.7

	—	3,317.5	2.8	(3.4)	3,316.9
Operating income	133.2	255.5	134.3	(266.2)	256.8
Interest and finance expense	(0.1)	(34.8)	(0.4)	—	(35.3)
Loss on extinguishment of debt	—	(3.6)	—	—	(3.6)
Interest income	0.5	1.3	—	(0.2)	1.6

Income from continuing operations before income taxes	133.6	218.4	133.9	(266.4)	219.5
Income tax provision	(0.1)	(84.1)	(0.3)	—	(84.5)

Income from continuing operations	133.5	134.3	133.6	(266.4)	135.0
Loss from discontinued operations, net of tax	—	(1.5)	—	—	(1.5)

Net income	$133.5	$132.8	$133.6	$(266.4)	$133.5

Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2004
(unaudited, in millions)

			Other Non-
		Consolidated	Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Premcor

Net sales and operating revenues	$—	$6,124.1	$7.7	$(6.4)	$6,125.4
Equity in earnings of affiliates	183.0	—	183.0	(366.0)	—
Expenses
Cost of sales	—	5,272.9	—	(3.7)	5,269.2
Operating expenses	—	342.6	4.7	(2.8)	344.5
General and administrative expenses	0.1	65.4	0.2		65.7
Depreciation	—	41.2	0.6	—	41.8
Amortization	—	29.1	—	—	29.1
Refinery restructuring and other charges	—	9.3	—	—	9.3

	0.1	5,760.5	5.5	(6.5)	5,759.6
Operating income	182.9	363.6	185.2	(365.9)	365.8
Interest and finance expense	(0.3)	(65.9)	(0.7)	0.3	(66.6)
Loss on extinguishment of debt	—	(3.6)	—	—	(3.6)
Interest income	0.7	3.0	—	(0.4)	3.3

Income from continuing operations before income taxes	183.3	297.1	184.5	(366.0)	298.9
Income tax provision	(0.1)	(113.2)	(0.6)	—	(113.9)

Income from continuing operations	183.2	183.9	183.9	(366.0)	185.0
Loss from discontinued operations, net of tax	—	(1.8)	—	—	(1.8)

Net income	$183.2	$182.1	$183.9	$(366.0)	$183.2

Premcor Inc. and Subsidiaries
Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2004
(unaudited, in millions)

		Consolidated	Other Non-Guarantor		Consolidated
	Premcor	PRG	Subsidiaries	Eliminations	Premcor
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$183.2	$182.1	$183.9	$(366.0)	$183.2
Adjustments:
Loss from discontinued operations	—	1.8	—	—	1.8
Depreciation	—	41.2	0.6	—	41.8
Amortization	—	33.1	0.3	—	33.4
Deferred income taxes	0.1	93.4	8.3	(0.1)	101.7
Stock-based compensation	—	9.8	—	—	9.8
Refinery restructuring and other charges	—	(3.8)	—	—	(3.8)
Write-off of deferred financing costs	—	3.6	—	—	3.6
Equity earnings in affiliates	(183.0)	—	(183.0)	366.0	—
Other, net	(0.4)	5.5	1.1	0.3	6.5
CASH PROVIDED BY (REINVESTED IN):
Accounts receivable, prepaid expenses and other	2.2	103.0	(1.3)	(1.4)	102.5
Inventories	—	(54.4)	—	—	(54.4)
Accounts payable, accrued expenses, taxes other than income, and other	5.8	(131.1)	(1.5)	1.2	(125.6)
Affiliate receivables and payables	(16.4)	22.9	(6.5)	—	—
Cash and cash equivalents restricted for debt service	—	0.7	—	—	0.7

Net cash provided by operating activities of continuing operations	(8.5)	307.8	1.9	—	301.2
Net cash used in operating activities of discontinued operations	—	(2.4)	—	—	(2.4)

Net cash provided by operating activities	(8.5)	305.4	1.9	—	298.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	—	(133.8)	(0.1)	—	(133.9)
Expenditures for turnaround	—	(73.9)	—	—	(73.9)
Refinery acquisition expenditures	—	(874.8)	—	—	(874.8)
Net sales of short-term investments	(75.0)	121.5	(1.1)	—	45.4

Net cash used in investing activities	(75.0)	(961.0)	(1.2)	—	(1,037.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	400.0	—	—	400.0
Proceeds from issuance of common stock	493.0	—	—	—	493.0
Long-term debt and capital lease payments	—	(10.0)	—	—	(10.0)
Cash and cash equivalent restricted for debt repayment	—	(3.9)	—	—	(3.9)
Capital contributions, net	(394.6)	394.8	(0.2)	—	—
Deferred financing costs	—	(16.1)	—	—	(16.1)

Net cash provided by investing activities	98.4	764.8	(0.2)	—	863.0

NET INCREASE IN CASH AND CASH EQUIVALENTS	14.9	109.2	0.5	—	124.6
CASH AND CASH EQUIVALENTS, beginning of period	—	118.9	1.8	—	120.7

CASH AND CASH EQUIVALENTS, end of period	$14.9	$228.1	$2.3	$—	$245.3

16. Commitments and Contingencies
Legal and Environmental Liabilities
As a result of its normal course of business, the closure of two refineries, and continuing obligations related to previously owned retail operations (as disclosed in Note 11), the Company is party to certain legal proceedings and environmental-related obligations. As of June 30, 2005, the Company had accrued a total of approximately $90 million (December 31, 2004—$96 million), on primarily an undiscounted basis, for legal and environmental-related obligations. Should a development in any of these matters cause a change in our determination as to an unfavorable outcome and result in the need to recognize a material accrual, or should any of these matters result in a final adverse judgment or be settled for significant amounts in excess of our accrual, they could have a material adverse effect on the Company’s operating results, cash flows and financial position in the period or periods in which such change in determination, judgment or settlement occurs.
In addition to the specific matters discussed below, the Company also has been named in various other suits and claims. The Company believes that the ultimate resolution of these claims, to the extent not previously provided for, will not have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows. However, an adverse outcome of any one or more of these matters could have a material adverse effect on quarterly or annual operating results or cash flows.
Village of Hartford, Illinois Litigation . In May 2003, the Attorney General’s office for the State of Illinois filed a lawsuit against the Company and a former owner of the Hartford refinery for injunctive relief, cost recovery and penalties related to subsurface contamination in the area of the refinery and facilities owned by other companies. The case, entitled People of the State of Illinois, ex rel. v. The Premcor Refining Group, Inc. et al., is filed in the Circuit Court for the Third Judicial Circuit, Madison County, Illinois. The Attorney General’s office also sent notices to other companies with current or former operations in the area of the state’s intent to sue those companies as well. The lawsuit has been stayed while the Company discusses with the State implementing an assessment and remediation plan for the Hartford refinery site. Also, in the first quarter of 2004, an Administrative Order on Consent was signed by Premcor, two other potentially responsible parties, and the U.S. Environmental Protection Agency. This order requires the investigation of groundwater contamination and the development of a remedial solution for a portion of the Village of Hartford.
In July 2003, approximately 12 residents of the Village of Hartford, Illinois filed a lawsuit against the Company and a prior owner of the Hartford refinery alleging personal injury and property damage due to releases from the refinery and related pipelines. The plaintiffs are seeking class certification and unspecified damages. The case, entitled Sparks, et al. v. The Premcor Refining Group, Inc., et al. was removed to the United States District Court for the Southern District of Illinois. In the second quarter of 2004, plaintiffs filed an amended complaint in the United States District Court Southern District of Illinois. The amended complaint added new, non-diverse defendants, eliminated a cause of action for strict liability and added a new cause of action based on a negligence theory. The Company filed an answer to the amended complaint setting forth its defenses. The United States District Court also remanded the case to state court. The case is currently in the Circuit Court Third Judicial Circuit Madison County, Illinois, Case No. 03-L-1053 captioned Sparks, et al. v. The Premcor Refining Group, Inc. et al.
Also in the second quarter of 2004, two new lawsuits were served by residents in the Village of Hartford. The original complaints have since been amended. The two lawsuits are Bedwell, et al. v. The Premcor Refining Group, Inc., et al. in the Circuit Court Third Judicial Circuit Madison County, Illinois, Case No. 04-L-342 and Abert, et al. v. Alberta Energy Company, Ltd., et al. in the Circuit Court Third Judicial Circuit Madison County, Illinois, Case No. 04-L-354. Bedwell contains allegations substantially similar to Sparks . Bedwell includes a request for class certification similar to Sparks . No class certification has been granted in either case. Abert also raises allegations substantially similar to Sparks but on behalf of approximately 114 individually named plaintiffs against approximately 24 different defendants. The Company has filed responsive pleadings in both cases including defenses to plaintiffs’ claims.
Lawsuits by Residents of Port Arthur, Texas . During the fourth quarter of 2004, the Company received service of 13 lawsuits brought by residents in the area of Port Arthur, Texas alleging personal and pecuniary injuries caused by emissions from industrial facilities in the area. The Company was non-suited without prejudice in three of the lawsuits prior to filing an appearance. The cases have been consolidated into one lead case entitled Crystal Faulk, et al. v. Premcor Refining, et al. in the District Court of Jefferson County, Texas,

Case No. B-173,357. Consolidated petitions have been filed in the case which assert the claims of 142 plaintiffs, 85 of whom are alleging claims against the Company and others. The cases generally involve allegations of negligence per se , negligence, fraud, permanent nuisance, trespass and gross negligence.
Methyl-Tertiary Butyl Ether Products Liability Litigation. During the fourth quarter of 2003 and continuing, the Company has been named in approximately 51 cases, along with dozens of other companies, filed in approximately 15 states concerning the use of methyl-tertiary butyl ether, or MTBE. The cases contain allegations that MTBE is defective. The cases have been removed to federal court and consolidated in the Southern District of New York under the rules for Multi-District Litigation, or MDL. The cases are before the Judicial Panel on MDL Docket No. 1358, In Re: Methyl-Tertiary Butyl Ether Products Liability Litigation . The Company has filed or joined in responsive pleadings and has raised additional defenses to plaintiffs’ claims including those defenses based on the Company’s limited use of MTBE and its narrow geographical use.
Port Arthur: Enforcement. The Texas Commission on Environmental Quality, or TCEQ, conducted a site inspection of our Port Arthur refinery in the spring of 1998. In August 1998, the Company received a notice of enforcement alleging 47 air-related violations and 13 hazardous waste-related violations. The number of allegations was significantly reduced in an enforcement determination response from the TCEQ in April 1999. A follow-up inspection of the refinery in June 1999 concluded that only two alleged items remained outstanding, namely that the refinery failed to maintain the temperature required by our air permit at one of its incinerators and that five process wastewater sump vents did not meet applicable air emission control requirements. The alleged conditions that existed at the time have since changed. In May 2001, the TCEQ proposed an order covering some of the 1998 air and hazardous waste allegations and proposed the payment of a fine of $562,675 and the implementation of a series of technical provisions requiring corrective actions. The Company disputes the allegations and the proposed penalty, and negotiations with the TCEQ are ongoing.
The TCEQ conducted another inspection at our Port Arthur refinery on April 4, 2003. In August 2003, the Company received a notice of enforcement regarding that inspection alleging 46 air-related violations. The Company disputes the allegations and negotiations with the TCEQ are ongoing.
Blue Island: Class Action Matters. In October 1994, our Blue Island refinery experienced an accidental release of used catalyst into the air. In October 1995, a class action, Rosolowski v. Clark Refining & Marketing, Inc., et al., was filed against the Company seeking to recover damages in an unspecified amount for alleged property damage and non-permanent personal injury resulting from that catalyst release. The complaint underlying this action was later amended to add allegations of subsequent events that allegedly interfered with the use and enjoyment of neighboring property. In June 2000, our Blue Island refinery experienced an electrical malfunction that resulted in another accidental release of used catalyst into the air. Following the 2000 catalyst release, two cases were filed purporting to be class actions, Madrigal et al. v. The Premcor Refining Group Inc. and Mason et al. v. The Premcor Refining Group Inc. Both cases sought damages in an unspecified amount for alleged property damage and personal injury resulting from that catalyst release. Mason was voluntarily dismissed in 2004. Rosolowski and Madrigal have been consolidated for the purpose of conducting discovery, which is currently proceeding. Other single plaintiff cases regarding the same incidents are also pending. The cases are pending in Circuit Court of Cook County, Illinois.
People of the State of Illinois v. Clark Retail Enterprises, Inc. et al.; Circuit Court of Tazewell, Illinois . In this case the Illinois Attorney General’s office filed suit alleging violations of environmental standards and other common law actions arising from operations of a retail site in Morton, Illinois. The Company has filed a motion to dismiss the lawsuit and is in discussions with the Attorney General’s office and the Illinois EPA on disposition of the site.
Former Retail Sites Violation Notices. In the first quarter of 2004, the Company received 39 Violation Notices from the Illinois EPA as a result of remediation activities at 35 former retail sites in the State of Illinois. The notices do not contain any proposed penalties but penalties may be sought under the applicable law. The Company has responded to the Violation Notices and the Company is continuing the remediation work being performed at these sites.
Alleged Asbestos and Benzene Exposure . The Company, along with numerous other defendants, has been named in certain individual lawsuits alleging personal injury resulting from exposure to asbestos or benzene. A majority of the claims have been filed by employees of third party independent contractors who purportedly were exposed while performing services at our Hartford and Port Arthur refineries. Some of the cases are in the early stages of litigation. Substantive discovery has not yet been concluded. Therefore it is not possible at this time for the Company to quantify its exposure from these claims, but, based on currently available information, the Company does not believe that any liability resulting from the resolution of these matters will have a material adverse effect on its financial condition, results of operations and cash flows.
New Source Review Permit Issues. New Source Review requirements under the Clean Air Act apply to newly constructed facilities, significant expansions of existing facilities, and significant process modifications and require new major stationary sources and major modifications at existing major stationary sources to obtain permits, perform air quality analysis and install stringent air pollution control equipment at affected facilities. The EPA previously commenced an industry-wide enforcement initiative regarding New Source Review and other laws. The EPA initiative, which includes sending numerous refineries information requests pursuant to Section 114 of the Clean Air Act, appears to target many items that the industry has historically considered routine repair, replacement, maintenance or other activity exempted from the New Source Review requirements.
The Company has responded to information requests from the EPA regarding New Source Review compliance at our Port Arthur, Lima and Memphis refineries, all of which were purchased within the last ten years. The Company believes that any costs to respond to New Source Review issues at those refineries prior to our purchase are the responsibility of the prior owners and operators of those facilities.
At the Memphis refinery, under the purchase agreement, the Company is responsible for any costs it incurs for capital improvements arising out of EPA Section 114 proceedings. The Memphis refinery has installed advanced pollution controls that reduced the amount of additional control equipment that may be required. Williams has retained responsibility for any penalties that may arise due to non-compliance.
Environmental matters are as follows:
Port Arthur, Lima, Memphis and Delaware City Refineries. The original refineries on the sites of the Port Arthur and Lima refineries began operating in the late 1800s and early 1900s, prior to modern environmental laws and methods of operation. There is contamination at these sites, which the Company believes will be required to be remediated. Under the terms of the 1995 purchase of the Port Arthur refinery, Chevron Products Company, the former owner, generally retained liability for all required investigation and remediation relating to pre-purchase contamination discovered by June 1997, except with respect to certain areas on or around active processing units, which are the Company’s responsibility. Less than 200 acres of the 3,600-acre refinery site are occupied by active processing units. Extensive due diligence efforts prior to the Company’s acquisition and additional investigation after the acquisition documented contamination for which Chevron is responsible. In June 1997, the Company entered into an agreed order with Chevron and the Texas Commission on Environmental Quality, or TCEQ, that incorporates the contractual division of the remediation responsibilities for certain assets into an agreed order. The Company has recorded a liability for its portion of the Port Arthur remediation.
Under the terms of the purchase of the Lima refinery, BP, the former owner, indemnified the Company, subject to certain time and dollar limits, for all pre-existing environmental liabilities, except for contamination resulting from releases of hazardous substances in or on sewers, process units, storage tanks and other equipment at the refinery as of the closing date, but only to the extent the presence of these hazardous substances was a result of normal operations of the refinery and does not constitute a violation of any environmental law.
Although the Company is not primarily responsible for the majority of the currently required remediation of these sites, the Company may become jointly and severally liable for the cost of investigating and remediating a portion of these sites in the event that Chevron or BP fails to perform the remediation. In such an event, however, the Company believes it would have a contractual right of recovery from these entities. The cost of any such remediation could be substantial and could have a material adverse effect on the Company’s financial position.
The Memphis refinery was constructed in 1941 and also has contamination on the property. An order was originally issued in 1998 by the Tennessee Department of Environment and Conservation (TDEC) Division of Solid Waste Management to MAPCO Petroleum, Inc. (the owner of the refinery prior to Williams). This order addresses groundwater remediation of light non-aqueous phase liquids and dissolved phase hydrocarbons underlying the refinery. Williams has agreed, subject to the limitations described below, to indemnify the

Company against all environmental liabilities incurred as a result of a breach of their environmental representations and as a result of environmental related matters (1) known by them prior to the closing but not disclosed to the Company and (2) not known by them prior to the closing. The Company is responsible for all other environmental liabilities, including various pending clean-up and compliance matters. The Company recorded a liability for various on-going remediation matters as part of the acquisition accounting. Any claims made by the Company against Williams for environmental liabilities must be made within seven years. Williams obtained, at their expense, a ten-year fully pre-paid $50 million environmental insurance policy in support of this obligation covering unknown and undisclosed liabilities for the period of time prior to the acquisition. The insurance policy provides for a $25 million (with a $5 million limit for third party claims for offsite non-owned locations) limit per incident, with a $25 million aggregate limit and a self-insured retention of $250,000 per incident. The maximum amount the Company can recover for environmental liabilities is limited to $50 million from Williams plus any amounts provided under the insurance policy. Williams has also agreed to indemnify the Company against breaches of their representations and from liabilities arising from the ownership and operation of the assets (other than environmental liabilities) prior to the closing, but the liability of the sellers will be subject to a $5 million deductible and a maximum liability of $50 million. In addition, Williams has agreed to indemnify the Company for any fines and penalties that result from Williams’ operations or ownership.
The Delaware City purchase agreement provides that, subject to certain limitations, the seller shall indemnify the Company against certain environmental liabilities and costs to the extent related to, arising out of, resulting from, or occurring during the ownership, operation or use of the refinery assets prior to the closing. Conversely, the Company has agreed to indemnify the seller against environmental liabilities and costs to the extent related to, arising out of, resulting from, or occurring during the period of time after the closing. These indemnities are generally subject to a cap of $50 million, with the exception of certain matters, including outstanding consent orders involving, and ongoing cleanup projects at the refinery, which are subject to an aggregate cap of $800 million. In addition, the Company has agreed to assume responsibility under an existing consent order which requires the installation of air pollution control technology to the refinery’s coker and fluid catalytic cracker. There can be no assurances that the seller will satisfy its obligations under this agreement, or that significant liabilities will not arise with respect to the matters the Company has assumed or for which the Company is indemnifying the seller.
There can be no assurances that these environmental liabilities and/or costs or expenditures to comply with environmental laws will not have a material adverse effect on the Company’s current or future financial condition, results of operations, and cash flow.
Blue Island Refinery Decommissioning and Closure. In January 2001, the Company ceased refining operations at its Blue Island refinery. The decommissioning of the facility is complete. The Company has been in discussions with state and local governmental agencies concerning remediation of the site and entered into a consent order setting forth the agreement for investigation of the site. The Company has recorded a liability for the environmental remediation of the refinery site based on costs that are reasonably foreseeable at this time, taking into consideration studies performed in conjunction with the insurance policies discussed below. In 2002, the Company obtained environmental risk insurance policies covering the Blue Island refinery site. This insurance program allows the Company to quantify and, within the limits of the policies, cap its cost to remediate the site, and provide insurance coverage from future third party claims arising from past or future environmental releases. The remediation cost overrun policy has a term of ten years and, subject to certain exceptions and exclusions, provides $25 million in coverage in excess of a self-insured retention amount of $26 million. The pollution legal liability policy provides for $25 million in aggregate coverage in excess of a $100,000 deductible per incident. The responsibility for the dismantling and environmental remediation of the refinery’s above ground assets had been assumed by a third party in connection with its purchase of the assets for resale. The third party has defaulted on its obligation and the Company recorded a liability of $4.1 million in the fourth quarter of 2003 to provide for its estimated cost to dismantle and remediate the remaining above ground refinery equipment. The project is currently underway and is expected to be completed in 2005.
Hartford Refinery Closure. In September 2002, the Company ceased refining operations at its Hartford refinery. In the fourth quarter of 2002, the Company completed the removal of hydrocarbons, catalyst and chemicals from the refinery processing units. The Company has recorded a liability for the environmental remediation of the refinery site based on costs that are reasonably foreseeable at this time, and the Company is also currently in discussions with state governmental agencies concerning environmental remediation of the site.

Former Retail Sites. In 1999, the Company sold its former retail marketing business, which it operated over a number of years at a total of 1,150 sites. During the course of operations of these sites, releases of petroleum products from underground storage tanks occurred. Federal and state laws require that contamination caused by such releases be assessed and remediated to meet applicable standards. The enforcement of the underground storage tank regulations under the Resource Conservation and Recovery Act has been delegated to the states that administer their own underground storage tank programs. The Company’s obligation to remediate such contamination varies, depending upon the extent of the releases and the stringency of the laws and regulations of the states in which the releases were made. A portion of these remediation costs may be recoverable from the appropriate state underground storage tank reimbursement fund once the applicable deductible has been satisfied. The 1999 sale included approximately 670 sites, 225 of which had no known preclosure contamination, 365 of which had known preclosure contamination of varying extent, and 80 of which had been previously remediated. The Company and the purchaser of the retail division assumed certain preclosure environmental obligations. The bankruptcy discussed below may have an effect on these obligations.
In connection with the 1999 sale, the Company assigned approximately 170 leases and subleases of retail stores to the purchaser of its retail division, Clark Retail Enterprises, Inc., or CRE. The Company, subject to certain defenses, remained jointly and severally liable for CRE’s obligations under approximately 150 of these leases, including payment of rent and taxes. The Company may also be contingently liable for environmental obligations at these sites. In October 2002, CRE and its parent company, Clark Retail Group, Inc., filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In bankruptcy hearings throughout 2003, CRE rejected, and subject to certain defenses, the Company became primarily obligated for, approximately 36 of these leases. During the third quarter of 2003, CRE conducted an orderly sale of its remaining retail assets, including most of the leases and subleases previously assigned by the Company to CRE except those that were rejected by CRE. The primary obligation under the non-rejected leases and subleases was transferred in the CRE sale process to various unrelated third parties; however, the Company, subject to certain defenses, will likely remain jointly and severally liable on the assigned leases.
Of the remaining 478 former retail sites not sold in the 1999 transaction described above, the Company has sold all but 4 stores. The Company is actively seeking to sell these remaining properties. The Company generally retained the remediation obligations for sites that were sold with presale contamination. Typically, the Company agreed to retain liability for all of these sites until an appropriate state regulatory agency issued a letter indicating that no further remedial action is necessary. However, these letters are subject to revocation if it is later determined that contamination exists at the properties, and the Company would remain liable for the remediation of any property for which a letter was received and subsequently revoked. The Company is currently involved in the active remediation of approximately 108 of the former retail sites that were not sold in the 1999 transaction.
During the period from the beginning of 1999 through June 30, 2005, the Company expended approximately $26 million to satisfy all the environmental cleanup obligations of the former retail marketing business and, as of June 30, 2005, had $21.0 million accrued to satisfy those obligations in the future.
A portion of the $21.0 million liability discussed above was established pursuant to an environmental indemnity agreement with CRE in connection with the 1999 sale of retail assets. The environmental indemnity obligation as it relates to the CRE retail properties was not extended to the buyers of CRE’s retail assets in the recent bankruptcy proceedings.
Former Terminals. In December 1999, the Company sold 15 refined product terminals to a third party, but retained liability for environmental matters at four terminals and, with respect to the remaining eleven terminals, the first $250,000 per year of environmental liabilities until December 2005 up to a maximum of $1.5 million. In 2004, these terminals were sold to another third party except for the Hammond, Indiana terminal which the Company repurchased and continue to retain responsibility for most environmental matters.
Other Memphis Related Assets. On February 18, 1998, TDEC Division of Solid Waste Management issued an order to Truman Arnold Company Memphis Terminal (prior owner) to address increasing levels of petroleum in groundwater underlying the Riverside Terminal facility. The Company has been working with TDEC to continue remediation of the groundwater. A non-hazardous land farm was operated at the Memphis refinery up until February 2002, most recently for disposal of catalyst from the Poly Unit. The cost to close the land farm in accordance with the permit’s closure procedures is not material.

Environmental Product Standards
The Environmental Protection Agency, or EPA, has promulgated regulations under the Clean Air Act that establish stringent sulfur content specifications for gasoline and diesel fuel designed to reduce air emissions from the use of these products. The Company expects to incur, in the aggregate, approximately $780 million, of which $512.8 million has been incurred as of June 30, 2005, in order to comply with environmental regulations related to the new stringent sulfur content specifications. Future revisions to the current cost estimates may be necessary as the Company continues to finalize its engineering and procurement plans. Additionally, the increase in worldwide prices and demand for steel and equipment may also require the Company to further revise its estimates. Information related to the expected expenditures in relation to these new regulations is shown below.

		Total	Remaining
		Expenditures	Expenditures
	Total Estimated	Incurred	at June 30,
	Expenditures	To-Date	2005
Gasoline low-sulfur standards	$345.0	$336.1	$8.9
Diesel low-sulfur standards	435.0	176.7	258.3

Total	$780.0	$512.8	$267.2

As of June 30, 2005, the Company had outstanding contractual commitments of $165.5 million related to the design and construction activity at the refineries for the gasoline and diesel low-sulfur standards compliance.
17. Subsequent Events
On July 26, 2005, the Board of Directors declared a dividend of $0.02 per share payable on September 15, 2005 to all stockholders of record on August 29, 2005.